Exhibit (a)-(1)

PROXY STATEMENT OF THE COMPANY

June 8, 2016

Shareholders of Ku6 Media Co., Ltd.
Re: Notice of Extraordinary General Meeting of Shareholders

Dear Shareholder:

You are cordially invited to attend an extraordinary general meeting of shareholders of Ku6 Media Co., Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), to be held on July 8, 2016 at 10:00 a.m. (Hong Kong time). The meeting will be held at the offices of Davis Polk & Wardwell, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong. The accompanying notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be acted on at the extraordinary general meeting, including at any adjournment thereof.

The Company entered into an agreement and plan of merger, dated as of April 5, 2016, with Shanda Investment Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and Ku6 Acquisition Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”). Such agreement and plan of merger and, as the context requires, such agreement and plan of merger as may be amended from time to time, are referred to herein as the “Merger Agreement.” Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company (the “Surviving Company”) and becoming a wholly owned subsidiary of Parent. The purpose of the extraordinary general meeting is for you and the other shareholders of the Company to consider and vote upon a proposal to authorize and approve the Merger Agreement and the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) in connection with the Merger (the “Plan of Merger”), and the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”), including the Merger. Copies of the Merger Agreement and the Plan of Merger are attached as Annex A and Annex B, respectively, to the accompanying proxy statement.

Merger Sub was formed solely for the purpose of the Merger. Under our amended and restated memorandum and articles of association, holders of our ordinary shares, par value US$0.00005 per share (each, a “Share”) are entitled to one vote per Share. As of the date of the accompanying proxy statement, Parent beneficially owns 3,334,694,602 Shares (including Shares represented by the Company’s American depositary shares (“ADSs”), each representing 100 Shares), representing approximately 69.9% of the Company’s issued and outstanding Shares that are entitled to vote at the extraordinary general meeting, which is more than the two-thirds majority necessary to approve a special resolution of the shareholders of the Company as required under Cayman Islands law to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. As a result, Parent will indirectly hold sufficient votes to adopt the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the extraordinary general meeting. If the Merger is completed, the Company will continue its operations as a privately held company and will be beneficially owned by Parent, and, as the result of the Merger, the Company’s ADSs will no longer be listed on the NASDAQ Global Market (“NASDAQ”) and the ADS program for the Shares will terminate.

If the Merger is completed, each Share issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist and will be converted into and exchanged for the right to receive US$0.0108 and each issued and outstanding ADS will represent the right to surrender one ADS in exchange for US$1.08 (less the US$0.05 per ADS cancellation fee payable pursuant to the terms of the deposit agreement, dated as of February 8,

2005, among the Company, Citibank, N.A. (the “ADS Depositary”), and the holders and beneficial owners of ADSs issued thereunder (as amended, the “Deposit Agreement”)), in each case, in cash, without interest and net of any applicable withholding taxes. Notwithstanding the foregoing, if the Merger is completed, the following Shares (including Shares represented by ADSs) will be cancelled and cease to exist at the effective time of the Merger (the “Effective Time”) but will not be converted into the right to receive the consideration described in the immediately preceding sentence:

(a)	the Shares beneficially owned by Parent, any Shares held by the Company or any of its subsidiaries and any Shares held by the ADS Depositary and reserved for issuance and allocation pursuant to the Company’s equity compensation plans, in each case, immediately prior to the Effective Time (collectively, the “Excluded Shares”), which will be cancelled without payment of any consideration or distribution therefor;

(b)	restricted Shares issued by the Company, whether or not the restrictions with respect thereto have lapsed (“Restricted Shares”), each of which will be cancelled at the Effective Time and thereafter represent only the right to receive the issuance of restricted shares in the Surviving Company in accordance with the Merger Agreement; and

(c)	Shares owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenters’ rights under the Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised) (the “Cayman Islands Companies Law”), which will be cancelled and will entitle the former holders thereof to receive the fair value thereon in accordance with such holder’s dissenters’ rights under the Cayman Islands Companies Law.

In addition to the foregoing, at the Effective Time, each option to purchase Shares, whether vested or unvested (each, an “Option”), that is issued and outstanding immediately prior to the Effective Time, will be cancelled. In exchange for each cancelled Option, the former holder of such Option will be paid in cash, without interest and net of any applicable withholding taxes, by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time, an amount equal to the product of (a) the total number of Shares underlying such Option immediately prior to the Effective Time multiplied by (b) the excess of US$0.0108 over the exercise price payable per Share under such Option. If the exercise price per Share underlying such Option is equal to or greater than US$0.0108, such Option will be cancelled without any payment therefor.

At the Effective Time, each of the Restricted Shares (including Restricted Shares represented by ADSs and award grants for unissued Restricted Shares), whether or not the restrictions with respect thereto have lapsed, that is issued and outstanding immediately prior to the Effective Time, will be cancelled. In exchange for each cancelled Restricted Share or award grant therefor, the former holder will receive awards for the number of restricted shares in the Surviving Company (the “Surviving Company Restricted Shares”) equal to the product of (a) a fraction, the numerator of which is the total amount of Restricted Shares (or awards therefor) that were outstanding and held by such holder as of immediately prior to the Effective Time and the denominator of which is the total amount of Shares (calculated on a fully-diluted basis) outstanding as of immediately prior to the Effective Time multiplied by (b) the total amount of ordinary shares in the Surviving Company (calculated on a fully-diluted basis) outstanding at the Effective Time. The terms and conditions of the Surviving Company Restricted Shares shall otherwise remain the same as the terms and conditions of the Restricted Shares exchanged therefor.

A special committee (the “Special Committee”) of the board of directors of the Company (the “Board”), composed solely of directors who are unaffiliated with Parent or any member of the management of the Company, reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Special Committee, after due consideration, unanimously (a) determined that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interest of the Company and its unaffiliated security holders, (b) approved and declared advisable the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (c) recommended that the Board authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

At a meeting on April 5, 2016, the Board, acting upon the unanimous recommendation of the Special Committee, unanimously (a) determined that it is fair to, advisable and in the best interests of the Company and its unaffiliated security holders to consummate the Transactions, including the Merger, (b) authorized and approved the

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execution, delivery and performance of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (c) resolved to recommend in favor of the authorization and approval of the Merger Agreement and the Plan of Merger and the consummation of the Transactions, including the Merger, to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted to a vote of the shareholders of the Company for authorization and approval.

The Board unanimously recommends that you vote FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the proposal to authorize the directors to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

In considering the recommendation of the Special Committee and the Board, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the shareholders generally. In particular, Mr. Feng Gao, our chairman and chief executive officer, Mr. Robert Chiu, our director, Mr. Mingfeng Chen, our director, and Mr. Jason (Zhensong) Ma, our director and acting chief financial officer (together with Mr. Feng Gao, Mr. Robert Chiu and Mr. Mingfeng Chen, the “Affiliated Directors”), are affiliated with the Buyer Group. As of the date of this notice, none of the Affiliated Directors owned any Shares or ADSs of the Company other than certain outstanding Options and award grants for unissued Restricted Shares. All of the Restricted Shares owned by the Affiliated Directors will be cancelled at the Effective Time and the Affiliated Directors will only receive in exchange therefor awards for Surviving Company Restricted Shares on the terms described above.

The accompanying proxy statement provides detailed information about the Merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the United States Securities and Exchange Commission (the “SEC”), which are available for free at the SEC’s website at www.sec.gov.

Regardless of the number of Shares that you own, your vote is very important. The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are authorized and approved by a special resolution representing an affirmative vote of shareholders holding two-thirds or more of the votes represented by the Shares (including Shares represented by ADSs) present and voting in person or by proxy as a single class at the extraordinary general meeting.

Voting at the extraordinary general meeting will take place by poll voting, as the chairman of the Board has undertaken to demand poll voting at the meeting. Whether or not you plan to attend the extraordinary general meeting, please complete the accompanying proxy card, in accordance with the instructions set forth on the proxy card, as promptly as possible. The deadline to lodge your proxy card is July 7, 2016 at 10:00 a.m. (Hong Kong time).

Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are held of record by a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name. If you submit a signed proxy card without indicating how you wish to vote, the Shares represented by your proxy card will be voted FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the proposal to authorize the directors to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

As the record holder of the Shares represented by ADSs, the ADS Depositary will endeavor to vote (or will endeavor to cause the vote of) the Shares it holds on deposit at the extraordinary general meeting in accordance with

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the voting instructions timely received from holders of ADSs at the close of business in New York City on June 9, 2016 (the “ADS Record Date”). The ADS Depositary must receive such instructions no later than 10:00 a.m. (New York City time) on July 6, 2016. The ADS Depositary has advised us that, pursuant to Section 4.10 of the Deposit Agreement, it will not vote or attempt to exercise the right to vote any Shares other than in accordance with signed voting instructions from the relevant ADS holder and, accordingly, Shares represented by ADSs for which no timely voting instructions are received by the ADS Depositary will not be voted. Notwithstanding the foregoing, pursuant to the Deposit Agreement, if the ADS Depositary timely receives voting instructions from a holder of ADSs that fail to specify the manner in which the ADS Depositary is to vote the Shares represented by such ADSs, the ADS Depositary will deem such holder to have instructed the ADS Depositary to vote in favor of the items set forth in the voting instructions. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

Holders of ADSs will not be able to attend the extraordinary general meeting unless they cancel their ADSs and become holders of Shares prior to the close of business in the Cayman Islands on June 27, 2016, (the “Share Record Date”). ADS holders who wish to cancel their ADSs need to make arrangements to deliver the ADSs (or to the extent ADSs are certificated, the certificates evidencing such ADSs) to the ADS Depositary for cancellation before 10:00 a.m. (New York City time) on June 23, 2016 together with (a) delivery instructions for the corresponding Shares (including the name and address of the person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fee (US$0.05 per ADS to be cancelled) and any applicable taxes payable pursuant to the Deposit Agreement and (c) a certification that the ADS holder either (i) held the ADSs as of the ADS Record Date and has not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled, or has given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting or (ii) did not hold the ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, please contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS Depositary will arrange for Citibank N.A.-Hong Kong, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of Shares, Royal Bank of Canada Trust Company (Cayman) Limited, to issue and mail a certificate to your attention. If the Merger is not completed, the Company would continue to be a public company in the United States. Shares are not listed and cannot be traded on any stock exchange other than the NASDAQ, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the Merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs and applicable share transfer taxes (if any) and related charges payable pursuant to the Deposit Agreement.

Shareholders who elect to dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote for the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenters’ rights, which is attached as Annex D to the accompanying proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as or less than the merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF

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MEMBERS, CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE CORRESPONDING SHARES) BEFORE 10:00 A.M. (NEW YORK CITY TIME) ON JUNE 23, 2016 AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON THE SHARE RECORD DATE. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE UNITED STATES. SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NASDAQ, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs AND APPLICABLE SHARE TRANSFER TAXES (IF ANY) AND RELATED CHARGES PAYABLE PURSUANT TO THE DEPOSIT AGREEMENT.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.

If you have any questions or need assistance in voting your Shares or ADSs, you can contact our Investor Relations Manager, Ms. Wendy Xuan, at +86-10-5758-6819 or at ir@ku6.com.

Thank you for your cooperation and continued support.

Sincerely,	Sincerely,
/s/ Qingmin Dai	/s/ Feng Gao
Qingmin Dai	Feng Gao
Chairman of the Special Committee	Chairman of the Board

The accompanying proxy statement is dated June 8, 2016, and is first being mailed to the Company’s shareholders and ADS holders on or about June 17, 2016.

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KU6 MEDIA CO., LTD.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON July 8, 2016

Dear Shareholder:

Notice is hereby given that an extraordinary general meeting of the shareholders of Ku6 Media Co., Ltd. (referred to herein alternately as the “Company,” “us,” “we” or other terms correlative thereto), will be held on July 8, 2016 at 10:00 a.m. (Hong Kong time) at the offices of Davis Polk & Wardwell, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong.

Only registered holders of ordinary shares of the Company, par value US$0.00005 per share (each, a “Share”), at the close of business in the Cayman Islands on June 27, 2016 (the “Share Record Date”) or their proxy holders are entitled to vote at this extraordinary general meeting or any adjournment thereof. At the extraordinary general meeting, you will be asked to consider and vote upon the following resolutions:

•	as special resolutions:

THAT the Agreement and Plan of Merger, dated as of April 5, 2016 (as may be amended from time to time, the “Merger Agreement”), among the Company, Shanda Investment Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and Ku6 Acquisition Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”) (the Merger Agreement being in the form attached as Annex A to the accompanying proxy statement and to be produced and made available for inspection at the extraordinary general meeting), the plan of merger (the “Plan of Merger”) required to be registered with the Registrar of Companies in the Cayman Islands (the Plan of Merger being in the form attached as Annex B to the accompanying proxy statement and to be produced and made available for inspection at the extraordinary general meeting) in order to give effect to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company (the “Surviving Company”) and becoming a wholly owned subsidiary of Parent (the “Merger”), and any and all transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”), including the Merger, be authorized and approved;

THAT the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; and

•	if necessary, as an ordinary resolution:

THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Please refer to the accompanying proxy statement, which is attached to and made a part of this notice. A list of the Company’s shareholders will be available at its principal executive offices at Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.

After careful consideration and acting upon the unanimous recommendation of a special committee of the Board (the “Special Committee”), composed solely of directors who are unaffiliated with Parent or any member of the management of the Company, the Board unanimously (a) determined that it is fair to, advisable and in the best interests of the Company and its shareholders and ADS holders, other than Parent and its affiliates, to consummate the Transactions, including the Merger, (b) authorized and approved the execution, delivery and performance of the Merger Agreement, the Plan of Merger, and (c) resolved to recommend in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of

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the Transactions, including the Merger, be submitted to a vote of the shareholders of the Company for authorization and approval. The Board unanimously recommends that you vote:

•	FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

•	FOR the proposal to authorize the directors to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; and

•	FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Regardless of the number of Shares that you own, your vote is very important. The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are authorized and approved by a special resolution representing an affirmative vote of shareholders holding two-thirds or more of the votes represented by the Shares (including Shares represented by ADSs) present and voting in person or by proxy as a single class at the extraordinary general meeting.

Even if you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. To be valid, your proxy card must be completed, signed and returned to the Company’s offices at Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China, Attention: General Counsel, no later than July 7, 2016 at 10:00 a.m. (Hong Kong time). The proxy card is the “instrument of proxy” as referred to in the Company’s articles of association. Voting at the extraordinary general meeting will take place by poll voting as the chairman of the Board has undertaken to demand poll voting at the meeting. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card.

Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.

If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted.

When proxies are properly dated, executed and returned by holders of Shares, the Shares they represent will be voted at the extraordinary general meeting in accordance with the instructions of the shareholders. If no specific instructions are given by such shareholders, such Shares will be voted “FOR” the proposals as described above, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

If you own ADSs as of the close of business in New York City on June 9, 2016 (the “ADS Record Date”) (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct Citibank, N.A., in its capacity as the ADS depositary (the “ADS Depositary”) how to vote the Shares underlying your ADSs. The ADS Depositary must receive your instructions no later than 10:00 a.m. (New York City time) on July 6, 2016 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

Alternatively, if you own ADSs, you may vote at the extraordinary general meeting directly if you cancel your ADSs and become a registered holder of the Shares underlying your ADSs prior to the close of business in the Cayman Islands on June 27, 2016, the Share Record Date. If you wish to cancel your ADSs for the purpose of voting Shares directly, you need to make arrangements to deliver your ADSs to the ADS Depositary for cancellation before 10:00 a.m. (New York City time) on June 23, 2016 together with (a) delivery instructions for the corresponding Shares (including the name and address of the person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fee (US$0.05 per ADS to be cancelled) payable pursuant to the terms of the Deposit Agreement, dated as of February 8, 2005, among the Company, the ADS Depositary and the holders and beneficial owners of ADSs issued thereunder (as amended, the “Deposit Agreement”)) and any applicable taxes and (c) a certification that you either (i) held the ADSs as of the ADS Record Date and have not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled or have given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting or (ii) did not hold the ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, please contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to cancel the ADSs on your behalf.

Shareholders who dissent from the Merger will have the right to seek payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote is taken, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenters’ rights, which is attached as Annex D to the accompanying proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as or less than the merger consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF MEMBERS, CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE CORRESPONDING SHARES) BEFORE 10:00 A.M. (NEW YORK CITY TIME) ON JUNE 23, 2016 AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON THE SHARE RECORD DATE. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE UNITED STATES. SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NASDAQ, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs AND APPLICABLE SHARE TRANSFER TAXES (IF ANY) AND RELATED CHARGES PAYABLE PURSUANT TO THE DEPOSIT AGREEMENT.

PLEASE DO NOT SEND YOUR SHARE CERTIFICATES OR CERTIFICATES EVIDENCING ADSs AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE OR ADS CERTIFICATES.

If you have any questions or need assistance in voting your Shares or ADSs, you can contact our Investor Relations Manager, Ms. Wendy Xuan, at +86-10-5758-6819 or at ir@ku6.com.

The Merger Agreement, the Plan of Merger and the Merger are described in the accompanying proxy statement. Copies of the Merger Agreement and the Plan of Merger are included as Annex A and Annex B, respectively, to the accompanying proxy statement. We urge you to read the entire accompanying proxy statement carefully.

Notes:

1.	In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the joint holders. For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company.

2.	The instrument appointing a proxy must be in writing under the hand of the appointer or of his or her attorney duly authorized in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorized.

3.	A proxy need not be a member (registered shareholder) of the Company.

4.	The chairman of the extraordinary general meeting may at his or her discretion direct that a proxy card will be deemed to have been duly deposited where sent by email or telefax upon receipt of email or telefax confirmation that the signed original thereof has been sent. A proxy card that is not deposited in the manner permitted will be invalid.

5.	Votes given in accordance with the terms of a proxy card will be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share or Shares in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer was received by the Company at the principal executive offices of the Company at Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China at least two hours before the commencement of the extraordinary general meeting, or adjourned meeting at which such proxy is used.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Qingmin Dai
Qingmin Dai
Chairman of the Special Committee

June 8, 2016

PROXY STATEMENT

Dated June 8, 2016

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Ku6 Media Co., Ltd. can be voted at the extraordinary general meeting by submitting your proxy or contacting your broker, bank or other nominee.

If your shares are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares are voted at the extraordinary general meeting.

If your shares are registered in your name: submit your proxy as soon as possible by signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope, so that your shares can be voted at the extraordinary general meeting unless you appoint a person other than the chairman of the meeting as proxy, in which case the shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

If you submit your proxy card without indicating how you wish to vote, the shares represented by your proxy will be voted in favor of the resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as proxy, in which case the shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

If your ADSs are registered in the name of a broker, bank or other nominee: check the ADS voting instructions card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that the shares represented by your ADSs are voted at the extraordinary general meeting.

If your ADSs are registered in your name: submit your ADS voting instructions card as soon as possible in accordance with the instructions printed on such card, so that the shares represented by your ADSs can be voted at the extraordinary general meeting by the ADS Depositary, as the registered holder of the shares represented by your ADSs.

If you submit your ADS voting instructions card without indicating how you wish to vote, the shares represented by your ADSs will be voted in favor of the resolutions to be proposed at the extraordinary general meeting.

If you have any questions or need assistance in voting your shares or ADSs, you can contact our Investor Relations Manager, Ms. Wendy Xuan, at +86-10-5758-6819 or at ir@ku6.com.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities regulatory agency has approved or disapproved the transaction described in this proxy statement, passed upon the merits or fairness thereof, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

Page

Summary Term Sheet	1
Special Factors	10
Questions and Answers about the Extraordinary General Meeting and the Merger	53
Market Price of the Company’s ADSs, Dividends and Other Matters	59
The Extraordinary General Meeting	61
The Merger Agreement	68
Provisions for Unaffiliated Security Holders	83
Dissenters’ Rights	84
Financial Information	86
Transactions in Shares and ADSs	88
Security Ownership of Certain Beneficial Owners and Management of the Company	89
Future Shareholder Proposals	90
Cautionary Note Regarding Forward-Looking Statements	91
Where You Can Find More Information	93

FORM OF PROXY CARD

FORM OF DEPOSITARY’S NOTICE

FORM OF ADS VOTING INSTRUCTIONS CARD

ii

Summary Term Sheet

This “Summary Term Sheet” section highlights selected information contained in this proxy statement regarding the Merger (as defined below) and may not contain all of the information that may be important to your consideration of the Merger and other transactions contemplated by the Merger Agreement (as defined below). You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 93. In this proxy statement, the terms the “Company,” “us,” “we” or other terms correlative thereto refer to Ku6 Media Co., Ltd.. All references to “dollars” and “US$” in this proxy statement are to U.S. dollars, and all references to “RMB” in this proxy statement are to Renminbi, the lawful currency of the People’s Republic of China (the “PRC”).

The Parties Involved in the Merger (Page 35)

The Company

We currently operate and focus on our online video business. Ku6 Media Co., Ltd. is an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Buyer Group

Parent is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Shanda (as defined below). Ku6 Acquisition Company Limited, the Merger Sub, is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the Transactions contemplated by such agreements.

Shanda Media Limited (“Shanda Media Limited”) is a company incorporated under the laws of the British Virgin Islands and is wholly owned by Mr. Chen (as defined below). Premium Lead Company Limited (“Premium Lead”) is a company incorporated under the laws of the British Virgin Islands a 70% owned subsidiary of Shanda Media Limited. Shanda Interactive Entertainment Limited (“Shanda”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Premium Lead. Shanda Pictures Corporation (“Shanda Pictures”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent. Shanda Media Group Limited (formerly known as Shanda Music Group Limited) (“Shanda Media”) is a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Shanda Pictures. Shanda Group Pte. Ltd. (“Shanda Group”) is a private limited company incorporated under the laws of Singapore. Each of the other members of the Buyer Group (as defined below) is affiliated with Shanda Group. Mr. Tianqiao Chen (“Mr. Chen”) is a PRC citizen and owns 100% of the equity interest of Shanda Media Limited and is a director of each of the other corporate members of the Buyer Group (as defined below) and the Chairman and Chief Executive Officer of Shanda. Mr. Chen currently also serves as the Chairman and Chief Executive Officer of Shanda Group.

Mr. Feng Gao (“Mr. Gao”) has served as the chairman of the board of directors of the Company (“the Board”) since May 2015 and as president since December 2014, and acted as the Company’s senior vice president of strategic cooperation and the senior vice president of business development since September 2011. Mr. Robert Chiu (“Mr. Chiu”) has served on the Board since June 2013. Mr. Mingfeng Chen (“Mr. Mingfeng Chen”) has served on the Board since June 2015. Mr. Jason (Zhensong) Ma (“Mr. Ma”) has served on the Board and also as acting chief financial officer since May 2015.

Parent, Merger Sub, Shanda Media Limited, Premium Lead, Shanda, Shanda Pictures, Shanda Media, Shanda Group, Mr. Chen, Mr. Gao, Mr. Chiu, Mr. Mingfeng Chen and Mr. Ma are collectively referred to as the “Buyer Group”.

The Merger Agreement (Page 68)

The Company, Parent and Merger Sub entered into an agreement and plan of merger on April 5, 2016 (as may be amended from time to time, the “Merger Agreement”). Pursuant to the Merger Agreement, once the Merger Agreement is approved by the requisite vote of the shareholders of the Company and the other conditions to the completion of the transactions contemplated by the Merger Agreement and the plan of merger (the “Plan of Merger”) required to be registered with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) (the “Transactions”) are satisfied or waived in accordance with the terms thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company (the “Surviving Company”). You are being asked to vote upon a proposal to authorize and approve the Transactions, including the Merger.

Copies of the Merger Agreement and the Plan of Merger are attached as Annex A and Annex B, respectively, to this proxy statement. You should read the Merger Agreement and the Plan of Merger in their entirety because they, and not this proxy statement, are the legal documents that govern the Merger.

Merger Consideration (Page 68)

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the issued and outstanding ordinary shares, par value US$0.00005 per share (each, a “Share”) will be cancelled in exchange for the right to receive consideration of US$0.0108 in cash per Share, without interest (the “Per Share Merger Consideration”), net of any applicable withholding taxes, other than (i) the Shares (including Shares represented by American depositary shares (“ADSs”)) beneficially owned by Parent, any Shares (including Shares represented by ADSs) held by the Company or any of its subsidiaries and Shares (including Shares represented by ADSs) held by the Depositary (as defined below) and reserved for issuance and allocation pursuant to the Company’s equity compensation plans (collectively, the “Excluded Shares”), which will be cancelled without payment of any consideration or any distribution therefor, (ii) Restricted Shares (as defined below), each of which will be cancelled at the Effective Time and thereafter represent only the right to receive the issuance of restricted shares in the Surviving Company in accordance with the Merger Agreement, (iii) the Shares held by shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger in accordance with Section 238 of the Cayman Islands Companies Law (the “Dissenting Shares”), which will be entitled to receive only the payment resulting from the procedures set forth in Section 238 of the Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised) (the “Cayman Islands Companies Law”), and (iv) Shares represented by ADSs.

At the Effective Time, each outstanding ADS (other than any ADS that represents Excluded Shares or Restricted Shares), and the Shares represented by such ADS, will be cancelled in exchange for the right to receive consideration of US$1.08 in cash per ADS, without interest (the “Per ADS Merger Consideration”) (less the US$0.05 per ADS cancellation fee payable pursuant to the terms of the deposit agreement, dated as of February 8, 2005, among the Company, Citibank, N.A. (the “ADS Depositary”), and the holders and beneficial owners of ADSs issued thereunder (as amended, the “Deposit Agreement”)), net of any applicable withholding taxes.

At the Effective Time, each ordinary share, par value US$0.00005 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable ordinary share, par value US$0.00005 per share, of the Surviving Company, and such shares together with the Surviving Company Restricted Shares (as defined below), will constitute the only issued and outstanding share capital of the Surviving Company. As a result, current shareholders and ADS holders of the Company, other than the Buyer Group and the holders of the Surviving Company Restricted Shares, will no longer have any equity interest in, or be shareholders or ADS holders of, the Company upon completion of the Merger.

Treatment of Share Options (Page 42)

At the Effective Time, each option to purchase Shares, whether vested or unvested (each, an “Option”), that is outstanding and unexercised immediately prior to the Effective Time, will be cancelled. In exchange for each cancelled Option, the former holder of such Option will be paid in cash, without interest and net of any applicable withholding taxes, by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time, an amount equal to the product of (a) the total number of Shares underlying such Option immediately prior to the Effective Time multiplied by (b) the excess of US$0.0108 over the exercise price payable per Share underlying such Option. If the exercise price per Share of any such Option is equal to or greater than US$0.0108, such Option will be cancelled without any payment therefor.

Treatment of Restricted Shares (Page 42)

At the Effective Time, each of the restricted Shares (including restricted Shares represented by ADSs and award grants for unissued restricted shares), whether or not the restrictions with respect thereto have lapsed (“Restricted Shares”), that is issued and outstanding immediately prior to the Effective Time, will be cancelled. In exchange for each cancelled Restricted Share or award grant therefor, the former holder will receive awards for the number of restricted shares in the Surviving Company (the “Surviving Company Restricted Shares”) equal to the product of (a) a fraction, the numerator of which is the total amount of Restricted Shares (or awards therefor) that were outstanding and held by such holder as of immediately prior to the Effective Time and the denominator of which is the total amount of Shares (calculated on a fully-diluted basis) outstanding as of immediately prior to the Effective Time multiplied by (b) the total amount of ordinary shares in the Surviving Company (calculated on a fully-diluted basis) outstanding at the Effective Time. The terms and conditions of the Surviving Company Restricted Shares shall otherwise remain the same as the terms and conditions of the Restricted Shares exchanged therefor.

Purposes and Effects of the Merger (Page 36)

The purpose of the Merger is to enable Parent to acquire 89.7% ownership and control of the Company in a transaction in which the holders of Shares and ADSs (other than Excluded Shares, Restricted Shares, ADSs representing Excluded Shares and Restricted Shares, and the Dissenting Shares) will be cashed out in exchange for the Per Share Merger Consideration or the Per ADS Merger Consideration, as applicable. As a result of the treatment of Restricted Shares as set forth above, the holders of the Surviving Company Restricted Shares will retain the remaining 10.3% ownership of the Company, among which, Mr. Gao and Mr. Ma, with 266,720,000 and 166,700,000 unissued Restricted Shares, respectively, will retain 4.8% and 3.0% of the ownership of the Company. See “Special Factors—Purposes of and Reasons for the Merger” beginning on page 37 for additional information.

ADSs representing Shares are currently listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “KUTV.” It is expected that, following the consummation of the Merger, the Company will cease to be a publicly traded company and will instead become a private company beneficially owned by Parent. See “Special Factors—Effects of the Merger on the Company” beginning on page 38 for additional information.

Plans for the Company after the Merger (Page 39)

Following the completion of the Merger, Parent will indirectly own 89.7% of the equity interest in the Surviving Company. The Buyer Group anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that it will cease to be a publicly traded company and will instead be a wholly owned subsidiary of Parent.

 Following the completion of the Merger and the anticipated deregistration of the Shares and the ADSs, the Company will no longer be subject to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NASDAQ compliance and reporting requirements and the related direct and indirect costs and expenses.

Recommendations of the Special Committee and the Board (Page 15)

A special committee (the “Special Committee”) of the Board, composed solely of directors who are unaffiliated with Parent or any member of the management of the Company, reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Special Committee, after due consideration, unanimously:

•	determined that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interests of the Company and its unaffliated security holders,

•	approved and declared advisable the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and

•	recommended that the Board authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE AND APPROVE THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE TRANSACTIONS, INCLUDING THE MERGER, FOR THE PROPOSAL TO AUTHORIZE THE DIRECTORS TO DO ALL THINGS NECESSARY TO GIVE EFFECT TO THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE TRANSACTIONS, INCLUDING THE MERGER, AND FOR THE PROPOSAL TO ADJOURN THE EXTRAORDINARY GENERAL MEETING IN ORDER TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT PROXIES RECEIVED AT THE TIME OF THE EXTRAORDINARY GENERAL MEETING TO PASS THE SPECIAL RESOLUTIONS TO BE PROPOSED AT THE EXTRAORDINARY GENERAL MEETING.

For a detailed discussion of the material factors considered by the Special Committee and the Board in determining to recommend the approval of the Merger Agreement and the Plan of Merger and the approval of the Transactions, including the Merger, and in determining that the Merger is fair to and in the best interests of the Company and the unaffiliated security holders, see “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 15 and “Special Factors—Effects of the Merger on the Company—Primary Benefits and Detriments of the Merger” beginning on page 38 for additional information. The foregoing summary is qualified in its entirety by reference to these sections.

Position of the Buyer Group as to Fairness (Page 20)

The Buyer Group believes that the Merger is fair to the Company’s unaffiliated security holders, as defined in Rule 13e-3 of the Exchange Act. This belief is based upon the factors discussed under the section entitled “Special Factors—Position of the Buyer Group as to the Fairness of the Merger” beginning on page 21.

Financing of the Merger (Page 41)

The Company and Parent estimate that the total amount of funds necessary to complete the Transactions, including the Merger, will be approximately US$18.0 million, assuming no exercise of dissenters’ rights by shareholders of the Company. Parent expects to finance this amount with its cash at hand. See “Special Factors—Financing of the Merger” beginning on page 42 for additional information.

Opinion of Duff & Phelps, the Special Committee’s Financial Advisor (Page 26)

The Special Committee retained Duff & Phelps, LLC (“Duff & Phelps”) and Duff & Phelps Securities, LLC (“DPS”) to act as its independent financial advisor in connection with the Merger. At the meeting of the Special Committee on April 5, 2016, Duff & Phelps rendered its oral opinion, which was subsequently confirmed in writing, that, as of such date, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Duff & Phelps set forth in its opinion, the Per Share Merger Consideration or Per ADS Merger Consideration, as applicable, to be received in the Merger by holders of the Shares (other than holders of the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) or ADSs (other than ADSs representing the Excluded Shares and the Restricted Shares) is fair, from a financial point of view, to such holders. See “Special Factors—Opinion of Duff & Phelps, the Special Committee’s Financial Advisor” beginning on page 26 for additional information.

Interests of the Company’s Executive Officers and Directors in the Merger (Page 42)

In considering the recommendations of the Board, the Company’s shareholders should be aware that certain of the Company’s directors, executive officers and employees have interests in the transaction that are different from, and/or in addition to, the interests of the Company’s shareholders and ADS holders generally. These interests include, among others:

•	Mr. Feng Gao, our chairman and chief executive officer, Mr. Robert Chiu, our director, Mr. Mingfeng Chen, our director, and Mr. Jason (Zhensong) Ma, our director and acting chief financial officer, are affiliated with the Buyer Group;

•	the potential enhancement or decline of share value for Parent as a result of the Merger, and the future performance of the Surviving Company;

•	the cash-out of in-the-money Options and rollover of Restricted Shares held by the Company’s directors and executive officers, including members of the Special Committee (if any);

•	the continued indemnification rights, rights to advancement of fees and directors and officers liability insurance to be provided by the Surviving Company to current and former directors and officers of the Company;

•	the compensation of the members of the Special Committee in exchange for their services in such capacity at a rate of US$10,000 per month for the chairman of the Special Committee and US$7,000 per month for each other member of the Special Committee (in each case, the payment of which is not contingent upon the completion of the Merger or the Special Committee’s or the Board’s recommendation of the Merger); and

•	the potential continuation of service of the executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements, including equity compensation, with the Surviving Company.

•	The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters. See “Special Factors—Interests of Certain Persons in the Merger” beginning on page 42 for additional information.

No Solicitation of Acquisition Proposals (Page 75)

The Merger Agreement restricts the ability of the Company and its subsidiaries until the Effective Time or, if earlier, the termination of the Merger Agreement, to solicit or engage in discussions or negotiations with third parties regarding Acquisition Proposals (as defined in the section entitled “The Merger Agreement— Acquisition Proposals”). Subject to specified conditions and prior to obtaining the required shareholder authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, the Company may, however, provide information to a third party in response to an unsolicited proposal or offer regarding an Acquisition Proposals from a third party if the Board (acting only upon recommendation of the Special Committee) or the Special Committee reasonably believes (after consulting with its financial advisor and outside legal counsel) that the proposal or offer will constitute, or be expected to lead to, a Superior Proposal (as defined in the section entitled “The Merger Agreement— Acquisition Proposals”), and, in light of such Superior Proposal, that failure to do so would be inconsistent with its fiduciary duties under applicable law. See and read carefully “The Merger Agreement—Acquisition Proposals” beginning on page 75, respectively.

Conditions to the Merger (Page 79)

The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

•	the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, being authorized and approved by affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting; and

•	no court or governmental authority of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement then in effect which prohibits consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

•	the Company shall have performed in all material respects all of its obligations required under the Merger Agreement to be performed by it at or prior to the Effective Time;

•	the representations and warranties of the Company set forth in the Merger Agreement (a) with respect to corporate existence, power and authority, being true and correct in all respects (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all respects only as of such time), (b) with respect to capitalization, being true and correct in all respects (except for de minimis inaccuracies), and (c) with respect to all other matters, being true and correct (disregarding all “materiality” or “material adverse effect” qualifications contained herein), except where the failure of such representations and warranties in the case of clause (c) to be true and correct, individually or in the aggregate, would not constitute a material adverse effect, in each case as of the date of the Merger Agreement and as of the Effective Time (except to the extent expressly made as of a specific date, in which case as of such date);

•	Parent shall have received a certificates signed by an executive officer of the Company, certifying as to the satisfaction of the preceding conditions; and

•	no Company Material Adverse Effect shall have occurred since the date of the Merger Agreement.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

•	each of Parent and Merger Sub shall have performed in all material respects all of its obligations required under the Merger Agreement to be performed by it at or prior to the Effective Time;

•	the representations and warranties of Parent contained in the Merger Agreement (disregarding all materiality and material adverse effect qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, prevented or materially impaired the ability of Parent and Merger Sub to consummate the Transactions; and

•	the Company shall have received a certificate signed by an executive officer of Parent, certifying as to the satisfaction of the preceding conditions.

Termination of the Merger Agreement (Page 80)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

•	by mutual written agreement of the Company (upon the approval of the Special Committee) and Parent;

•	by either Parent or the Company, upon (each as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement”):

o	an End Date Termination Event (as defined below);

o	a Permanent Order Termination Event (as defined below); or

o	a No Requisite Company Vote Termination Event (as defined below);

•	by Parent, upon (each as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement”):

o	an Adverse Recommendation Change (as defined below); or

o	a Company Breach Termination Event (as defined below).

•	by Company, upon (each as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement”):

o	a Superior Proposal Termination Event (as defined below);

o	an Intervening Event Termination Event (as defined below);

o	a Parent Breach Termination Event (as defined below); or

o	a Parent Failure to Close Termination Event (as defined below).

Termination Fees and Reimbursement of Expenses (Page 81)

The Company is required to pay Parent a termination fee of US$1,500,000 in the event the Merger Agreement is terminated:

•	by Parent, upon (each as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement”):

o	a Company Breach Termination Event; or

o	an Adverse Recommendation Change.

•	by the Company, upon (each as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement”):

o	a Superior Proposal Termination Event; or

o	an Intervening Event Termination Event.

•	by the Company or Parent pursuant to an End Date Termination Event or a No Requisite Company Vote Termination Event (each as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement”), provided that (A) at the time of such termination, a bona fide Acquisition Proposal having been publicly announced or publicly made known, and not withdrawn and (B) within 12 months following the date of such termination, the Company shall have entered into a definitive agreement with respect to, or recommended to its shareholders, an Acquisition Proposal or an Acquisition Proposal shall have been consummated (provided that for purposes of this clause (B), each reference to “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”).

Parent is required to pay the Company a termination fee of US$3,000,000 in the event the Merger Agreement is terminated:

•	by the Company, upon (each as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement”):

o	a Parent and Merger Sub Breach Termination Event; or

o	a Parent Failure to Close Termination Event.

In the event that the Company or Parent fails to pay the applicable termination fee or any expenses when due and in accordance with the requirements of the Merger Agreement, the Company or Parent, as the case may be, is required to reimburse the other party for reasonable costs and expenses actually incurred or accrued by the other party (including fees and expenses of counsel) in connection with collection of such unpaid termination fee or any expenses, together with interest on the amount of any unpaid fee or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

Except as described above or as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such costs and expenses.

Regulatory Matters (Page 46)

The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the Merger other than the approvals, filings or notices required under the federal securities laws and the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Law) with the Cayman Registrar and, in the event the Merger becomes effective, a copy of the Certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of Merger published in the Cayman Islands Gazette.

Litigation Related to the Merger (Page 46)

We are not aware of any lawsuit that challenges the Merger Agreement, the Plan of Merger or any of the Transactions, including the Merger.

Accounting Treatment of the Merger (Page 46)

It is expected that the consolidated financial statements of the surviving merged entity would be a continuation of the consolidated financial statements of the Company, plus the assets and liabilities of Merger Sub. Accordingly, the Company’s assets and liabilities would be reflected in the consolidated financial statements of the surviving merged entity at their carrying values prior to the merger.

Market Price of the ADSs (Page 59)

The closing price of the ADSs on NASDAQ on January 29, 2016, the last trading date immediately prior to the Company’s announcement on February 1, 2016 that it had received a “going-private” proposal, was US$0.70 per ADS. The consideration of US$1.08 per ADS to be paid in the Merger represents a premium of approximately 54% over that closing price.

Fees and Expenses (Page 46)

Whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses except as otherwise provided in the Merger Agreement.

Remedies (Page 41)

The parties to the Merger Agreement may be entitled to the payment of a termination fee or the grant of specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity, subject to certain limitations as described under the section entitled “The Merger Agreement—Remedies and Limitation on Liabilities” beginning on page 81.

While the parties to the Merger Agreement may pursue both a grant of specific performance and monetary damages, upon payment of the applicable termination fee and certain expenses, the remedy of specific performance will not be available against the party paying such amount.

Special Factors

Background of the Merger

Events leading to the execution of the Merger Agreement described in this Background of the Merger primarily occurred in China. As a result, China Standard Time is used for all dates and times given.

Following the consummation of its investment in the Company, Shanda Interactive Entertainment Limited (“Shanda”), the sole indirect owner of Parent, has continuously evaluated the Company’s business, prospects and financial condition, market conditions and other developments and factors Shanda deemed relevant to the management of Shanda’s investment in the Company. Shanda believes the operating environment has changed in a significant manner since the Company’s initial public offering. There is greater domestic competition in many of the segments in which the Company operates. These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, Shanda is of the view that there is potential for considerably greater short- and medium-term volatility in the Company’s earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company’s business and a willingness to make business decisions focused on improving the Company’s long-term profitability. Shanda believes that these strategies would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company’s management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the public market’s valuation of the Company and its emphasis on short-term period-to-period performance.

On January 31, 2016, Shanda contacted Davis Polk & Wardwell (“Davis Polk”) to serve as its U.S. legal advisor in connection with any potential transaction involving the Company, and from time to time thereafter, representatives of Davis Polk reviewed certain publicly available information about the Company contained in the Company’s filings with the SEC and participated in various discussions with representatives of Shanda in order to assist Shanda in its ongoing preliminary evaluation of a potential transaction involving the Company.

On February 1, 2016, Shanda sent a preliminary non-binding proposal letter dated February 1, 2016 (the “Proposal Letter”) to the Board. In the Proposal Letter, Shanda indicated its interest in acquiring all of the Company’s outstanding Shares (including Shares represented by ADSs) not already owned by Shanda and its affiliates in a going private transaction for US$0.0108 per Share or US$1.08 per ADS (the “Proposed Transaction”). As of February 1, 2016, Shanda beneficially owned, in the aggregate, approximately 69.9% of the Company’s outstanding Shares. Shanda indicated in the Proposal Letter that the Proposed Transaction would be financed with cash at hand and that it did not intend to sell its stake in the Company to any third party. On the same day, the Company issued a press release announcing its receipt of the Proposal Letter. On February 2, 2016, Shanda filed a Schedule 13D with the SEC announcing its proposal to acquire all of the outstanding Shares (including Shares represented by ADSs) not already owned by Shanda and its affiliates in a going private transaction for US$0.0108 per Share or US$1.08 per ADS.

On February 2, 2016, the Board met via conference call to discuss, among other things, the Proposed Transaction. During the meeting, the Board determined it was in the best interests of the Company and the unaffiliated security holders to form a special committee to consider the Proposed Transaction. After discussing the various qualifications of the members of the Board to serve on the special committee, including whether certain directors were sufficiently independent for purposes of serving on the special committee, the Board adopted resolutions to form the Special Committee, comprised of the following three directors, whom the Board determined were sufficiently independent for purposes of serving on the Special Committee: Mr. Qingmin Dai (“Mr. Dai”) (to serve as chairman of the Special Committee), Mr. Yong Gui (“Mr. Gui”) and Ms. Jun Deng (“Ms. Deng”).

At the same meeting, the Board also adopted resolutions delegating to the Special Committee the appropriate power and authority of the Board to, among other things, consider and evaluate the Proposed Transaction and determine whether it was in the best interests of the shareholders of the Company, and make recommendations to the Board on whether to accept or reject the Proposed Transaction; negotiate on behalf of the Board the terms of the Proposed Transaction, including the terms of the merger agreement and any other document to be entered into with the Buyer Group in connection with the Proposed Transaction; consider other alternative proposals or competing offers and make recommendations to the Board on whether to accept or reject such alternative proposals or competing offers; request information and assistance from officers of the Company in connection with its consideration of the Proposed Transaction and any other alternative proposals; retain its own independent legal and financial advisors and other agents relating to the Proposed Transaction and enter into contracts providing for the retention and compensation of such advisors or other agents; submit its recommendation to the Board, together with the terms of any negotiated definitive agreement pursuant to which the Proposed Transaction or any alternative transaction would be completed that would be required to be approved by the Board; and receive any information, assistance or documents from officers, advisors and employees of the Company that would be helpful in discharging the duties of the Special Committee. In addition, the Board resolved that each member of the Special Committee be indemnified by the Company to the fullest extent permitted by applicable law or the Company’s memorandum and articles of association for any loss and damage suffered because of his role on the Special Committee. The Board also adopted resolutions providing that each member of the Special Committee be compensated for his service. Such compensation was not and is not contingent upon the completion of the Merger or on the Special Committee’s or the Board’s recommendation of the Merger.

On February 2, 2016, the Company issued a press release announcing its formation of the Special Committee.

Between February 2, 2016 and February 4, 2016, the Special Committee carefully considered proposals from two (2) qualified law firms and two (2) investment banks experienced with going-private transactions. After conducting interviews with these law firms and investment banks and evaluating the presentations made by each, including information about each firm’s respective experience in similar transactions, qualifications, reputation and independence, on February 4, 2016 the Special Committee engaged Weil, Gotshal & Manges LLP (“Weil”) to serve as its U.S. legal counsel and Duff & Phelps as its financial advisor. As part of the engagement, the Special Committee also retained DPS, an affiliate of Duff & Phelps, to act as financial advisor to the special committee to provide financial and market related advice and services, including assistance to the Special Committee in initiating, soliciting and encouraging any alternative transaction proposals from third parties prior to signing of a merger agreement if the Special Committee determined to perform a pre-signing market check.

On February 5, 2016, the Company issued a press release announcing that the Special Committee had retained Duff & Phelps and DPS as its financial advisor and Weil as its U.S. legal counsel to assist it in reviewing and evaluating the Proposed Transaction.

On February 6, 2016, the Special Committee held a telephonic meeting with Duff & Phelps, DPS and Weil. Duff & Phelps, DPS and Weil introduced the function, process and timeline of a typical going-private transaction, and Weil made a presentation to the Special Committee members about their independence and fiduciary duties in connection with the Proposed Transaction. Following the discussion with its advisors, the Special Committee (i) directed Weil to contact Davis Polk to confirm Shanda’s financing plan and request an initial draft of the merger agreement, (ii) instructed Duff & Phelps to work with the Company’s management to conduct its preliminary financial due diligence and (iii) decided that the Special Committee would further discuss the pre-signing market check process with Weil and DPS at the next Special Committee meeting.

On February 7, 2011, Weil and Davis Polk had a telephonic meeting to discuss Shanda’s financing plan and the draft of the merger agreement. Davis Polk notified Weil that (i) Davis Polk would provide the initial draft of the merger agreement within a week and (ii) Shanda intended to finance the Proposed Transaction with its cash at hand without any debt financing.

On February 10, 2016, the Staff of NASDAQ provided a staff determination letter (the “First Determination Letter”) to the Company, informing the Company that, absent an appeal, its ADSs would be delisted from the NASDAQ Global Market for failure to regain compliance with two requirements for continued listing—a minimum of $50 million in market value of listed securities under Listing Rule 5450(b)(2)(A) (the “MVLS Rule”) and a minimum of $15 million in market value of publicly held shares under Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”). The Company was first notified by the NASDAQ that it failed to comply with the MVLS Rule and the MVPHS Rule on August 13, 2015. In accordance with the NASDAQ Listing Rules, the Company was provided 180 calendar days, or until February 9, 2016, to regain compliance with the MVLS Rule and the MVPHS Rule.

On February 12, 2016, Shanda engaged Conyers Dill & Pearman (“Conyers”) to serve as Shanda’s Cayman Islands legal advisor in connection with the Proposed Transaction.

On February 12, 2016, Davis Polk provided an initial draft of the merger agreement to Weil.

On February 14, 2016, Weil provided to the Special Committee for its consideration a summary of certain issues raised by the initial draft merger agreement, including, among other things, the vote required to approve the merger, the absence of any “go shop” provision, the scope of representations and warranties, closing conditions and termination provisions, and the circumstances under which a Company termination fee and Parent termination fee would be paid.

On February 15, 2016, the Special Committee held a telephonic meeting with Duff & Phelps, DPS and Weil. DPS introduced the process and timeline of a typical market check process in similar transactions. Weil also discussed the merits of a pre-signing market check as compared to a “go-shop” provision in light of Shanda’s controlling equity stake in the Company and its position that it would not sell its stake to any third party. After deliberation, the Special Committee decided that it would be in the best interests of the Company and its shareholders to initiate a process to solicit interest from, and engage in discussions with, any other potential qualified interested parties regarding a possible transaction involving the Company, and to evaluate any proposals received. The Special Committee instructed DPS to prepare for the Special Committee’s review and discussion a list of potential strategic and financial buyers that DPS proposed to contact during the market check process and to prepare a cover letter to be sent to potential strategic and financial buyers. In addition, the Special Committee reviewed with Weil two Cayman Islands law firms recommended by Weil. After considering the information about each candidate’s respective experience in similar transactions, qualifications, reputations and independence, the Special Committee decided to retain Harney Westwood & Riegels (“Harneys”) as its Cayman Islands counsel. From time to time thereafter, Weil discussed with Harneys the fiduciary duties imposed upon directors and other legal requirements and considerations under Cayman Islands law for the Proposed Transaction.

The Special Committee and its advisors then moved on to discuss the key issues contained in the initial draft of the merger agreement prepared by Davis Polk, and the proposed position of the Special Committee as to those issues, including: (i) the deal structure, Shanda’s financing plan and a guarantee by Shanda in customary form unless Parent is a substantial or creditworthy entity, (ii) the merits of “go shop” provision as compared to a pre-signing market check, (iii) the Special Committee’s ability to change its recommendation and/or terminate the merger agreement, including the Company’s right to terminate the merger agreement for fiduciary duty reasons in connection with a Superior Proposal and other than in connection with a Superior Proposal, (iv) the Company’s right to terminate the Merger Agreement upon Parent’s failure to consummate the Proposed Transaction if all closing conditions are satisfied, (v) the request that the transaction be approved by a majority of shareholders not affiliated with Shanda (the “majority of the minority vote condition”), (vi) the Parent’s knowledge qualification to the representations and warranties of the Company, (vii) proposed changes to the closing conditions, (viii) the addition of the Parent termination fees and (ix) the deletion of the Parent expense reimbursement provisions. Given that (x) under Cayman Islands law a post-signing “go-shop” period was not required in order to carry out their fiduciary duties and (y) the Special Committee had decided to conduct a pre-signing market check, the Special Committee decided that a post-signing “go-shop” provision was unlikely to result in any benefits to the Company or its shareholders. Also contributing to this decision was the length of time that a “go-shop” process would entail and the possible delisting of the Company’s ADSs from the NASDAQ which would deprive shareholders of a trading market for their Shares.

On February 17, 2016, the Company appealed the First Determination Letter, and was granted a hearing before a NASDAQ hearing panel (the “Hearing Panel”). Later on the same day, the Staff of NASDAQ provided an additional staff determination letter (the “Additional Determination Letter”) informing the Company that an additional basis for delisting the Company’s ADSs from the NASDAQ Global Market is that the Company had not regained compliance with the $1 minimum bid price requirement under Listing Rule 5450(a)(1) (the “MBP Rule”), which would be considered by the Hearing Panel together with the non-compliance with respect to the MVLS Rule and the MVPHS Rule.

On February 18, 2016, the Company issued a press release announcing its receipt of the First Determination Letter and the Additional Determination Letter.

On February 22, 2016, representatives of the Company held a telephonic meeting with Weil to discuss the initial draft of the merger agreement, in particular, with respect to the scope of representations and warranties of the Company and interim covenants relating to the operation of the Company between the signing of the merger agreement and the closing of the Proposed Transaction.

On February 23, 2016, the Special Committee reviewed and approved the list of potential strategic and financial buyers that DPS planned to contact during the market check process. DPS compiled the list based on a review of, among other things, key competitors of the Company, previous investments by potential financial buyers in the similar industry, other strategic investors with operations in the Company’s industry in China and worldwide, and the size of the potential transaction.

On February 28, 2016, Weil circulated a revised draft merger agreement to Davis Polk, reflecting the proposed position as discussed with the Special Committee.

On March 8, 2016, Davis Polk circulated a revised draft merger agreement to Weil, requesting, among other things, (i) the removal of the guarantee by Shanda as Parent is a substantial entity, (ii) the deletion of the majority of the minority vote condition, (iii) the deletion of the Special Committee’s ability to change its recommendation and/or the Company’s right to terminate the merger agreement for fiduciary duty reasons other than in connection with a Superior Proposal, (iv) the addition of a “force the vote” provision, (v) the removal of the Parent’s knowledge qualification to the representations and warranties of the Company, (vi) the Company Termination Fee in an amount equal to US$1.5 million and the Parent Termination Fee in an amount equal to $3.0 million and (vi) the reinstatement of the Parent expense reimbursement provisions.

On March 8, 2016, the Company provided Duff & Phelps with certain financial projections for the Company for the fiscal years ending 2016 through 2025 (which financial projections are summarized under “—Certain Financial Projections”).

On March 11, 2016, Weil and Davis Polk discussed by teleconference the major legal issues under the revised draft merger agreement prepared by Davis Polk. Later on the same day, Davis Polk confirmed to Weil that Parent would be the Shanda affiliate to be a party to the Merger Agreement (in addition to Merger Sub) and furnished Parent’s unaudited balance sheet ended December 31, 2015 evidencing sufficient funds to consummate the Proposed Transaction.

On March 14, 2016, the Special Committee held a telephonic meeting with Duff & Phelps, DPS and Weil. DPS reported that it had contacted 13 potential buyers, comprised of 11 potential strategic buyers and 2 potential financial buyers, as part of the market check process from February 23, 2016 to March 11, 2016, but had not received any indication of interest. DPS also informed the Special Committee that (x) Parent’s unaudited balance sheet ended December 31, 2015 indicated that Parent should have sufficient funds to consummate the Proposed Transaction without external financing and (y) the Company termination fee in an amount equal to US$1.5 million and the Parent termination fee in an amount equal to US$3.0 million are reasonable and customary in this type of going-private deal. Thereafter, Duff & Phelps discussed the financial projections it had received from the Company with the Special Committee. After discussions, the Special Committee directed Duff & Phelps to utilize the financial projections (See “—Certain Financial Projections” beginning on page 24) in its financial analysis. Duff & Phelps also informed the Special Committee that it had conducted, and would continue to conduct, financial due diligence in connection with its financial analysis regarding the Proposed Transaction. In addition, the Special Committee further discussed with Weil the key issues provided in the revised merger agreement circulated by Davis Polk, and subsequently instructed Weil to request, among other things, (i) the addition of the Special Committee’s ability to change its recommendation and/or the Company’s right to terminate the merger agreement in connection with an intervening event, (ii) adding back the majority of the minority vote condition, (iii) the deletion of the “force the vote” provision, (iv) the addition of the Parent’s knowledge qualification to the representations and warranties of the Company and (v) the deletion of the Parent expense reimbursement provisions. After discussion, the Special Committee decided to agree to US$1.5 million as the Company termination fee and US$3 million as the Parent termination fee.

On March 14, 2016, Weil circulated a revised draft merger agreement to Davis Polk. This revised draft reflected the Special Committee’s positions on the terms as discussed at the Special Committee meeting held on the same day.

On March 17, 2016, Davis Polk circulated a revised draft merger agreement to Weil, requesting, among other things, (i) the removal of the majority of the minority vote condition, (ii) the deletion of the Parent’s knowledge qualification to the representations and warranties of the Company and (iii) adding back the Parent expense reimbursement provisions with a cap of US$2.0 million.

On March 18, 2016, Weil had a telephonic meeting with Davis Polk to clarify certain issues in the merger agreement.

On March 20, 2016, the Special Committee held a telephonic meeting with Duff & Phelps and Weil. At this meeting, Duff & Phelps gave an oral update on its preliminary analyses of the Company and reported that the proposed offer price of US$0.0108 per Share or US$1.08 per ADS by Shanda was above the preliminary valuation range. Based on Duff & Phelps’ preliminary valuation analyses, the Special Committee decided not to include an increase to the proposed offer price in its next round of comments to the draft merger agreement. Also contributing to this decision were the following factors: (i) since the Proposed Transaction was publicly announced on February 1, 2016, DPS had conducted a pre-signing market check but there was no interest in an alternative transaction expressed by any third party, (ii) the offer price of US$0.0108 per share or US$1.08 per ADS represented a premium over recent market prices and (iii) NASDAQ’s pending action to delist the Company’s ADSs for failing to meet the minimum trading price requirement, which would deprive shareholders of a trading market for their Shares and limit the liquidity for their Shares. Under Cayman Islands law, the Special Committee must, in making decisions on the proposed merger agreement act consistently with their fiduciary duties; including (i) by acting bona fide in the best interests of the Company as whole, and (ii) by not allowing their personal interests to conflict with their duties to the Company. The Special Committee in exercising their powers and discretions for example, to approve the draft merger agreement, may only do so for a proper purpose, and not to frustrate, or protect, a particular transaction, or to entrench the Board’s position as directors and the Board’s control of the Company.  Under the circumstances, the Special Committee did reasonably consider whether they properly acted in accordance with these fiduciary duties under Cayman Islands law to forego requesting a higher offer price given that the merger consideration was above the proposed preliminary valuation range and concluded that this was the case.

Then the Special Committee discussed with Weil the other remaining outstanding issues contained in the draft merger agreement and the proposed responses. Given that (i) under the Cayman Islands law the majority of minority vote condition was not a mandatory requirement in order to carry out their fiduciary duties, (ii) DPS had conducted a pre-signing market check but had not received any indication of interest and (iii) the proposed offer price by Shanda was above the preliminary valuation range, the Special Committee decided not to insist on the majority of minority vote condition. After the discussion, the Special Committee instructed Weil to revert to Davis Polk as discussed at the Special Committee meeting and resolve all the remaining outstanding issues with Davis Polk.

On March 22, 2016, Weil circulated a revised draft merger agreement to Davis Polk, requesting, among other things, (i) adding back the Parent’s knowledge qualification to representations and warranties of the Company in exchange for the deletion of the majority of minority vote condition, and (ii) the Parent expense reimbursement provisions to be changed to a mutual expense reimbursement provisions with a cap of US$1.0 million.

On March 28, 2016, Weil circulated the draft Company disclosure schedule to Davis Polk.

On March 31, 2016, Davis Polk sent a revised draft merger agreement to Weil, in which Parent agreed to a Parent knowledge qualification to the Company’s representations and warranties and deleted the mutual expense reimbursement provisions. In addition, with regards to the treatment of the Restricted Shares, Parent proposed the vested Restricted Shares would be cashed out by the Surviving Company and the unvested Restricted Shares to be rolled over into Surviving Company restricted shares upon the Effective Time. Later on the same day, Weil forwarded this revised draft merger agreement to the Special Committee and the representative of the Company.

On March 31, 2016, the Hearing Panel held a hearing to consider, and took under advisement, the Company’s request for a temporary exception to the listing rules with respect to the Company’s failure to regain compliance with respect to the MVLS Rule, the MVPHS Rule and MBP Rule.

On April 1, 2016, Weil had a telephonic meeting with Davis Polk to further discuss the remaining issues in the revised draft merger agreement.

From April 1, 2016 to April 2, 2016, Weil coordinated with a representative of the Company (not affiliated with the Buyer Group) and the Special Committee regarding the remaining issues in the draft merger agreement, especially the treatment of the Restricted Shares and all the capitalization numbers of the Company in the draft merger agreement.

On April 2, 2016, Weil circulated a revised draft merger agreement and the updated Company disclosure schedule to Davis Polk, proposing all the Restricted Shares (whether vested or not) to be rolled over to the Surviving Company as of the Effective Time.

On April 4, 2016, Davis Polk informed Weil that Parent agreed to the rollover of all the Restricted Shares as of the Effective Time and delivered a further revised merger agreement to Weil with only minor clean up changes.

On April 5, 2016, the Special Committee convened a telephonic meeting with Duff & Phelps, DPS and Weil to discuss the Proposed Transaction. Prior to the meeting, Duff & Phelps had circulated to the Special Committee discussion materials relating to its financial analysis. Duff & Phelps reviewed with the Special Committee its financial analysis and rendered its oral opinion, which was subsequently confirmed in writing by delivery of a written opinion dated the same day, to the Special Committee to the effect that, as of that date and based upon, and subject to, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken, the per Share merger consideration to be received by the holders of the Shares (other than the holders of the Excluded Shares, Restricted Shares, Dissenting Shares and Shares represented by ADSs) and the per ADS merger consideration to be received by the holders of the ADSs (other than ADSs representing the Excluded Shares and the Restricted Shares) was fair, from a financial point of view, to such holders. See “—Opinion of Duff & Phelps, the Special Committee’s Financial Advisor” beginning on page 26 for additional information regarding the financial analyses performed by Duff & Phelps and the opinion rendered by Duff & Phelps to the Special Committee. The full text of the written opinion of Duff & Phelps to the Special Committee, dated April 5, 2016, is attached as Annex C to this proxy statement. Also at the meeting, Weil updated the Special Committee on the status of negotiations with Davis Polk and reviewed with the Special Committee the deal structure and final terms of the merger agreement.

Following the discussion, the Special Committee unanimously (i) approved and adopted in all respects, and recommended that the Board approve and adopt in all respects, the form, terms, provisions and conditions of the merger agreement, (ii) approved in all respects, and recommended that the Board approve in all respects, the merger and the other transactions contemplated by the merger agreement, and (iii) recommended that the Board (x) submit the merger agreement to the shareholders of the Company for approval and adoption at a meeting of the shareholders of the Company for the purpose of considering and acting on the merger agreement, and (y) recommend that the shareholders of the Company vote for the approval and adoption of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement.

Later on the same day, the Board convened a special meeting with Duff & Phelps, DPS and Weil. At the beginning of the meeting, each director disclosed his or her interests in the Proposed Transaction. Thereafter, the Special Committee presented its recommendation to the Board. After consideration of the Proposed Transaction, the terms of the merger agreement, the recommendations of the Special Committee, and the other substantive and procedural factors described below in the section entitled “—Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger,” the Board unanimously (i) determined that the merger and the other transactions contemplated by the merger agreement, on such terms and subject to the conditions set forth respectively therein, are fair and advisable to and in the best interests of the Company and its unaffiliated security holders, (ii) approved and adopted the merger agreement and approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated thereby, including the merger and (iii) recommended the adoption of the merger agreement by the Company’s shareholders.

On April 5, 2016, Parent and Merger Sub executed the Merger Agreement and Mr. Dai, as the chairman of the Special Committee, executed the Merger Agreement on behalf of the Company. On the same day, the Company issued a press release announcing the execution of the Merger Agreement.

On April 13, 2016, the Company was notified by the NASDAQ that the Hearing Panel had granted the Company’s request for a temporary exception to the listing rules, and the Company will continue its listing on the NASDAQ Global Market, subject to the condition that on or before July 13, 2016, the Company must have completed the Proposed Transaction.

Reasons for the Merger and Recommendation of the Special Committee and the Board

In general, the Special Committee and the Board believe that, as a privately held company, the Company’s management may have greater flexibility to focus on improving the Company’s financial performance without the constraints caused by the public equity market’s valuation of the Company and emphasis on period-to-period performance. As a publicly traded company, the Company faces pressure from public shareholders and investment analysts to make decisions that might produce better short-term results, but over the long term might lead to a reduction in the share price of its publicly traded equity securities.

Furthermore, as an SEC-reporting company, the Company is required to disclose a considerable amount of business and financial information to the public, some of which would be considered proprietary and would not be disclosed by a non-reporting company. As a result, our actual or potential competitors, customers, lenders and vendors all have ready access to this information which potentially may help them compete against us, make it more difficult for us to negotiate favorable terms with them or facilitate legal claims against us, as the case may be.

The Special Committee and the Board also believe that it is appropriate for the Company to undertake the Merger and terminate the registration of the Shares at this time because (a) the offer price of US$0.0108 per share or US$1.08 per ADS represents a premium over recent market prices and (b) the limited trading volume of the Shares on the NASDAQ does not justify the costs of remaining a public company, including the cost of complying with the Sarbanes-Oxley Act of 2002 and the other U.S. federal securities laws. With respect to (b) above, these costs are recurring, comprise a significant portion of our corporate overhead expense, and are difficult to reduce. The Company estimates that its annual costs for remaining an SEC reporting company with its ADSs traded on NASDAQ are approximately US$1.6 million, which include, among other costs, (i) fees and expenses related to SEC filings, Sarbanes-Oxley Act compliance and other SEC compliance, (ii) fees and expenses of legal advisors and auditors and (iii) printing and investor relations costs. Such cost savings will directly benefit the Company following the closing of the Merger.

Based on the foregoing considerations, the Special Committee and the Board concluded that it is more beneficial for the Company to undertake the proposed Merger and become a private company as a result of the proposed Merger than to remain a public company.

The Board, acting upon the unanimous recommendation of the Special Committee, which Special Committee was assisted by its legal and financial advisors, evaluated the Merger, including the terms and conditions of the Merger Agreement.

The Special Committee unanimously recommended that the Board adopt resolutions that:

•	determine that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated security holders, and declare it advisable to enter into the Merger Agreement and the Plan of Merger;

•	approve the execution, delivery and performance by the Company of the Merger Agreement, the Plan of Merger and the consummation of the transactions contemplated thereby, including the Merger; and

•	recommend the approval and authorization of the Merger Agreement, the Plan of Merger and the consummation of the transactions contemplated thereby, including the Merger by the shareholders.

The Board unanimously approved the resolutions recommended by the Special Committee.

In the course of reaching their respective determinations, the Special Committee and the Board considered the following substantive factors and potential benefits of the Merger, each of which the Special Committee and the Board believed supported their respective decisions, but which are not listed in any relative order of importance:

•	estimated forecasts of the Company’s future financial performance prepared by the Company’s management and the Company’s management’s view of the Company’s business, financial condition, results of operations, prospects and competitive position, including, without limitation: (i) the Company’s ability to undertake new business opportunities such as the professional-generated content business for the

Company’s website and the virtual reality business, (ii) the financial condition of the Company as reflected in the Company’s consolidated financial statements for the fiscal year ended December 31, 2015, (iii) the Company’s operating loss, a net loss in 2015 compared to the gross profit in the same year, the risk of relying on Company forecasts as to the Company’s future financial condition and operations in an evolving and regulated industry, (iv) the Company’s business prospects which are dependent upon the continuing development of the online video industry in China and the uncertain legal, regulatory and business environments for the online video industry in China and (v) the intense competition faced by the Company from companies that operate online video websites in China, the number of which the Company’s management currently estimates to be more than one hundred;

•	the fact that the merger consideration would be paid in all cash, which will allow the our unaffiliated security holders with the opportunity to realize immediate liquidity for their holdings at a price premium and provide them with certainty of the value of their Shares without having to take the risks and uncertainties that the Company may face;

•	Shanda’s financing arrangements and the ability of Shanda to consummate the Merger assuming the availability of such financing;

•	the belief of the Special Committee that the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

•	the current and historical market prices of our Shares, including the fact that the US$0.0108 per Share or US$1.08 per ADS offered to our unaffiliated security holders represents a premium of 54% over the closing price of the Company’s ADSs on January 29, 2016, the last trading date immediately prior to the Company’s announcement on February 1, 2016 that it had received a “going private” proposal, a premium of 42% over the average closing price of its ADSs during the 30 trading days prior to February 1, 2016 and a premium of 52% over the average closing price of its ADSs during the 60 trading days prior to February 1, 2016;

•	the possibility that it could take a considerable period of time before the trading price of the Shares would reach and sustain at least the US$0.0108 per Share or US$1.08 per ADS, as adjusted for the time value of money, and the possibility that such value might never be attained, particularly in light of the trading price of the Shares;

•	the fact that none of the 13 potential buyers contacted by DPS in the market check process or any other third party indicated an interest in a potential transaction involving the Company following the public announcement of the proposal and formation of the Special Committee;

•	the limited trading volume of the ADS on the NASDAQ;

•	the challenge to the Company’s efforts to increase shareholder value as a publicly traded company due to its small capitalization;

•	the Company’s recent difficulty in satisfying the continued listing requirements of the NASDAQ;

•	the likelihood that the Merger would be completed based on, among other things (not in any relative order of importance):

(a)	the fact that Parent had sufficient funds at hand to complete the Merger;

(b)	the likelihood and anticipated timing of completing the Merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals;

(c)	the fact the Merger Agreement provides that, in the event of a failure of the Merger to be completed under certain circumstances, Parent will pay the Company a US$3,000,000 termination fee;

•	the Special Committee’s reasonable belief that it was unlikely that any transaction with a third party could be completed at this time given Shanda beneficially owned, in the aggregate, approximately 69.9% of the Company’s outstanding Shares, the nature of the Company’s business, the key roles Shanda and its affiliates have played in management and customer relationships, and the fact that the Special Committee did not receive any indication of interest from any other acquirer;

•	the financial analysis reviewed by Duff & Phelps with the Special Committee, and the oral opinion to Special Committee (which was confirmed in writing by delivery of Duff & Phelps’s written opinion dated as of April 5, 2016), with respect to the fairness, from a financial point of view, of the merger consideration to be received in the Merger by holders of the Shares (other than holders of Excluded Shares, Restricted Shares and Dissenting Shares), which, by definition, included all unaffiliated security holders, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Duff & Phelps in preparing its opinion. See “—Opinion of Duff & Phelps, the Special Committee’s Financial Advisor” beginning on page 26;

•	the fact that as of the date of this proxy statement, none of the Affiliated Directors owned any Shares or ADSs of the Company other than certain outstanding Options and award grants for unissued Restricted Shares. All of the Restricted Shares owned by the Affiliated Directors will be cancelled at the Effective Time and the Affiliated Directors will only receive in exchange therefor awards for Surviving Company Restricted Shares on the terms as set out in the Merger Agreement; and

•	the Company’s ability, as set out in the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, including consummation of the Merger.

In addition, the Special Committee and the Board believed that sufficient procedural safeguards were and are present to ensure that the Merger is procedurally fair to our unaffiliated security holders and to permit the Special Committee and the Board to represent effectively the interests of such shareholders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

•	the consideration and negotiation of the Merger Agreement was conducted entirely under the control and supervision of the Special Committee, which consists of three (3) independent and disinterested directors, each of whom is an outside, non-employee director, and that no limitations were placed on the Special Committee’s authority;

•	in considering the transaction with Shanda, the Special Committee acted solely to represent the interests of the Company and unaffiliated security holders, and the Special Committee had independent control of the extensive negotiations with Shanda with the assistance of the Special Committee’s own legal and financial advisors;

•	all of the directors serving on the Special Committee during the entire process were and are independent directors and free from any affiliation with Shanda. In addition, none of such directors is an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Merger that is different from that of the unaffiliated security holders, other than the members’ receipt of the Board and Special Committee compensation (which are not contingent upon the consummation of the Merger or the Special Committee’s or the Board’s recommendation of the Merger) and their indemnification and liability insurance rights under the Merger Agreement;

•	the Special Committee was assisted in negotiations with Shanda and in its evaluation of the Merger by its own legal and financial advisors;

•	the Special Committee was empowered to consider, attend to and take any and all actions in connection with Shanda’s proposal letter and the transactions contemplated thereby from the date the committee was established, and no evaluation, negotiation, or response regarding the transaction or any documentation in connection therewith from that date forward was considered by the Board for approval unless the Special Committee had recommended such action to the Board;

•	the terms and conditions of the Merger Agreement were the product of the negotiations between the Special Committee and its advisors, comprised of independent directors and advisors, on the one hand, and Shanda and its advisors, on the other hand;

•	the Special Committee had the authority to reject the terms of any strategic transaction, including the Merger;

•	the Special Committee held meetings regularly, in person or telephonically, to consider and review the terms of the Merger, the transaction documents and other relevant factors;

•	the recognition by the Special Committee and the Board that it had no obligation to recommend the approval of the merger proposal from Shanda or any other transaction;

•	the recognition by the Special Committee and the Board that, under the terms of the Merger Agreement, it has the ability to provide information to or participate in discussions or negotiations with persons making unsolicited acquisition proposals, and to consider any acquisition proposal reasonably likely to result in a Superior Proposal, until the date our shareholders vote upon and approve the Merger Agreement;

•	the ability of the Company to terminate the Merger Agreement prior to obtaining the requisite shareholder approval in order to enter into an alternative acquisition agreement relating to a Superior Proposal subject to compliance with the terms and conditions of the Merger Agreement;

•	the ability of the Special Committee and the Board to change its recommendation to our shareholders of the Merger proposal prior to obtaining the requisite shareholder approval subject to compliance with the terms and conditions of the Merger Agreement; and

•	the availability of appraisal rights to the unaffiliated security holders who comply with all of the required procedures under the Cayman Companies Law for exercising appraisal rights, which allow such shareholders to seek appraisal of the fair value of their Shares as determined in accordance with the provisions of Section 238 of the Cayman Companies Law.

The Special Committee and the Board also considered a variety of potentially negative factors discussed below concerning the Merger Agreement and the Merger, which are not listed in any relative order of importance:

•	the fact that the Company’s unaffiliated shareholders will have no ongoing equity participation in the Company following the Merger, and that they will cease to participate in our future earnings or growth, if any, or to benefit from increases, if any, in the value of the Shares, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company, which could include a dividend to shareholders;

•	the possibility that Shanda could sell part or all of the Company following the Merger to one or more purchasers at a valuation higher than that being paid in the Merger;

•	the fact that Shanda, together with its affiliates, beneficially owning approximately 69.9% of the total outstanding Shares as of February 1, 2016, have expressed unwillingness to consider a sale of their stake to or participate in alternative transactions with any third party, which may have discouraged, and may in the future discourage, third parties from submitting alternative acquisition proposals with terms and conditions, including price, that may be superior to the Merger;

•	the fact that authorization and approval of the Merger Agreement are not subject to the majority of minority vote condition. Given that (i) under Cayman Islands law a majority of minority vote condition was not a mandatory requirement in order to carry out their fiduciary duties, (ii) DPS had conducted a pre-signing market check but had not received any indication of interest, (iii) Duff & Phelps had advised that the US$0.0108 per Share or US$1.08 per ADS consideration offered to our unaffiliated security holders by Shanda was above the preliminary valuation range and (iv) the terms and conditions of the Merger Agreement were the product of negotiations between the Special Committee and its advisors, comprised of independent directors and advisors, on the one hand, and Shanda and its advisors, on the other hand, the

Special Committee believed that the consideration payable in the Proposed Transaction to the unaffiliated security holders was fair, from a financial point of view, even without the majority of minority vote condition in the final Merger Agreement;

•	the restrictions on the conduct of the Company’s business prior to the completion of the Merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the Merger;

•	the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•	the fact that the Company will be required to, under certain circumstances, pay Parent and, therefore indirectly, Shanda, a termination fee of US$1,500,000 in connection with the termination of the Merger Agreement;

•	the terms of Shanda’s participation in the Merger and the fact that the holders of Restricted Shares have interests in the transaction that are different from, or in addition to, those of our unaffiliated security holders. Please see “— Interests of Certain Persons in the Merger” beginning on page 42 for additional information;

•	the possibility that the Merger might not be completed and the negative impact of a public announcement of the Merger on our sales and operating results and our ability to attract and retain key management, marketing and technical personnel;

•	the taxability of an all cash transaction to our unaffiliated security holders that are U.S. holders for U.S. federal income tax purposes;

•	subject to any equitable remedies the Company may be entitled to, including the specific performance rights provided by and subject to the terms of the Merger Agreement, the Company’s remedies in the event of breach of the Merger Agreement by Parent or Merger Sub are limited to receipt of a termination fee of US$3,000,000 in connection with the termination of the Merger Agreement, and under certain circumstances the Company may not be entitled to a termination fee; and

•	it is possible that the Merger might not be completed and the negative impact of such a public announcement on the Company’s sales and operating results, and the Company’s ability to attract and retain key management, marketing and technical personnel.

Neither the Special Committee nor the Board considered the liquidation value of the Company’s assets because each considers the Company to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, the Special Committee and the Board believed that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value because (i) the net book value of the Company is significantly lower than the going concern value; and (ii) an ongoing operation has the ability to continue to earn profit, while a liquidated company does not, as a result of which the “going-concern value” includes the liquidation value of a company’s tangible assets as well as the value of its intangible assets, such as goodwill. Furthermore, it is impracticable to determine a liquidation value given the significant execution risk involved in any break up of the Company. In the course of reaching their respective conclusions regarding the fairness of the Merger to the unaffiliated security holders and their respective decisions to recommend the adoption of the Merger Agreement, neither the Special Committee nor the Board sought to establish a pre-merger going concern value for the Company in determining the fairness of the Merger consideration to the Company’s unaffiliated security holders because they did not believe there was a single method for determining going concern value. However, each of the Special Committee and the Board believed that the financial analyses presented by Duff & Phelps (i.e., discounted cash flow analysis and selected public companies and merger and acquisition transactions analyses as each is more fully summarized below in the section entitled “—Opinion of Duff & Phelps, the Special Committee’s Financial Advisor”) represented potential valuations of the Company as it continues to operate its business, and, to that extent, the Special Committee and the Board collectively characterized such analyses as forms of going concern valuations. The Special Committee and the Board considered each of these analyses in the context of the fairness opinion provided by Duff & Phelps as well as various additional factors, including the historical market prices of our ADSs of the Company, as the trading price of the ADSs of the Company at any given time represents the best available indicator of the Company’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction.

The foregoing discussion of information and factors considered by the Special Committee and the Board is not intended to be exhaustive, but includes a number of factors considered by the Special Committee and the Board. In view of the wide variety of factors considered by the Special Committee and the Board, neither the Special Committee nor the Board found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Special Committee and the Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Special Committee recommended that the Board approve, and the Board approved, the Merger Agreement based upon the totality of the information presented to and considered by it.

The Special Committee expressly adopted the analyses and the opinion of Duff & Phelps, among other factors considered, as described above in the sections entitled “— Reasons for the Merger and Recommendation of the Special Committee and the Board” and “— Purposes of and Reasons for the Merger,” in reaching its determination as to the fairness of the transactions contemplated by the Merger Agreement. The Special Committee believes that it is reasonable and appropriate to consider the opinion from Duff & Phelps in its determination as to the fairness, from a financial point of view, of the consideration payable in the transaction to the unaffiliated security holders, because the opinion addressed the fairness, from a financial point of view, of such consideration to shareholders and ADS holders other than holders of Excluded Shares, Restricted Shares and Dissenting Shares, which, by definition, included all unaffiliated security holders. To the extent that an affiliated security holder may exist other than the holders of the Excluded Shares and Restricted Shares, the consideration to be received by such affiliated security holder with respect to each Share held thereby will be the same in all respects as the consideration to be received by unaffiliated security holders with respect to each Share held thereby.

In reaching its determination that the Merger is fair and advisable to, and in the best interests of, the Company and the unaffiliated security holders, and its decision to adopt the Merger Agreement and declare its advisability, to recommend that the shareholders of the Company adopt the Merger Agreement, and to direct that the Merger Agreement be submitted to the shareholders of the Company for their adoption at a special meeting of the shareholders of the Company, the Board considered the analysis and recommendation of the Special Committee and the factors examined by the Special Committee as described above in the sections entitled “— Reasons for the Merger and Recommendation of the Special Committee and the Board” and “— Purposes of and Reasons for the Merger”, and adopted such recommendations and analysis. For the foregoing reasons, the Board, on behalf of the Company, believes that the Merger Agreement and the transactions contemplated thereby are substantively and procedurally fair to the unaffiliated security holders.

Position of the Buyer Group as to the Fairness of the Merger

Under SEC rules governing “going private” transactions, the members of the Buyer Group are deemed to be affiliates of the Company and are required to express their beliefs as to the fairness of the Merger to the Company’s unaffiliated security holders, as defined in Rule 13e-3 of the Exchange Act. The Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Buyer Group does not rely on or adopt the analysis of the Special Committee or Duff & Phelps in considering the fairness of the Merger to the unaffiliated security holders. The views of the Buyer Group as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder of the Company or holder of ADSs as to how to vote on the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Buyer Group has interests in the Merger that are different from, and/or in addition to, those of the unaffiliated security holders by virtue of its continuing interests in the Surviving Company after the consummation of the Merger. These interests are described in the section entitled “—Interests of Certain Persons in the Merger—Interests of the Buyer Group” beginning on page 42.

The Buyer Group believes the interests of the unaffiliated security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal counsel and independent financial advisor. The Buyer Group attempted to negotiate a transaction that would be most favorable to it, and not to the unaffiliated security holders and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were substantively or procedurally fair to such unaffiliated security holders. The Buyer Group did not participate in the deliberations of the Special Committee regarding, and did not receive any advice from the Special Committee’s independent legal counsel or financial advisor as to, the fairness of the Merger to the unaffiliated security holders. Furthermore, the Buyer Group did not themselves undertake a formal evaluation of the fairness of the Merger and did not receive any independent reports, opinions or appraisals from any third party related to the Merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the unaffiliated security holders.

Based on its knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Special Committee and the Board discussed in the section entitled “—Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 15 (which considerations and findings are adopted by the Buyer Group solely for the purposes of making the statements in this section), the Buyer Group believes that the Merger is both substantively and procedurally fair to the Company’s unaffiliated security holders. In particular, the Buyer Group’s belief is based on the consideration of the following factors, which are not listed in any relative order of importance:

•	none of the members of the Special Committee that recommended approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such members has any financial interest in the Merger that is different from that of the unaffiliated security holders other than such members’ receipt of Board and Special Committee compensation (which was not and is not contingent upon the completion of the Merger, or the Special Committee’s or the Board’s recommendation of the Merger) and their indemnification and liability insurance rights under the Merger Agreement and the Company’s memorandum and articles of association;

•	the Special Committee retained Duff & Phelps as its independent financial advisor and Weil as its independent legal advisor, each of whom is experienced in advising committees such as the Special Committee in similar transactions; with the advice and assistance of such advisors, the Special Committee had independent control of the sale process;

•	the Buyer Group did not participate in or have any influence over the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

•	the consideration of US$1.08 per ADS offered to the unaffiliated security holders in the Merger represents a premium of 54% over the closing price of the Company’s ADSs on January 29, 2016, the last trading date immediately prior to the Company’s announcement on February 1, 2016 that it had received a “going private” proposal, a premium of 42% over the average closing price of its ADSs during the 30 trading days prior to February 1, 2016 and a premium of 52% over the average closing price of its ADSs during the 60 trading days prior to February 1, 2016;

•	the lowest closing price of the Company’s ADSs was US$0.58 per ADS during the 52-week period prior to the announcement of the Company’s receipt of the Proposal;

•	notwithstanding that the Buyer Group may not rely upon the opinion provided by Duff & Phelps to the Special Committee on April 5, 2015, the Special Committee received an opinion from Duff & Phelps stating that, as of the date of the Merger Agreement, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Duff & Phelps in preparing its opinion, the Per Share Merger Consideration and Per ADS Merger Consideration to be received by holders of the outstanding Shares (other than holders of the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) and ADSs

(other than ADSs representing the Excluded Shares and the Restricted Shares) in the Merger were fair, from a financial point of view, to such holders;

•	the Special Committee unanimously (a) determined that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, were fair to, and in the best interests of, the Company and the shareholders and the ADS holders other than the holders of Excluded Shares; (b) declared advisable the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; and (c) recommended that the Board authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

•	the Board, acting upon the unanimous recommendation of the Special Committee, unanimously (a) determined that it was fair to, advisable and in the best interests of the Company and its unaffiliated security holders to consummate the Transactions, including the Merger; (b) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger; and (c) resolved to recommend in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, to the shareholders of the Company;

•	the Company has the ability, under certain circumstances, to specifically enforce the terms of the Merger Agreement;

•	under the terms of the Merger Agreement, in certain circumstances prior to obtaining shareholder approval of the Merger, the Company is permitted to furnish information to and participate in discussions or negotiations with persons making acquisition proposals and the Board and the Special Committee have the ability to change, withhold, withdraw, qualify or modify their recommendations to approve the Merger Agreement;

•	the Company may terminate the Merger Agreement under the terms of the Merger Agreement upon acceptance of a Superior Proposal or an Intervening Event, subject to compliance with the terms and conditions of the Merger Agreement;

•	the Merger is not conditioned on any financing being obtained by Parent or Merger Sub, thus increasing the likelihood that the Merger will be consummated and the Per Share Merger Consideration and Per ADS Merger Consideration will be paid to the unaffiliated security holders;

•	the consideration to be paid to the unaffiliated security holders in the Merger is all cash, allowing the unaffiliated security holders to immediately realize a certain and fair value for all of their Shares and ADSs, without incurring brokerage and other costs typically associated with market sales;

•	dissenters’ rights are available to the shareholders who comply with all of the required procedures under the Cayman Islands Companies Law for exercising dissenters’ rights, which allow such shareholders to receive payment of the fair value of their Shares; and

•	the recognition of the potential disadvantages that the Company would continue to face as an SEC-reporting public company, including continuing to be subject to the costs of regulatory compliance, and the requirement to disclose a considerable amount of business information to the public, some of which would otherwise be considered competitively sensitive and would not be disclosed by a non-reporting company and which potentially may help the Company’s actual or potential competitors, customers, lenders and vendors compete against the Company or make it more difficult for the Company to negotiate favorable terms with them, as the case may be.

In its consideration of the procedural fairness of the Merger, the Buyer Group noted that the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, is not subject to the “majority of the minority” voting requirement. Nevertheless, the Buyer Group believes the Merger is procedurally fair to the unaffiliated security holders because the Cayman Islands laws do not require a merger to be conditioned upon the “majority of the minority” voting requirement and this condition is not customary in going-private transactions involving Cayman Islands companies and various safeguards and protective steps have been adopted to ensure the procedural fairness of the Transactions, including without limitation (a) the formation of and the broad authorities granted to the Special Committee in reviewing, evaluating and negotiating (and ultimately authorizing and approving) the terms of the Merger Agreement, (b) the Special Committee retained and was advised by competent and experienced independent legal counsel and an independent financial advisor, (c) the rights of the Company with regard to a bona fide Superior Proposal and (d) the availability of dissenters’ rights to the unaffiliated security holders.

The Buyer Group did not consider the Company’s liquidation value to be a relevant valuation method because it considers the Company to be a viable going concern and because the Company will continue to operate its business following the Merger. The Buyer Group views the trading history of the ADSs as an indication of the Company’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.

The Buyer Group did not consider the Company’s net book value, which is defined as total assets minus total liabilities, attributable to the Company’s shareholders, as a factor. The Buyer Group believes that net book value, as an accounting concept based on historical costs, is not a material indicator of the value of the Company as a going concern because it does not take into account quality of earnings, cash generation capability, the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry but rather is indicative of historical costs. Therefore, the Buyer Group does not believe that net book value is a relevant measure in the determination as to the fairness of the Merger. The Buyer Group notes, however, that the merger consideration of US$0.0108 per Share and US$1.08 per ADS are substantially higher than the Company’s net book value per Share of US$(0.0008683) as of December 31, 2014 (based on the weighted average number of issued and outstanding Shares during 2014).

The Buyer Group did not establish, and did not consider, a going concern value for the Company as a public company to determine the fairness of the merger consideration to the unaffiliated security holders because, following the Merger, the Company will have a significantly different capital structure. However, to the extent the pre-Merger going concern value was reflected in the pre-announcement price of the Company’s ADSs, the merger consideration of US$0.0108 per Share and US$1.08 per ADS represent a premium to the going concern value of the Company.

Other than the intra-group transactions among the current and former members of the Buyer Group as described in the section entitled “Transactions in Shares and ADSs—Purchases by the Buyer Group” beginning on page 88, no member of the Buyer Group purchased any Share or ADS during the past two years.

The members of the Buyer Group are not aware of, and thus did not consider, any offers or proposals made by any unaffiliated person during the past two years for (a) a merger or consolidation of the Company with another company, (b) the sale or transfer of all or substantially all of the Company’s assets or (c) the purchase of all or a substantial portion of the Shares that would enable such person to exercise control of or significant influence over the Company.

The authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions is subject to approval by the affirmative vote of at least two-thirds of the Shares present and voting in person or by proxy as a single class at the Company shareholder meeting in accordance with Section 233(6) of the Cayman Companies Law and the memorandum and articles of association of the Company. As a result of the procedural safeguards described above, the Buyer Group concluded that the Merger is procedurally fair to the unaffiliated security holders.

The foregoing is a summary of the information and factors considered and given weight by the Buyer Group in connection with its evaluation of the fairness of the Merger to the unaffiliated security holders, which is not intended to be exhaustive, but is believed by the Buyer Group to include all material factors considered by it. The Buyer Group did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching their conclusion as to the fairness of the Merger to the unaffiliated security holders. Rather, its fairness determination was made after consideration of all of the foregoing factors as a whole.

The Buyer Group believes these factors provide a reasonable basis for its belief that the Merger is both substantively and procedurally fair to the unaffiliated security holders. This belief, however, is not intended to be and should not be construed as a recommendation by the Buyer Group to any shareholder of the Company as to how such shareholder should vote with respect to the approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

Certain Financial Projections

The Company’s management does not, as a matter of course, make available to the public future financial projections. However, the Company’s management prepared certain financial projections for the fiscal year ending December 31, 2016 through the fiscal year ending December 31, 2025 for the Special Committee and Duff & Phelps in connection with the financial analysis of the Merger. These financial projections, which were based on Company management’s estimates of the Company’s future financial performance for the periods provided, were prepared by the Company’s management for internal use and for use by Duff & Phelps in its financial analyses, and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC regarding forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or U.S. generally accepted accounting principles (“U.S. GAAP”).

The financial projections are not a guarantee of performance. In compiling the projections, the Company’s management took into account historical performance, combined with estimates regarding gross margin, operating expenses, tax rates, EBITDA and net income. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by management that management believed were reasonable at the time the projections were prepared. This information is not, however, fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for the Company’s existing and new products, the competitive environment, expectations regarding future acquisitions or any other transaction and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of management, may cause actual future results to differ materially from the results forecasted in these financial projections.

In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared. For instance, the projections do not give effect to the Merger or any changes to the Company’s operations or strategy that may be implemented after the time the projections were prepared. We cannot assure you that the projections will be realized or that actual results will not be significantly different from those contained in the projections.

Neither the Company’s independent registered public accounting firm, PricewaterhouseCoopers Zhong Tian LLP (“PwC”), nor any other independent accountants have examined, compiled or performed any procedures with respect to the financial projections or any amounts derived therefrom or built thereupon and, accordingly, they have not expressed any opinion or given any form of assurance on the financial projections or their achievability. The PwC report accompanying the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015 incorporated by reference in this proxy statement refers exclusively to the Company’s historical information and does not cover any other information in this proxy statement and should not be read to do so. The financial projections included in this proxy statement are included solely to give shareholders access to certain information that was made available to the financial advisor and are not included for the purpose of influencing any shareholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal for his, her or its Shares.

The following table shows the financial projections prepared by our management and considered by the Special Committee in connection with their analysis of the Merger and Duff & Phelps in connection with the delivery of its fairness opinion:

	Management Projections
	Fiscal Year Ending December 31,
	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
	(RMB in millions, except percentages)
Net revenues	110	132	159	190	219	252	277	305	320	336
Cost of revenues:
Internet bandwidth costs	(26)	(28)	(30)	(31)	(32)	(34)	(36)	(38)	(39)	(41)
Payroll costs	(15)	(17)	(18)	(20)	(22)	(24)	(27)	(29)	(31)	(32)
Depreciation and amortization	(1)	(3)	(6)	(8)	(10)	(13)	(13)	(13)	(13)	(13)
Others	(4)	(5)	(5)	(5)	(7)	(7)	(6)	(8)	(8)	(9)
	(46)	(53)	(59)	(64)	(71)	(78)	(82)	(88)	(91)	(95)
Gross profit	64	79	100	126	148	174	195	217	229	241
Operating Expenses:
Selling and marketing	(39)	(46)	(55)	(56)	(64)	(60)	(66)	(72)	(76)	(80)
General and administrative	(16)	(17)	(19)	(21)	(22)	(25)	(28)	(30)	(32)	(33)
	(55)	(63)	(74)	(77)	(86)	(85)	(94)	(102)	(108)	(113)
Operating income	9	16	26	49	62	89	101	115	121	128
Interest income	1	1	1	1	1	1	1	1	1	1
Interest expense	(1)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Profit before tax	9	15	25	48	61	88	100	114	120	127
Income tax expense	(0)	(0)	(0)	(0)	(11)	(22)	(25)	(29)	(30)	(32)
Net income	9	15	25	48	50	66	75	85	90	95

EBITDA(1)	10	19	32	57	72	102	114	128	134	141

Gross profit margin(2)	57.7%	60.0%	63.0%	66.0%	67.5%	69.0%	70.2%	71.3%	71.5%	71.7%
Operating margin(3)	8.4%	12.0%	16.2%	25.6%	27.6%	35.0%	36.2%	37.3%	37.6%	37.8%
Net profit margin(4)	7.8%	11.4%	15.7%	25.2%	22.9%	26.0%	27.0%	27.8%	28.0%	28.2%
EBITDA margin(5)	9.0%	14.8%	20.1%	30.2%	32.8%	40.5%	41.2%	41.9%	41.9%	41.9%

(1)	“EBITDA” refers to earnings before interest, taxes, depreciation and amortization.

(2)	Gross profit margin equals gross profit / net revenues.

(3)	Operating margin equals operating profit / net revenues.

(4)	Net profit margin equals net profit / net revenues.

(5)	EBITDA margin equals EBITDA / net revenues.

EBITDA is a non-GAAP measure that is used by our management as supplemental financial measures to evaluate the Company’s operational trends. It should not be relied upon as an alternative to net income. EBITDA is not defined under U.S. GAAP and, accordingly, may not be comparable measurement to those used by other companies. A reconciliation of EBITDA with the most comparable financial measures calculated and presented in accordance with U.S. GAAP, which is net income, is set forth below.

	Fiscal Year Ending December 31,
	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
	(RMB in millions, except percentages)
Net income	9	15	25	48	50	66	75	85	90	95
Interest income	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Interest expenses	1	2	2	2	2	2	2	2	2	2
Income tax expenses	0	0	0	0	11	22	25	29	30	32
Depreciation and amortization	1	3	6	8	10	13	13	13	13	13
EBITDA	10	19	32	57	72	102	114	128	134	141

NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

BY INCLUDING IN THIS PROXY STATEMENT ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

The financial projections are forward-looking statements. For information on factors that may cause the Company’s future financial results to materially vary, see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 91 and Item 3.D. “Risk Factors” included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015, incorporated by reference into this proxy statement.

Opinion of Duff & Phelps, the Special Committee’s Financial Advisor

Pursuant to an engagement letter, the Special Committee retained Duff & Phelps as its financial advisor to deliver a fairness opinion in connection with the Merger. Duff & Phelps is an internationally recognized financial services firm that, among other things, is regularly engaged in the investment banking business, including the valuation of businesses and securities in connection with mergers and acquisitions, private placements of securities, and other investment banking services.

At the meeting of the Special Committee on April 5, 2016, Duff & Phelps rendered its oral opinion (which was confirmed in writing later that same day) to the Special Committee that, as of such date and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Duff & Phelps, the Per Share Merger Consideration to be received by the holders of ordinary shares (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares and the Restricted Shares) in the Merger were fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs). No limitations were imposed by the Special Committee upon Duff & Phelps with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of Duff & Phelps dated April 5, 2016, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of Duff & Phelps set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The shareholders of the Company are urged to read the opinion in its entirety. Duff & Phelps has expressly consented to the inclusion of its opinion and presentation to the Special Committee, dated April 5, 2016, as exhibits to the transaction statement on Schedule 13E-3 filed with the SEC in connection with the Merger and the availability of these materials in accordance with the immediately following sentence. These materials will also be available for any interested shareholder of the Company (or any representative of a shareholder who has been so designated in writing) to inspect and copy at the Company’s principal executive offices during regular business hours.

Duff & Phelps’ written opinion is addressed to the Special Committee (in its capacity as such), is directed only to the Per Share Merger Consideration and the Per ADS Merger Consideration to be paid in the Merger and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Merger or any other matter.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps’ procedures, investigations and financial analyses with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	reviewed the Company’s annual reports and audited financial statements on Form 20-F filed with the SEC for the years ended December 31, 2013 and December 31, 2014; and the Company’s unaudited financial statements for the year ended December 31, 2015 included in the Company’s Form 6-K filed with the SEC;

•	reviewed a detailed financial projection model for the years ending December 31, 2016 through 2025, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (the “Management Projections”);

•	reviewed other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, including the advertising agency contracts, the key customer contracts and relevant favourable tax policy documents, provided to Duff & Phelps by the management of the Company;

•	reviewed a letter dated March 21, 2016 from the management of the Company, which made certain representations as to the Management Projections and the underlying assumptions for the Company (the “Management Representation Letter”);

•	reviewed documents related to the Merger, including the Merger Agreement, the latest draft of which Duff & Phelps has reviewed is dated April 4, 2016;

•	discussed the information referred to above and the background and other elements of the Merger with the management of the Company;

•	discussed with Company management its plans and intentions with respect to the management and operation of the business;

•	reviewed the historical trading price and trading volume of the Company’s ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

•	performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and a review of premiums paid in selected transactions that Duff & Phelps deemed relevant; and

•	conducted such other analyses and considered such other factors as Duff & Phelps deemed necessary or appropriate.

In performing its analyses and rendering its opinion with respect to the Merger, Duff & Phelps, with the Company’s and the Special Committee’s consent and without independent verification:

•	relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information (or assume any responsibility or liability for independently verifying such information);

•	relied upon the fact that the Special Committee, the Board and the Company have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken;

•	assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no view or opinion with respect to such estimates, evaluations, forecasts and projections or their underlying assumptions;

•	assumed that the information relating to the Company and the Merger provided to Duff & Phelps, and the representations made by Company management regarding the Company and the Merger in the Management Representation Letter are complete and accurate in all material respects, did not and does not omit to state a material fact in respect of the Company and the Merger necessary to make the information not misleading in light of the circumstances under which the information was provided;

•	assumed that the representations and warranties made by all parties in the Merger Agreement and in the Management Representation Letter are true and correct and that each party to the Merger Agreement will fully and timely perform all covenants, undertakings and obligations required to be performed by such party;

•	assumed that the final versions of all documents reviewed by Duff & Phelps in draft form, including the Merger Agreement, conform in all material respects to the drafts reviewed;

•	assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

•	assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects with all applicable laws; and

•	assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any undue delay, limitation, restriction or condition that would have a material effect on the Company or the contemplated benefits expected to be derived in the Merger.

To the extent that any of the foregoing assumptions or any of the facts on which the opinion is based prove to be untrue in any material respect, the opinion cannot and should not be relied upon for any purpose. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of the opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger and as to which Duff & Phelps did not express any view or opinion in the opinion, including as to the reasonableness of such assumptions.

Duff & Phelps prepared its opinion effective as of the date thereof. Its opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date thereof, and Duff & Phelps has disclaimed any undertaking or obligation to (i) advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after the date thereof or (ii) update, revise or reaffirm its opinion after the date thereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Company. Duff & Phelps had not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Company, or any alternatives to the Merger, (ii) negotiate the terms of the Merger, and therefore, Duff & Phelps assumed that such terms were the most beneficial terms, from the Company’s perspective, that could, under the circumstances, reasonably be negotiated among the parties to the Merger Agreement and the Merger, or (iii) advise the Special Committee or any other party with respect to alternatives to the Merger.

Duff & Phelps did not express any opinion as to the market price or value of the Company’s Shares or ADSs (or anything else) after the announcement or the consummation of the Merger (or any other time). Its opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s creditworthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. Duff & Phelps has expressly disclaimed any responsibility or liability in this regard.

In rendering its opinion, Duff & Phelps was not expressing any opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, relative to the merger consideration, or with respect to the fairness of any such compensation. In addition, Duff & Phelps’ opinion did not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Shares (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) and the holders of ADSs (other than ADSs representing the Excluded Shares and the Restricted Shares).

Duff & Phelps’ opinion was furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ written consent. The opinion (i) did not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) did not address any transaction related to the Merger; (iii) was not a recommendation as to how the Special Committee or any shareholder should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction; and (iv) did not indicate that the merger consideration was the best possibly attainable under any circumstances; instead, it merely stated whether the merger consideration was within a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion was based. The opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its opinion to the Special Committee. This summary is qualified in its entirety by reference to the full text of the opinion, attached hereto as Annex C. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the fairness opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.

Discounted Cash Flow Analysis

Duff & Phelps performed a discounted cash flow analysis of the estimated future unlevered free cash flows attributable to the Company for the fiscal years ending December 31, 2016 through December 31, 2025, with “free cash flow” defined as cash generated by the business that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing a weighted average cost of capital as the applicable discount rate. For the purposes of its discounted cash flow analysis, Duff & Phelps utilized and relied upon the Management Projections, which are described in the section entitled “—Certain Financial Projections” beginning on page 24.

Duff & Phelps estimated the net present value of all cash flows attributable to the Company after fiscal year 2025 (the “Terminal Value”) using a perpetuity growth formula assuming a 4.0% terminal growth rate, which took into consideration an estimate of the expected long-term growth rate/inflation rate of the Chinese economy, the future prospects of the internet software and service industry and the Company’s business. Duff & Phelps used discount rates ranging from 17.5% to 21.5%, reflecting Duff & Phelps’ estimate of the Company’s weighted average cost of capital, to discount the projected free cash flows and the Terminal Value. Duff & Phelps estimated the Company’s weighted average cost of capital by estimating the weighted average of the Company’s cost of equity (derived using the capital asset pricing model) and the Company’s after-tax cost of debt and considering the Company’s business location and market capitalization. Duff & Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

Based on these assumptions, Duff & Phelps’ discounted cash flow analysis resulted in an estimated enterprise value for the Company of RMB 209.8 million (US$32.4 million) to RMB 293.8 million (US$45.3 million) and a range of implied values of the Company’s ADSs of US$0.72 to US$0.99 per ADS.

Selected Public Companies and Merger and Acquisition Transactions Analyses

Duff & Phelps analyzed selected public companies and selected merger and acquisition transactions for purposes of estimating valuation multiples with which to calculate a range of implied enterprise values of the Company. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.

The companies utilized for comparative purposes in the following analysis were not directly comparable to the Company, and the transactions utilized for comparative purposes in the following analysis were not directly comparable to the Merger. Duff & Phelps does not have access to nonpublic information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Merger cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the selected public companies and selected merger and acquisition transactions analysis is subject to certain limitations.

Selected Public Companies Analysis. Duff & Phelps compared certain financial information of the Company to corresponding data and ratios from publicly traded companies in the social network service and portal industries that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. The twelve companies included in the selected public company analysis in the social network service and portal industries were:

China Social Network Service Companies	•	Youku Tudou Inc.
	•	Weibo Corporation
	•	YY Inc.
	•	Renren Inc.
	•	Jiayuan.com International Ltd.

China Portal Companies	•	NetEase. Inc.
	•	SINA Corporation
	•	Autohome Inc.
	•	Soufun Holdings Ltd.
	•	Sohu.com Inc.
	•	Bitauto Holdings Limited
	•	Phoenix New Media Limited

Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of business model, to that of the Company.

The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2016, 2017 and 2018 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to the Company’s fiscal year ends for which information was available. Data related to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) were adjusted for purposes of this analysis to eliminate public company costs.

	Revenue Growth				EBITDA Growth				EBITDA Margin
	LTM(1)	2016	2017	2018	LTM(1)	2016	2017	2018	LTM(1)	2016	2017	2018
China Social Network Service Companies
Youku Tudou Inc.	51.6%	43.0%	28.6%	NA	-29.4%	NM	NM	NM	7.6%	-8.9%	-1.7%	NA
Weibo Corporation	43.0%	25.7%	36.0%	30.4%	NM	116.6%	59.9%	61.3%	11.9%	20.5%	24.2%	29.9%
YY Inc.	60.3%	25.2%	17.5%	NA	9.3%	34.9%	24.0%	NA	20.0%	29.1%	30.7%	NA
Renren Inc.	-31.6%	107.0%	NA	NA	NM	NM	NM	NA	NM	-11.0%	NA	NA
Jiayuan.com International Ltd.	22.7%	5.9%	NA	NA	60.4%	81.3%	NA	NA	4.6%	14.6%	NA	NA
Group Median	43.0%	25.7%	28.6%	30.4%	9.3%	81.3%	41.9%	61.3%	9.8%	14.6%	24.2%	29.9%
China Portal Companies
NetEase, Inc.	94.7%	51,5%	23.4%	18.7%	50.9%	11.5%	18.8%	16.4%	32.7%	24.1%	23.2%	22.7%
SINA Corporation	14.6%	5.8%	20.0%	15.0%	204.5%	110.4%	51.3%	41.4%	6.5%	13.0%	16.4%	20.1%
Autohome Inc.	62.4%	84.8%	29.1%	16.2%	31.3%	15.2%	36.8%	13.6%	35.8%	22.3%	23.7%	23.1%
Soufun Holdings Ltd.	25.7%	27.8%	33.9%	27.7%	NM	NM	NM	77.1%	-2.6%	-8.9%	7.0%	9.7%
Sohu.com Inc	15.8%	-1.3%	10.3%	18.8%	575.0%	-39.5%	43.7%	48.1%	19.4%	11.9%	15.5%	19.3%
Bitauto Holdings Limited	63.1%	33.5%	22.8%	19.8%	NM	NM	37.6%	22.2%	-3.6%	7.6%	8.5%	8.6%
Phoenix New Media Limited	-1.8%	0.0%	16.9%	22.2%	-57.9%	27.1%	15.6%	55.2%	7.2%	9.1%	9.0%	11.4%
Group Median	25.7%	27.8%	22.8%	18.8%	50.9%	15.2%	37.2%	41.4%	7.2%	11.9%	15.5%	19.3%
Aggregate
Mean	35.1%	34.1%	23.9%	21.1%	105.5%	44.7%	35.9%	41.9%	12.7%	10.3%	15.6%	18.1%
Median	34.4%	26.7%	23.1%	19.3%	41.1%	31.0%	37.2%	44.7%	7.6%	12.4%	15.9%	19.7%
Ku6 Media	29.8%	60.6%	20.0%	20.0%	NM	NM	97.8%	62.9%	-2.1%	9.0%	14.8%	20.1%

(1)	Latest twelve months

	Enterprise Value as a Multiple of																Stock Price as a Multiple of
	LTM(1) EBITDA		2016 EBITDA		2017 EBITDA		2018 EBITDA		LTM(1) EBITDA		2016 Revenue		2017 Revenue		2018 Revenue		LTM(1) EBITDA		2016 EPS		2017 EPS		2018 EPS
China Social Network Service Companies
Youku Tudou Inc.	65.4	x	NM		NM		NA		4.97	x	3.16	x	2.46	x	NA		NM		NM		NM		NA
Weibo Corporation	NM		28.1	x	17.5	x	10.9	x	7.25	x	5.77	x	4.24	x	3.25	x	NM		36.3	x	20.4	x	14.3	x
YY Inc.	17.5	x	10.5	x	7.8	x	6.3	x	3.49	x	2.82	x	2.25	x	1.92	x	21.9	x	14.1	x	10.6	x	8.6	x
Renren Inc.	NM		NM		NA		NA		6.09	x	2.29	x	NA		NA		NM		NM		NA		NM
Jiayuan.com International Ltd.	30.9	x	8.9	x	NA		NA		1.43	x	1.31	x	NA		NA		36.7	x	14.3	x	NA		NA
Group Median	30.9	x	10.5	x	12.7	x	8.6	x	4.97	x	2.82	x	2.46	x	2.58	x	29.3	x	14.3	x	15.5	x	11.4	x
China Portal Companies
NetEase, Inc.	13.0	x	11.6	x	9.8	x	8.4	x	4.23	x	2.79	x	2.27	x	1.91	x	1.81	x	14.8	x	12.3	x	10.5	x
SINA Corporation	NM		20.0	x	13.2	x	9.3	x	2.75	x	2.60	x	2.16	x	1.88	x	NM		54.2	x	35.3	x	28.8	x
Autohome Inc.	14.1	x	12.3	x	9.0	x	7.9	x	5.06	x	2.74	x	2.12	x	1.82	x	21.6	x	18.1	x	NA		11.9	x
Soufun Holdings Ltd.	NM		4.3	x	16.6	x	9.4	x	1.99	x	1.56	x	1.16	x	0.91	x	NM		NM		30.5	x	15.2	x
Sohu.com Inc	2.6	x	4.4	x	3.0	x	2.1	x	0.51	x	0.52	x	0.47	x	0.40	x	NM		NM		NM		33.7	x
Bitauto Holdings Limited	NM		17.6	x	12.8	x	10.5	x	1.77	x	1.33	x	1.08	x	0.90	x	NM		18.3	x	13.1	x	10.9	x
Phoenix New Media Limited	3.7	x	2.9	x	2.6	x	1.6	x	0.27	x	0.27	x	0.23	x	0.19	x	26.6	x	13.9	x	11.8	x	10.3	x
Group Median	8.3	x	11.6	x	9.8	x	8.4	x	1.99	x	1.56	x	1.16	x	0.91	x	21.6	x	18.1	x	13.1	x	11.9	x
Aggregate
Mean	21.0	x	12.1	x	10.2	x	7.4	x	3.32	x	2.26	x	1.84	x	1.46	x	25.0	x	23.0	x	19.1	x	16.0	x
Median	14.1	x	11.0	x	9.8	x	8.4	x	3.12	x	2.44	x	2.14	x	1.82	x	21.9	x	16.5	x	13.1	x	11.9	x

(1) Latest twelve months

Selected M&A Transactions Analysis. Duff & Phelps compared the Company to the eleven (11) target companies involved in the selected merger and acquisition transactions listed in the tables below. The selection of these transactions was based on, among other things, the target company’s industry, the relative size of the transaction compared to the Merger and the availability of public information related to the transaction. The selected online video and social network transactions indicated enterprise value to LTM EBITDA multiples ranging from 17.2x to 64.5x with a median of 25.6x, and enterprise value to LTM revenue multiples ranging from 0.64x to 47.51x with a median of 4.85x.

The Company is not directly comparable to the target companies in the selected M&A transactions analysis given certain characteristics of the transactions and the target companies, including business and industry comparability and lack of recent relevant transactions. Therefore, although reviewed, Duff & Phelps did not select valuation multiples for the Company based on the selected M&A transactions analysis.

Announced	Status	Target Name	Acquirer Name	Enterprise Value ($ in millions)	LTM Revenue ($ in millions)	LTM EBITDA ($ in millions)	EV/EBITDA	EV /Revenue

12/7/2015	Pending	Jiayuan.com International Ltd. (NasdaqGS:DATE)	Beijing Baihe Online Hi-tech Co., Ltd.	$155.7	$110.0	$4.9	31.9x	1.42x

11/6/2015	Pending	Beijing Shandong Technology Co., Ltd.	Beijing 263 Enterprise Communications Co., Ltd.	$94.4	$4.3	NA	NA	21.90x

10/30/2015	Closed	Shanghai SynaCast Media Tech. Co., Ltd.	Suning Culture Investment Management Co., Ltd.	$601.3	$124.1	NA	NA	4.85x

10/16/2015	Pending	Youku Tudou Inc. (NYSE:YOKU)	Alibaba Group Holding Limited (NYSE:BABA)	$4,481.8	$926.5	$69.5	64.5x	4.84x

7/9/2015	Pending	YY Inc. (NasdaqGS:YY)	Management	$3,595.1	$753.6	$208.7	17.2x	4.77x

6/30/2015	Closed	Dailymotion SA	Vivendi SA (ENXTPA:VIV)	$302.1	$71.3	NA	NA	4.24x

6/23/2015	Pending	Momo Inc. (NasdaqGS:MOMO)	Management; Matrix Partners; Huatai Ruilian Fund; Sequoia Capital	$3,118.0	$65.6	NA	NA	47.51x

6/10/2015	Pending	Renren Inc. (NYSE:RENN)	Management	$801.4	$73.4	NM	NM	10.92x

3/25/2015	Closed	Hangzhou Huanwen Technology Co., Ltd.	Kaiser (China) Holding Co., Ltd (SZSE:002425)	$86.9	$3.4	NA	NA	25.29x

3/16/2015	Closed	Beijing Six Rooms Ltd., Co.	Songcheng Performance Development Co., Ltd. (SZSE:300144)	$653.0	$71.9	NA	NA	9.08x

3/3/2015	Pending	Jiayuan.com International Ltd. (NasdaqGS:DATE)	Vast Profit Holdings Limited	$67.2	$104.6	$3.5	19.2x	0.64x

			Mean				33.2x	12.31x

			Median				25.6x	4.85x

Summary of Selected Public Companies / M&A Transactions Analyses

In order to estimate a range of enterprise values for the Company, Duff & Phelps applied valuation multiples to the Company’s LTM revenue and projected revenue for the fiscal year ending December 31, 2016. Duff & Phelps’ selected valuation multiples were as follows: the LTM revenue multiple ranged from 3.00x to 4.00x, and the projected fiscal 2016 revenue multiple ranged from 2.00x to 2.75x. Valuation multiples were selected taking into consideration historical and projected financial performance metrics of the Company relative to such metrics of the selected public companies. Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. Duff & Phelps noted that while it reviewed the selected M&A transactions, it did not select valuation multiples for the Company based on the Selected M&A Transactions Analysis for the reasons described in the section titled “Selected M&A Transactions Analysis” above. As a result of the analysis of the selected valuation multiples described above, the selected public companies analysis indicated an estimated enterprise value for the Company of RMB 213.1 million (US$32.9 million) to RMB 288.7 million (US$44.5 million) and a range of implied values of the Company’s ADSs of US$0.73 to US$0.97 per ADS.

Summary of Analyses

The range of estimated enterprise values for the Company that Duff & Phelps derived from its discounted cash flow analysis was RMB 209.8 million (US$32.4 million) to RMB 293.8 million (US$45.3 million), and the range of estimated enterprise values that Duff & Phelps derived from its selected public companies analysis was RMB 213.1 million (US$32.9 million) to RMB 288.7 million (US$44.5 million). Duff & Phelps concluded that the Company’s enterprise value was within a range of RMB 211.5 million (US$32.6 million) to RMB 291.3 million (US$44.9 million) based on the analyses described above.

Based on the concluded enterprise value, Duff & Phelps estimated the range of common equity value of the Company to be RMB 226.6 million (US$35.0 million) to RMB 306.4 million (US $47.3 million) by:

•	subtracting related party loan payables of RMB 30.0 million (US $4.6 million) as of December 31, 2015;

•	subtracting accounts payable due to related parties of RMB 5.9 million (US$0.9 million) as of December 31, 2015;

•	subtracting other payables due to related parties of RMB 1.6 million (US$0.3 million) as of December 31, 2015;

•	adding excess cash of RMB 49.9 million (US$7.7 million) as of December 31, 2015;

•	adding proceeds from sale of Beijing Modo Media Co., Ltd of RMB 2.7 million (US$0.4 million); and

•	adding accounts receivable due from related parties of RMB 0.1 million (US$0.01 million) as of December 31, 2015;

Based on the foregoing analysis, Duff & Phelps estimated the value of each ADS to range from US$0.72 to US$0.98. Duff & Phelps noted that the Per Share Merger Consideration to be received by the holders of the Shares (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of the ADSs (other than ADSs representing the Excluded Shares and the Restricted Shares) in the Merger was above the range of the per ADS value indicated by its analyses.

Duff & Phelps’ opinion was only one of the many factors considered by the Special Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee.

Fees and Expenses

As compensation for Duff & Phelps’ services in connection with the rendering of its opinion to the Special Committee, the Company agreed to pay Duff & Phelps a fee of US$370,000, consisting of a nonrefundable retainer of US$120,000 payable upon engagement, US$200,000 payable upon Duff & Phelps rendering the opinion, and US$50,000 payable upon filing definitive proxy statement.

The Special Committee also retained Duff & Phelps Securities, LLC (“DPS”), an affiliate of Duff & Phelps, to act as financial advisor to the Special Committee providing such financial and market related advice and assistance as deemed appropriate in connection with the Merger, including assisting the Special Committee in initiating, soliciting and encouraging any alternative transaction proposals from third parties. For that engagement, the Company paid DPS a US$50,000 nonrefundable retainer at the time that the market check was authorized by the special committee.

No portion of Duff & Phelps’ fee is refundable or contingent upon the consummation of a transaction, including the Merger, or the conclusion reached in the opinion. The Company has also agreed to indemnify Duff & Phelps and DPS for certain liabilities arising out of its engagement. In addition, the Company has agreed to reimburse Duff & Phelps and DPS for its reasonable out-of-pocket expenses incurred in connection with the rendering of its opinion not to exceed US$60,000 without the Company’s prior written consent.

The terms of the fee arrangements with Duff & Phelps and DPS, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the Special Committee and the Board are aware of these fee arrangements. Other than the DPS engagement described above and Duff & Phelps engagement to render its opinion to the Special Committee, Duff & Phelps has not had any material relationship with any party to the Merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

The Parties Involved in the Merger

The Company

We currently operate and focus on our online video business. Through our online brand Ku6 and our online video website www.ku6.com, we provide video information services and entertainment to viewers in China. As an online video portal, www.ku6.com offers news, reports and interactive entertainment programs and also provides a video platform for video-sharing and watching user generated content.

Ku6 Media Co., Ltd. is an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our principal executive offices are located at Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China. Our telephone number at this address is +86-10-5758-6813 and our fax number is +86-10-5758-6834.

For a description of our history, development, business and organizational structure, see our Annual Report on Form 20-F for the year ended December 31, 2015, filed with the SEC on April 13, 2016, which is incorporated herein by reference. See “Where You Can Find More Information” beginning on page 93 for a description of how to obtain a copy of our Annual Report.

Parent

Parent is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Shanda (as defined below). Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

Merger Sub

Ku6 Acquisition Company Limited, the Merger Sub, is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the Transactions contemplated by such agreements. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

Shanda Media Limited

Shanda Media Limited is a company incorporated under the laws of the British Virgin Islands and is wholly owned by Mr. Chen (as defined below). Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

Premium Lead

Premium Lead is a company incorporated under the laws of the British Virgin Islands a 70% owned subsidiary of Shanda Media Limited. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

Shanda

Shanda is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Premium Lead. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

Shanda Pictures

Shanda Pictures is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

Shanda Media

Shanda Media is a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Shanda Pictures. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

Shanda Group

Shanda Group is a private limited company incorporated under the laws of Singapore. Each of the other members of the Buyer Group is affiliated with Shanda Group. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

Mr. Chen

Mr. Chen is a PRC citizen and owns 100% of the equity interest of Shanda Media Limited and is a director of each of the other corporate members of the Buyer Group and the Chairman and Chief Executive Officer of Shanda. Mr. Chen currently also serves as the Chairman and Chief Executive Officer of Shanda Group. Mr. Chen’s business address or principal office is located at 8 Stevens Road, Singapore 257819. Mr. Chen’s telephone number at this address is +65-6361-0971.

Mr. Gao

Mr. Gao has served as the Chairman of the Board since May 2015 and as President since December 2014, and acted as the Company’s senior vice president of strategic cooperation and the senior vice president of business development since September 2011. Mr. Gao joined Shanda Group in 2005. Mr. Gao is a PRC citizen and his principal executive office is located at Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China. Mr. Gao’s telephone number at this address is +86-10-5758-6813.

Mr. Chiu

Mr. Chiu has served on the Board since June 2013. Mr. Chiu joined Shanda Group in 2012 and is the President of Shanda Group. Mr. Chiu currently also serves as Vice Chairman of the Copyright Society of China. Mr. Chiu is a

PRC citizen and Mr. Chiu’s business address or principal office is located at 8 Stevens Road, Singapore 257819. Mr. Chiu’s telephone number at this address is +65-6361-0971.

Mr. Mingfeng Chen

Mr. Mingfeng Chen has served on the Board since June 2015. Mr. Mingfeng Chen’s business address or principal office is located at 8 Stevens Road, Singapore 257819. Mr. Mingfeng Chen’s telephone number at this address is +65-6361-0971.

Mr. Ma

Mr. Ma has served on the Board and also as acting Chief Financial Officer since May 2015. Mr. Ma has also served as the director of internal audit of Shanda since 2007. Mr. Ma is a PRC citizen and his principal executive office is located at Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China. Mr. Ma’s telephone number at this address is +86-10-5758-6813.

Buyer Group

Parent, Merger Sub, Shanda Media Limited, Premium Lead, Shanda, Shanda Pictures, Shanda Media, Shanda Group, Mr. Chen, Mr. Gao, Mr. Chiu, Mr. Mingfeng Chen and Mr. Ma are collectively referred to as the “Buyer Group”.

Purposes of and Reasons for the Merger

The Buyer Group

Under SEC rules governing “going private” transactions, each member of the Buyer Group is deemed to be engaged in a “going private” transaction and, therefore, required to express its reasons for the Merger to the Company’s unaffiliated security holders, as defined in Rule 13e-3 of the Exchange Act. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Buyer Group, the purpose of the Merger is to enable Parent to acquire 89.7% ownership and control of the Company, in a transaction in which the holders of the Shares and the ADSs (other than the Excluded Shares, the Restricted Shares and the Dissenting Shares) will be cashed out in exchange for US$0.0108 per Share or US$1.08 per ADS (less US$0.05 per ADS cancellation fees pursuant to the terms of the Deposit Agreement), respectively, without interest and net of any applicable withholding taxes, so Parent will bear the rewards and risks of the sole ownership of the Company after the ADSs and Shares are cancelled, including any increases in value of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses.

The Buyer Group believes the operating environment has changed in a significant manner since the Company’s initial public offering. There is greater domestic competition in many of the segments in which the Company operates. These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, the Buyer Group is of the view that there is potential for considerably greater short- and medium-term volatility in the Company’s earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company’s business and a willingness to make business decisions focused on improving the Company’s long-term profitability. The Buyer Group believes that these strategies would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company’s management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the public market’s valuation of the Company and its emphasis on short-term period-to-period performance.

Further, as a privately held company, the Company will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002.

The Buyer Group decided to undertake the “going private” transaction at this time because it wants to take advantage of the benefits of the Company being a privately held company as described above and because the Buyer

Group was able to finance the Transactions with cash at hand. In the course of considering the “going private” transaction, the Buyer Group did not consider alternative transaction structures because the Buyer Group believed the Merger was the most direct and effective way to enable the Buyer Group to acquire ownership and control of the Company. Each member of the Buyer Group’s decision to engage in the going private transaction at this time also took into account the Company’s recent difficulty in satisfying the continued listing requirements of the NASDAQ and the risk that a potential delisting of the Company would have a material adverse effect on the liquidity of the ADS and the ability of the unaffiliated security holders to monetize their investment in the Company.

The Company

The Company’s purpose for engaging in the Merger is to enable its shareholders and ADS holders to receive US$0.0108 per Share or US$1.08 per ADS in cash, without interest and net of any applicable withholding taxes, which represents (i) a premium of approximately 54% over the closing price of the ADSs as quoted by the NASDAQ on January 29, 2016, the last trading day immediately prior to the Company’s announcement on February 1, 2016 that it had received a “going-private” proposal, (ii) a premium of approximately 42% over the average closing price of the ADSs during the 30 trading days prior to, and including, January 29, 2016, and (iii) a premium of approximately 52% over the average closing price of the ADSs during the 60 days prior to, and including, January 29, 2016. The Company believes its long-term objectives can best be pursued as a private company.

The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Board described in detail above under “—Reasons for the Merger and Recommendation of the Special Committee and the Board.”

Effects of the Merger on the Company

Private Ownership

The Company’s ADSs are currently listed on the NASDAQ under the symbol “KUTV.” It is expected that, immediately following the completion of the Merger, the Company will cease to be a publicly traded company and will instead become a privately held company beneficially owned directly by the Buyer Group. Following the completion of the Merger, the ADSs will cease to be listed on the NASDAQ, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the Company’s ADSs and the underlying Shares under the Exchange Act may be terminated upon the Company’s application to the SEC if such shares are not listed on a national securities exchange and there are fewer than 300 record holders of such shares. Ninety days after the filing of Form 15 in connection with the completion of the Merger or such shorter period as may be determined by the SEC, registration of the ADSs and the underlying Shares under the Exchange Act will be terminated. At such time, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the Sarbanes-Oxley Act of 2002, applicable to public companies. After the completion of the Merger, the Company’s shareholders will no longer enjoy the rights or protections that the U.S. federal securities laws provide. Furthermore, the ADS program for Shares will terminate.

Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Company and becoming a wholly-owned subsidiary of Parent. Under the terms of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time of the Merger (including Shares represented by ADSs) will be cancelled in consideration for the right to receive US$0.0108 per Share or US$1.08 per ADS, in each case, in cash, without interest and net of any applicable withholding taxes, except for (i) the Shares (including ADSs corresponding to such Shares) beneficially owned by Parent, any Shares held by the Company or any of its subsidiaries and any Shares (including ADSs corresponding to such Shares) held by the depositary and reserved for issuance and allocation pursuant to the Company’s equity compensation plans, in each case, immediately prior to the Effective Time of the Merger, each of which will be cancelled without payment of any consideration or distribution therefor, (ii) Restricted Shares (including Restricted Shares represented by ADSs) issued by the Company under the Company’s equity compensation plans, each of which will be cancelled at the Effective Time of the Merger and thereafter represent only the right to receive the issuance of Surviving Company Restricted Shares in accordance with the Merger Agreement, and (iii) Shares owned by holders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to Section 238 of the Companies Law of the Cayman Islands, which Shares will be cancelled at the Effective Time of the Merger for the right to receive the fair value of such Shares determined in accordance with the provisions of Section 238 of the Companies Law of the Cayman Islands.

We have attached the Merger Agreement to this proxy statement as Annex A. We encourage you to read the entire Merger Agreement carefully, because it is the legal document that governs the Merger.

Directors and Management of the Surviving Company

If the Merger is completed, the current memorandum of association and articles of association of the Company will be replaced in their entirety by the memorandum of association and articles of association of Merger Sub, as in effect immediately prior to the Effective Time (except that, at the Effective Time, Article I of the articles of association of the Surviving Company will be amended to read as follows: “The name of the corporation is “Ku6 Media Co., Ltd.”.”). In addition, the directors of Merger Sub immediately prior to the Effective Time (identified below in “Annex E—Directors and Executive Officers of Each Filing Person (Other Than Natural Persons)”) will become the directors of the Surviving Company and the officers of the Company will remain the officers of the Surviving Company, in each case unless otherwise determined by Parent prior to the Effective Time.

Primary Benefits and Detriments of the Merger

The primary benefits of the Merger to the unaffiliated security holders include the following:

•	the receipt by unaffiliated security holders of a merger consideration of US$0.0108 per Share or US$1.08 per ADS represents a premium of 54% over the closing price of the Company’s ADSs on January 29, 2016, the last trading date immediately prior to the Company’s announcement on February 1, 2016 that it had received a “going private” proposal, a premium of 42% over the average closing price of its ADSs during the 30 trading days prior to February 1, 2016 and a premium of 52% over the average closing price of its ADSs during the 60 trading days prior to February 1, 2016; and

•	risks to unaffiliated security holders in connection with any possible decrease in the Company’s future revenues, free cash flow, growth or value following the Merger will be avoided.

The primary detriments of the Merger to the unaffiliated security holders include the following:

•	unaffiliated security holders will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends, if any; and

•	in general, the receipt of cash pursuant to the Merger or through the exercise of dissenters’ rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. See “—Material U.S. Federal Income Tax Consequences” and “—Material PRC Income Tax Consequences” beginning on page 47 for additional information.

The primary benefits of the Merger to the Buyer Group include the following:

•	if the Company executes its business strategies successfully, the value of the Buyer Group’s equity interests in the Company could increase due to possible increases in future revenues, free cash flow and the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent;

•	the Company will be relieved from pressure exerted by the public market’s valuation and the emphasis on short-term period-to-period performance, which may not maximize the long-term equity value of the Company, and as a result the Company’s management will have greater flexibility to focus on long-term strategic planning in a highly competitive business and on improving long-term profitability;

•	the Company’s management will have more freedom to change its capital spending strategies without public market scrutiny or analysts’ quarterly expectations;

•	the Company will be able to develop and introduce new products and services or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet short-term forecasts; and

•	the costs and administrative burden resulting from operating the Company as a publicly traded company will be reduced, including the costs in connection with regulatory filings and compliance requirements.

The primary detriments of the Merger to the Buyer Group include the following:

•	all of the risks associated with any possible decrease in the Company’s revenues, free cash flow or value following the Merger will be borne by Parent and its affliliates;

•	the business risks facing the Company such as increased competition will be borne by Parent and its affliliates; and

•	following the Merger, there will be no trading market for the Surviving Company’s equity securities and Parent’s equity investment in the Surviving Company following the Merger will bear material risks resulting from such limited liquidity.

In connection with the Merger, some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the shareholders of the Company generally, as described in more detail under “—Interests of Certain Persons in the Merger” beginning on page 42.

Effect of the Merger on the Company’s Net Book Value and Net Earnings

The table below sets forth the direct or indirect interest in the Company’s net book value and net earnings for each member of the Buyer Group before and immediately after the Merger, based on the historical net book value as of December 31, 2015 and the net earnings of the Company for the twelve months ended December 31, 2015.

	Ownership Prior to the Merger				Ownership After the Merger
	Net Book Value		Earnings		Net Book Value		Earnings
Name	Amount	%	Amount	%	Amount	%	Amount	%
	(US$ in thousands, except percentages)
Tianqiao Chen	(3,833)	69.9%	(1,434)	69.9%	(4,918)	89.7%	(1,840)	89.7%
Shanda Media	(3,833)	69.9%	(1,434)	69.9%	(4,918)	89.7%	(1,840)	89.7%
Premium Lead	(3,833)	69.9%	(1,434)	69.9%	(4,918)	89.7%	(1,840)	89.7%
Shanda	(3,833)	69.9%	(1,434)	69.9%	(4,918)	89.7%	(1,840)	89.7%
Parent	(3,833)	69.9%	(1,434)	69.9%	(4,918)	89.7%	(1,840)	89.7%
Merger Sub	(3,833)	69.9%	(1,434)	69.9%	(4,918)	89.7%	(1,840)	89.7%
Shanda Pictures	(3,833)	69.9%	(1,434)	69.9%	(4,918)	89.7%	(1,840)	89.7%
Shanda Media	(3,833)	69.9%	(1,434)	69.9%	(4,918)	89.7%	(1,840)	89.7%
Shanda Group	(3,833)	69.9%	(1,434)	69.9%	(4,918)	89.7%	(1,840)	89.7%
Feng Gao(1)	*	*	*	*	(263.2)	4.8%	(98.4)	4.8%
Robert Chiu	*	*	*	*	—	—	—	—
Mingfeng Chen	—	—	—	—	—	—	—	—
Jason (Zhensong) Ma(2)	—	—	—	—	(164.5)	3.0%	(61.5)	3.0%

*	Beneficially own less than 1% of the Net Book Value and Earnings of the Company.

(1)	The ownership prior to the Merger excluded award grants held by Mr. Gao for 266,720,000 unissued Restricted Shares, the issuance of which Mr. Gao has agreed to defer.

(2)	The ownership prior to the Merger excluded award grants held by Mr. Ma for 166,700,000 unissued Restricted Shares, the issuance of which Mr. Ma has agreed to defer.

Plans for the Company after the Merger

Following the completion of the Merger, Parent will indirectly own 89.7% of the equity interest in the Surviving Company. The Buyer Group anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, taking into account the factors described above in the section entitled “Effects of the Merger on the Company”, except that the Company will cease to be a publicly traded company and will instead be a wholly owned subsidiary of Parent.

Except as set forth in this proxy statement and transactions already under consideration by the Company, the Buyer Group does not have any current plans, proposals or negotiations that relate to or would result in any of the following:

•	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

•	the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; or

•	any other material changes in the Company, including with respect to the Company’s corporate structure or business.

However, the Buyer Group will continue to evaluate the Company’s entire business and operations from time to time, and may propose or develop plans and proposals which it considers to be in the best interests of the Company and its shareholders, including the disposition or acquisition of material assets or other extraordinary transactions, including the possibility of relisting the Company or a substantial part of its business on another internationally recognized stock exchange. Subsequent to the completion of the Merger and the anticipated deregistration of the Shares and ADSs, the Company will no longer be subject to the Exchange Act and the NASDAQ compliance and reporting requirements and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.

Alternatives to the Merger

The Board did not independently determine to initiate a process for the sale of the Company. The Special Committee was formed on February 2, 2016, in response to the receipt of the Proposal Letter from Shanda on February 1, 2016. DPS, under the instruction of the Special Committee, has conducted a pre-signing market check. Between February 23, 2016 and March 11, 2016, DPS contacted 13 potential buyers (comprised of 11 potential strategic buyers and 2 potential financial buyers) to assess their interest in an acquisition of the Company as an alternative to the Proposed Transaction, but the Company had not received any indication of interest from any of these potential buyers for an alternative transaction.

The Special Committee considered, as an alternative to the Merger, the possibility of the Company remaining a publicly traded company. However, the Special Committee did not believe that remaining a publicly traded company would be equally or more favorable in enhancing shareholder value than the consummation of the Merger. In reaching such a conclusion, the Special Committee considered factors such as the challenges to the Company’s efforts to increase the long-term profitability as a publicly-traded company, the requirement as an SEC-reporting company to disclose a considerable amount of business information to the public which will limit the Company’s ability to compete in the market, and the costs of regulatory compliance for the Company to remain as a publicly traded company. For a detailed description of the considerations that led Special Committee to conclude that it is more beneficial for the Company to undertake the Merger and become a private company than to remain as a publicly-traded company, see “—Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 15.

Considering the possible alternatives to the Merger (including the possibility of continuing to operate the Company as an independent entity and the perceived risks of that alternative), the range of potential benefits to its shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, the Special Committee determined that none of these alternatives were reasonably likely to present superior opportunities for the Company or to create greater value for its shareholders than the proposed sale of the Company to Shanda, taking into account risks of execution as well as business, financing, regulatory approval, competitive, industry and market risks.

The Special Committee also took into account that the Company can terminate the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a Superior Proposal, prior to obtaining requisite shareholder approval of the Merger Agreement, subject to the payment to Parent of a termination fee of

US$1,500,000. In this regard, the Special Committee recognized that it has flexibility under the Merger Agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a Superior Proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a Superior Proposal, recommend such proposal to the Company’s shareholders).

Effects on the Company if the Merger Is Not Completed

If the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are not authorized and approved by the shareholders of the Company or if the merger is not completed for any other reason, the shareholders or ADS holders of the Company will not receive any payment for their Shares or ADSs in connection with the Merger. In addition, the Company will remain subject to SEC reporting obligations. However, there is no assurance that the ADSs will continue to be listed and traded on the NASDAQ, unless the Company regains compliance with the NASDAQ’s listing requirements. See Item 3.D. “Risk Factors—Risks Related to Our ADSs—Due to our failure to meet the NASDAQ’s continued listing standards, trading of our ADSs on the NASDAQ Global Market may be suspended and our ADSs may be delisted from the NASDAQ, which could have a material adverse effect on the liquidity of our ADSs” included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015, incorporated by reference into this proxy statement. The temporary exception to the NASDAQ listing rules granted by the Hearing Panel is subject to the completion of the Merger on or before July 13, 2016. Therefore, if the Merger is not completed on or before July 13, 2016, the ADSs may be delisted by the NASDAQ if we do not otherwise regain compliance with respect to the continued listing standards under the NASDAQ listing rules. In addition to such risk, if the Merger is not completed, the Company’s shareholders and ADS holders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of the Shares or ADSs, and we cannot assure you as to the effect of these risks and opportunities on the future value of the Shares or ADSs, including the risk that the market price of the ADSs may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.

Under specified circumstances in which the Merger Agreement is terminated, the Company may be required to pay Parent a termination fee of US$1.5 million, or Parent may be required to pay the Company a termination fee of US$3.0 million, in each case, as described in the section entitled “The Merger Agreement— Termination Fees; Reimbursement of Expenses” beginning on page 81.

If the Merger is not completed, the Board will, from time to time, evaluate and review, among other things, the business, operations, dividend policy and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Merger Agreement is not approved by the shareholders or if the Merger is not completed for any other reason, we cannot assure you that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

Financing of the Merger

The Company and the Buyer Group estimate that approximately US$18.0 million is expected to be expended to complete the Merger. This amount includes (a) the estimated funds required by the Buyer Group to (i) purchase the outstanding Shares (including Shares represented by ADSs) of the Company at a purchase price of US$0.0108 per Share or US$1.08 per ADS, and (ii) settle the outstanding Options, and (b) the estimated transaction costs associated with the transactions contemplated by the Merger Agreement.

The merger and the related transactions are expected to be funded by the Buyer Group’s cash at hand.

Remedies

The Company is entitled to an injunction or injunctions to prevent breaches of the Merger Agreement by Parent or Merger Sub and to specifically enforce the terms and provisions thereof against Parent and Merger Sub, which remedies are in addition to any other remedy to which the Company is entitled at law or in equity. Other than the equitable remedies described in the foregoing sentence, the Company’s receipt of payment of the termination fee from Parent is our sole and exclusive remedy against Parent, Merger Sub and their respective affiliates for any loss or damage suffered as a result of the failure of the Merger to be completed under certain circumstances or for a breach or failure to perform by Parent or Merger Sub under the Merger Agreement.

Parent and Merger Sub are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specifically enforce the terms and provisions thereof against the Company, which remedies are in addition to any other remedy to which they are entitled at law or in equity. Other than the equitable remedies described in the foregoing sentence, Parent’s receipt of payment of the termination fee from the Company is the sole and exclusive remedy of Parent and Merger Sub against the Company and its affiliates for any loss or damage suffered as a result of the failure of the Merger to be completed under certain circumstances or for a breach or failure to perform under the Merger Agreement by the Company.

While the Company, Parent and Merger Sub may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the Merger and monetary damages.

Interests of Certain Persons in the Merger

In considering the recommendation of the Special Committee and the Board with respect to the Merger, you should be aware that the Buyer Group has interests in the transaction that are different from, and/or in addition to, the interests of the Company’s shareholders generally. In particular, Mr. Feng Gao, our chairman and chief executive officer, Mr. Robert Chiu, our director, Mr. Mingfeng Chen, our director, and Mr. Jason (Zhensong) Ma, our director and acting chief financial officer, are affiliated with the Buyer Group. The Board and Special Committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and recommend that the Company’s shareholders vote in favor of authorizing and approving the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. Except as set forth in the section entitled “—Background of the Merger,” no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Transactions and/or preparing a report concerning the fairness of the Transactions.

Interests of the Buyer Group

In considering the recommendation of the Special Committee and the Board with respect to the Merger, you should be aware that the Buyer Group has interests in the transaction that are different from, and/or in addition to, the interests of the Company’s shareholders generally. The Special Committee and the Board were aware of such interests and considered them, among other matters, in reaching their decisions to approve the Merger Agreement.

As a result of the Merger, Parent will own 89.7% of the equity interest in the Surviving Company immediately following the completion of the Merger. Mr. Gao and Mr. Ma, as holders of award grants for unissued Restricted Shares of the Company, will retain 4.8% and 3.0% ownership of the Surviving Company, respectively. Because of their equity interest in the Surviving Company, each member of the Buyer Group will directly or indirectly enjoy the benefits from any future earnings and growth of the Company after the Merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company. The Buyer Group will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company. Parent’s investment in the Surviving Company will be illiquid, with no public trading market for the Surviving Company’s shares and no certainty that an opportunity to sell its shares in the Surviving Company at an attractive price, or that dividends paid by the Surviving Company will be sufficient to recover its investment.

The Merger may also provide additional means to enhance shareholder value for the Buyer Group, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance requirements; increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons; and additional means for making liquidity available to the Buyer Group, such as through dividends or other distributions.

Treatment of Shares, Options and Restricted Shares Held by Directors and Executive Officers

At the Effective Time, each Option to purchase Shares, whether vested or unvested, that is issued and outstanding immediately prior to the Effective Time, will be cancelled. In exchange for a cancelled Option, the former holder (or his or her designee) of such Option will be paid in cash, without interest and net of any applicable withholding taxes, by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time, an amount equal to the product of (a) the total number of Shares of the Company underlying such Option immediately prior to the Effective Time multiplied by (b) the excess of US$0.0108 over the exercise price payable per Share under such Option. If the exercise price per Share of any such Option is equal to or greater than US$0.0108, such Option will be cancelled without any payment therefor.

At the Effective Time, each of the Restricted Shares (including Restricted Shares represented by ADSs) issued by the Company, whether or not the restrictions with respect thereto have lapsed, that is issued and outstanding immediately prior to the Effective Time, will be cancelled and thereafter represent only the right to receive the issuance of the Surviving Company Restricted Shares in accordance with the Merger Agreement. Each holder of any Restricted Shares shall, in exchange for such Restricted Shares, receive the number of Surviving Company Restricted Shares equal to the product of (a) a fraction, the numerator of which is the total amount of Restricted Shares that were outstanding and held by such holder as of immediately prior to the Effective Time and the denominator of which is the total amount of Shares (calculated on a fully-diluted basis) outstanding as of immediately prior to the Effective Time, multiplied by (b) the total amount of Surviving Company’s Shares (calculated on a fully-diluted basis) outstanding at the Effective Time. The terms and conditions of the Surviving Company Restricted Shares shall otherwise remain the same as the terms and conditions of the Restricted Shares exchanged therefor.

As of the date of this proxy statement, our directors and executive officers (as set forth in “Security Ownership of Certain Beneficial Owners and Management of the Company” beginning on page 89), as a group, beneficially own an aggregate of 43,250,000 Shares, which consist of (a) 1,000,000 Shares represented by ADS, (b) issued and unexercised Options to purchase 42,250,000 Shares and exercisable within 60 days following the date of this proxy statement, and (c) nil Restricted Shares the restrictions over which will lapse within 60 days following the date of this proxy statement. In addition, as of the date of this proxy statement, certain of our directors and officers hold award grants for an aggregate amount of 433,420,000 unissued Restricted Shares, and such officers and directors have agreed to defer the issuance of such underlying Restricted Shares.

The following table shows, as of the date of this proxy statement, for each director and executive officer of the Company, (a) the number and classes of Shares owned, (b) the cash payment that will be made in respect of the Shares at the Effective Time, (c) the number of Options, whether vested or unvested, the exercise price of which is lower than US$0.0108 per Share, (d) the average exercise price payable per Share for the outstanding and unexercised Options held by such person included in (c) above, (e) the cash payment that will be made at the Effective Time in respect of the Options included in (c) above, (f) the total cash payment such person may receive in respect of all payments described in this table if the Merger is consummated (in all cases before applicable withholding taxes), and (g) the number of Restricted Shares held. Options to purchase an additional of 14,250,000 Shares held by our directors and executive officers have an exercise price of US$0.0188 per Share.

	Shares		Options(1)
Name of Directors and Executive Officers	Number	Cash Payment	Number of Underlying Shares	Average Exercise Price	Cash Payments	Total Cash Payments	Number of Restricted Share Awards(2)
		(US$)		(US$)	(US$)	(US$)
Feng Gao	—	—	15,000,000	0.0103	7,500.0	7,500.0	266,720,000
Robert Chiu	—	—	13,000,000	0.0097	14,300.0	14,300.0	—
Mingfeng Chen	—	—	—	—	—	—	—
Jason (Zhensong) Ma	—	—	—	—	—	—	166,700,000
Qingmin Dai	—	—	—	—	—	—	—
Yong Gui	1,000,000	10,300.0	—	—	—	10,300.0	—
Jun Deng	—	—	—	—	—	—	—
Total for All Directors and Executive Officers	1,000,000	10,300.0	28,000,000	0.0100	21,800.0	32,100.0	433,420,000

(1)	Excluding Options that have an exercise price of not less than $0.0108 per Share.

(2)	Delivery of the Restricted Shares underlying these awards has been deferred by the relevant holders.

After the completion of the Merger, the maximum amount of cash payments our directors and executive officers may receive in respect of their Shares and Options is approximately US$32,100.0, which includes (a) US$10,300.0 in respect of 1,000,000 Shares represented by ADS held by them as of the date of this proxy statement, and (b) US$21,800.0 in respect of Options to purchase 28,000,000 Shares which are issued but unexercised as of the date of this proxy statement. After the completion of the Merger, in accordance with the Merger Agreement, our directors and executive officers will receive Surviving Company Restricted Shares in respect of restricted share awards for an aggregate amount of 433,420,000 Restricted Shares to be cancelled at the Effective Time.

Indemnification; Directors’ and Officers’ Insurance

For six (6) years after the Effective Time, the Surviving Company and its subsidiaries shall (and Parent shall cause the Surviving Company and its subsidiaries to) indemnify and hold harmless the present and former officers, directors and employees of the Company or any subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Cayman Companies Law or any other applicable law or provided under the Company’s memorandum and articles of association in effect on the date hereof.

For six (6) years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Company’s memorandum and articles of association (or in such documents of any successor to the business of the Surviving Company) or in the comparable organizational documents of any subsidiary of the Surviving Company regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the Merger Agreement.

Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time, to obtain and fully pay the premium to maintain the Company’s existing directors’ and officers’ insurance on terms with respect to coverage and amount no less favorable than the Company’s current policy for a period of six (6) years after the Effective Time; provided that in no event shall Parent or the Surviving Company be required to spend in any one year an amount in excess of 300% of the current annual premium for such insurance.

The Special Committee

On February 2, 2016, the Board established the Special Committee to consider the proposal from Shanda and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The Special Committee is composed of independent directors Mr. Dai (who served as chairman), Mr. Gui and Ms. Deng. All such directors are free from any affiliation with Shanda, and none of such directors is or was ever an employee of the Company or any of its subsidiaries or has any financial interest in the Merger that is different from that of the unaffiliated security holders other than (i) the director’s receipt of board compensation in the ordinary course, (ii) Special Committee members’ compensation in connection with its evaluation of the Merger (which is not contingent upon the completion of the Merger or the Special Committee’s or the Board’s recommendation of the Merger), and (iii) the director’s indemnification and liability insurance rights under the Merger Agreement. The Board did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the Merger.

The Company has compensated the members of the Special Committee in exchange for their service in such capacity at a rate of US$10,000 per month for the chairman of the Special Committee and US$7,000 per month for each other member of the Special Committee, the payment of which is not contingent upon the completion of the Merger or the Special Committee’s or the board’s recommendation of the Merger.

Position with the Surviving Company

The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Company, and the officers of the Company immediately prior to the Effective Time will become the officers of the Surviving Company, in each case, unless otherwise determined by Parent prior to the Effective Time.

Related-Party Transactions

We have adopted an audit committee charter, which requires the audit committee to review and approve all related-party transactions as defined in Item 404 of Regulation S-K on an ongoing basis. In addition to the arrangements in connection with the Merger discussed elsewhere in this proxy statement, for a description of significant related-party transactions since January 1, 2014, see Item 7. “Major Shareholders and Related-Party Transactions” included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 93 for a description of how to obtain a copy of our Annual Report.

2014 Share Transfer Transaction

In March 2014, Mr. Xudong Xu (“Mr. Xu”) entered into a share purchase agreement with our then controlling shareholder, Shanda Media, to purchase 1,938,360,784 of our ordinary shares, amounting to approximately 41% of our then issued and outstanding share capital (the “2014 Share Transfer Transaction”). The 2014 Share Transfer Transaction was completed in April 2014, and the aggregate consideration for these ordinary shares was US$47,350,831.05. Mr. Xu funded the purchase price through a loan from Shanda Media, which was secured by a charge of all of our ordinary shares beneficially owned by Mr. Xu.

2015 Share Transfer Transaction

In May 2015, Shanda Media entered into a share purchase agreement with Mr. Xu, our then largest shareholder, to purchase 1,938,360,784 of our ordinary shares, amounting to approximately 40.7% of our then issued and outstanding share capital (the “2015 Share Transfer Transaction”). The aggregate consideration for these shares acquired by Shanda Media from Mr. Xu was the cancellation by Shanda Media of the promissory note issued by Mr. Xu to Shanda Media in the amount of US$47,350,831.05 in the 2014 Share Transfer Transaction, and the discharge by Shanda Media of the pledge over all the ordinary shares beneficially owned by Mr. Xu. After the 2015 Share Transfer Transaction, Shanda, through Shanda Media, became our controlling shareholder.

Funding from Shanda

In connection with the 2014 Share Transfer Transaction, Shanda, through its affiliate, extended a loan of RMB20.0 million to us in April 2014. This loan did not bear any interest and was due on April 2, 2015. Shanda has waived our obligation to repay this loan in order to satisfy one of the closing conditions under the share purchase agreement for the 2014 Share Transfer Transaction. We have treated this transaction as a capital contribution.

In May 2014, Shanda, through its affiliates, extended a loan of RMB21.4 million to us. This loan did not bear any interest and was due within twelve months. Shanda has waived our obligation to repay this loan. In connection with this loan, certain existing related party payables to companies controlled by Shanda, amounting to RMB5.3 million, were waived by us, and we received a net amount of RMB16.1 million in cash from Shanda in May 2014. We have treated this transaction as a capital contribution.

In February 2015, we entered into a loan agreement with Mr. Xu, our then major shareholder, pursuant to which Mr. Xu agreed to provide a loan of RMB30.0 million to us. The term of the loan is one year, and the loan bears interest at a rate of 6.5% per annum. We received RMB30.0 million from Mr. Xu in March 2015. On May 12, 2015, in connection with the 2015 Share Transfer Transaction, Mr. Xu transferred all of the rights and obligations relating to the loan to Shanda Computer (Shanghai) Co., Ltd. (“Shanda Computer”) in exchange for a payment of RMB30.3 million. After such transfer, Shanda Computer became the lender of this loan. Other terms and the interest rate of the loan were not changed. On January 8, 2016, we repaid RMB1.95 million to Shanda Computer, and on March 2, 2016, we entered into a loan agreement in respect of the same loan with Shanda Computer, pursuant to which Shanda Computer agreed to extend the maturity date of the loan to September 3, 2016. Other terms and the interest rate of the loan were not changed.

In January 2016, Shanda Technology Overseas Capital Limited (“Shanda Technology”) extended a loan of US$300,000 to us. The term of the loan is one year, and the loan bears interest at a rate of 6.5% per annum. We received US$300,000 from Shanda Technology on January 8, 2016.

Fees and Expenses

Fees and expenses incurred or to be incurred by the Company and Parent in connection with the Merger are estimated at the date of this proxy statement to be as follows:

Description	Amount
(US$ in thousands)
Legal fees and expenses	1,090.0
Financial advisory fees and expenses	480.0
Special Committee fees	132.0
Miscellaneous (including filing fees and miscellaneous costs)	2.0
Total	1,704.0

These expenses (other than the ADS cancellation fees pursuant to the terms of the Deposit Agreement) will not reduce the merger consideration to be received by the Company’s shareholders and ADS holders. If the Merger is consummated, the party incurring any costs and expenses in connection with the Merger and the Merger Agreement will pay such costs and expenses except as otherwise provided in the Merger Agreement.

Voting by the Buyer Group at the Extraordinary General Meeting

Parent has agreed to cause its affiliates to vote the 3,334,694,602 Shares owned by them, which as of the date of this proxy represent approximately 69.9% of the Company’s issued and outstanding Shares that are entitled to vote, in favor of the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the extraordinary general meeting.

Voting of Unvested Restricted Shares

Under each Restricted Share award document, the person receiving the award has granted to the Company or its representative an irrevocable proxy to vote, or to execute and deliver written consents or otherwise act in the capacity of a shareholder with respect to, all of the issued Restricted Shares owned by such person until the earlier of (i) the date of termination of such person’s employment with the Company and (ii) the end of the applicable vesting period under such award document.

Litigation Related to the Merger

We are not aware of any lawsuit that challenges the Merger Agreement, the Plan of Merger or any of the Transactions, including the Merger.

Accounting Treatment of the Merger

It is expected that the consolidated financial statements of the surviving merged entity would be a continuation of the consolidated financial statements of the Company, plus the assets and liabilities of Merger Sub. Accordingly, the Company’s assets and liabilities would be reflected in the consolidated financial statements of the surviving merged entity at their carrying values prior to the merger.

Regulatory Matters

The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the Merger other than the approvals, filings or notices required under the federal securities laws and the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Law) with the Cayman Registrar and, in the event the Merger becomes effective, a copy of the Certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of Merger published in the Cayman Islands Gazette. See “The Merger Agreement—Conditions to the Merger” beginning on page 79 for additional information.

Dissenters’ Rights

Shareholders who exercise dissenters’ rights will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote is taken, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenters’ rights, which is attached as Annex D to this proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the merger consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Islands Companies Law, you may lose your dissenters’ rights (as described under the section entitled “Dissenters’ Rights” on page 84).

Material PRC Income Tax Consequences

Under the PRC Enterprise Income Tax Law (the “EIT Law”), which took effect on January 1, 2008, enterprises established outside of the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises,” and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council of the PRC adopted the Regulation on the Implementation of PRC Enterprise Income Tax Law, effective as of January 1, 2008, which defines the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. The State Administration of Taxation of the PRC (the “SAT”) issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) on April 22, 2009, with retroactive effect from January 1, 2008. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled offshore incorporated enterprise is located in the PRC. There is no assurance that the Company will not be treated as a PRC tax resident enterprise. Under the EIT Law and its implementation regulations, PRC income tax at a rate of 10% is applicable to any gain recognized on receipt of consideration by a “non-resident enterprise” from transfer of its equity in a PRC resident enterprise, to the extent such gain is derived from sources within the PRC, provided that the “non-resident enterprise” does not have a de facto management body in the PRC and also (a) does not have an establishment or place of business in the PRC or (b) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business. Under the Individual Income Tax Law of the PRC, an individual who disposes of a capital asset in the PRC is subject to PRC individual income tax at the rate of 20% if the gain is from sources within the PRC. Relief from these taxes may be sought under applicable income tax treaties with the PRC. If the Company is treated as a PRC tax resident enterprise, gain from the disposition of Shares of the Company or ADSs may be treated as derived from PRC-sources and taxed as described above.

On December 10, 2009, the SAT issued the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises’ Equity Transfer Income (“Circular 698”), with retroactive effect from January 1, 2008, and the Circular Concerning Various Questions on the Administration of Enterprises Income Tax on Non-resident Enterprises (“Bulletin 24”) was issued by the SAT and became effective as of April 1, 2011. According to Circular 698 and Bulletin 24, if any non-resident enterprise indirectly transfers the equity of a resident enterprise, the non–resident enterprise may be subject to a 10% PRC income tax on the gain from such equity transfer, unless such equity is to be transferred and the transfer price thereunder is determined pursuant to standard trading rules of a public security market and not by the purchaser and the seller by mutual agreement prior to such transactions. On February 3, 2015, the SAT further promulgated the Public Notice of State Administration of Taxation on Certain Enterprise Income Tax Matters on Indirect Transfer of Properties by Non-resident Enterprises (“Circular 7”), effective from February 3, 2015, to replace certain provisions under Circular 698 and Bulletin 24 and to further strengthen the regulation over enterprise income tax applicable to indirect transfer of properties by non-resident enterprises. According to Circular 7, where a non-resident enterprise indirectly transfers equity interests in a PRC resident enterprise, properties of an establishment or place in the PRC or immovable properties in the PRC (collectively, the “PRC Taxable Properties”), through the implementation of a scheme, including transfer of equity interests and other similar rights of an overseas enterprise (an “Overseas Enterprise”), without a reasonable commercial purpose and resulting in the avoidance of the enterprise income tax liability, upon review and examination of the documents submitted, such indirect transfer may be re-characterized as a direct transfer of the

PRC Taxable Properties by the in-charge tax authorities in accordance with the EIT Law. Both parties to the indirect transfer of PRC Taxable Properties (i.e., the transferor and the transferee) and the Chinese tax resident enterprise being indirectly transferred may report this indirect transfer to the in-charge tax authority.

According to Circular 7, when assessing the “reasonable commercial purpose,” a holistic approach should be used to consider all the arrangements relevant to the indirect transfer of PRC Taxable Properties based on the actual facts and circumstances, and the following relevant factors must be analyzed comprehensively: (a) whether the main value of the equity of the Overseas Enterprise directly or indirectly derives from PRC Taxable Properties; (b) whether a majority of the assets of the Overseas Enterprise is directly or indirectly comprised of investment in the PRC, or whether a majority of its income is directly or indirectly sourced from the PRC; (c) whether the actual functions performed and risks undertaken by the Overseas Enterprise and its subsidiaries which directly or indirectly hold the PRC Taxable Properties can substantiate the economic substance of their corporate structure; (d) the existence duration of the shareholders, business model of the Overseas Enterprise and the relevant organizational structure; (e) overseas income taxes applicable to the indirect transfer of PRC Taxable Properties; (f) whether the indirect investment or the indirect transfer of the PRC Taxable Properties by the equity transferor can be substituted by a direct transfer of the PRC Taxable Properties; (g) whether tax treaties or tax arrangements can apply to the income from indirect transfer of PRC Taxable Properties; and (h) other related factors. A transaction will be deemed to lack a reasonable commercial purpose and thus be subject to PRC enterprise income tax under Circular 7 if all of the following conditions are satisfied, unless the safe harbor for qualifying intra-group reorganization applies: (a) 75% or more of the value of the equity interests of the Overseas Enterprise is directly or indirectly derived from the PRC Taxable Properties; (b) at any time within one (1) year before the indirect transfer of PRC Taxable Properties, 90% or more of the total assets of the Overseas Enterprise (not including cash) is directly or indirectly comprised of investment in the PRC, or 90% or more of the Overseas Enterprise’s income in the year before the indirect transfer of PRC Taxable Properties is directly or indirectly sourced from the PRC; (c) the Overseas Enterprise and its subsidiaries which directly or indirectly hold the PRC Taxable Properties are incorporated in that country (region) to satisfy the legal requirement of the organizational format, but actually only perform limited functions and undertake limited risks which are insufficient to substantiate their economic substance; and (d) the overseas income tax payable for the indirect transfer of PRC Taxable Properties is less than the possible tax burden in the PRC on the direct transfer of such PRC Taxable Properties.

Circular 7 also provides certain safe harbors for indirect transfers of the PRC Taxable Properties. Circular 7 will not apply where the overall arrangement related to the indirect transfer of the PRC Taxable Properties meets one of the following conditions: (a) the non-resident enterprise deriving income from indirect transfer of PRC Taxable Properties from the buying and selling of shares of the same listed Overseas Enterprise through public stock exchanges; or (b) if the non-resident enterprise directly held and transferred the PRC Taxable Properties, the income from the transfer of such property would otherwise be exempted from enterprise income tax according to the applicable tax treaty or tax arrangement; or (c) if the indirect transfer of PRC Taxable Properties is deemed as qualified intra-group reorganization, such indirect transfer will be exempt from PRC enterprise income tax, provided that the current indirect transfer would not result in the reduction of the enterprise income tax burden on the gain arising on the subsequent potential indirect transfer of PRC Taxable Properties compared to the tax that would have been imposed on the subsequent transfer had the current indirect transfer not taken place, and provided that the consideration is paid by the transferee solely in the form of its own equity of a related enterprise with which the transferee has a controlling relationship.

Circular 7 specifies that the date that enterprise income tax liability arises as stipulated therein refers to the date when the relevant equity transfer agreement takes effect and the relevant procedures for the change in equity ownership of the Overseas Enterprise are completed. With respect to the legal consequences for failing to withhold and pay the enterprise income tax, Circular 7 specifies that the payor (which in most, but not all cases, will be the transferee), regardless of whether it is a resident enterprise, is required to withhold tax on gains realized from an indirect transfer of PRC Taxable Properties. According to Circular 7, in the event that the withholding agent does not withhold enterprise income tax, and the transferor does not timely report and file the enterprise income tax due for the indirect transfer of PRC Taxable Properties or does not fully settle its enterprise income tax liability, the in-charge tax authority, besides seeking the collection of the enterprise income tax payable, may impose a penalty ranging from 50% to three times the amount of the unpaid taxes on the withholding agent for its failure to withhold the capital gains tax, which may be reduced or waived if the withholding agent has reported to the in-charge tax authorities by submitting the required documents within 30 days after the equity transfer agreement for the indirect transfer is executed. If the withholding agent does not withhold the tax or does not withhold enough amount, the transferor will report the transaction to the in-charge tax authority and settle the tax payments within seven days from when the tax obligation arises. If the transferor fails to pay taxes due within the prescribed time limit, the transferor is subject to a daily interest rate equal to the Renminbi lending benchmark rate published by the People’s Bank of China in that tax year plus 5% for the period of such overdue tax payment. The additional 5% punitive interest charge will be waived if the transferor voluntarily reports to the in-charge tax authorities within 30 days after the equity transfer agreement is signed.

There is uncertainty as to the application of Circular 7. While it appears that Circular 7 was not intended to apply to individual transferors, there is very little guidance and practical experience regarding its application to individual transferors. Circular 7 may be determined by the tax authorities to be applicable to the Merger where non-PRC resident corporate shareholders or ADS holders were involved, if the Company is determined by the PRC tax authorities to lack reasonable commercial purpose. As a result, if the PRC tax authorities were to invoke Circular 7 and impose tax on the receipt of consideration for Shares or ADSs, then any gain recognized on the receipt of consideration for such Shares or ADSs pursuant to the Merger by the Company’s shareholders who are not PRC residents could be treated as PRC-source income that would be subject to PRC enterprise income tax at a rate of 10% (subject to applicable treaty or relief).

The Buyer intends not to withhold from non-PRC residents for PRC taxes on the merger consideration. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences.

Material Cayman Islands Tax Consequences

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for Shares under the terms of the Merger. This is subject to the qualification that: (a) Cayman Islands stamp duty of a nominal amount may be payable if any transaction documents are executed in, brought into or produced before a court in the Cayman Islands; (b) certain registration fees will be payable by the Company to the Registrar to register the Cayman Plan of Merger; and (c) certain fees are payable to the Cayman Islands Government Gazette Office to publish the notice of the merger in the Cayman Islands Government Gazette.

It is the responsibility of all shareholders and ADS holders to inform themselves as to any tax consequences of the Merger applicable to such shareholder or ADS holder, including any tax consequences arising from the receipt of cash pursuant to the Merger or through the exercise of their dissenters’ rights (in the case of shareholders). You should consult your tax advisers for a full understanding of all tax consequences of the Merger applicable to you.

Material U.S. Federal Income Tax Consequences

The following are certain material U.S. federal income tax consequences to a U.S. Holder described below of the exchange of our Shares or ADSs for cash pursuant to the Merger. This discussion applies only to a U.S. Holder that holds Shares or ADSs as capital assets for U.S. federal income tax purposes and it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax or Medicare contribution tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or certain traders in securities;

•	persons holding Shares or ADSs as part of a hedge, straddle, wash sale, conversion transaction or integrated transaction, or persons entering into a constructive sale with respect to Shares or ADSs;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, individual retirement accounts and Roth IRAs;

•	persons who acquired Shares or ADSs pursuant to the exercise of any employee stock option or otherwise as compensation for services;

•	persons that own or are deemed to own Shares or ADSs representing ten percent or more of our voting stock; or

•	persons holding Shares or ADSs in connection with a trade or business conducted outside the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes owns Shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning Shares or ADSs and partners therein should consult their tax advisers as to the particular U.S. federal income tax consequences applicable to them of disposing of Shares or ADSs.

This discussion does not apply to U.S. Holders of Options exchanged pursuant to the Merger.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of Shares or ADSs in their particular circumstances.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Shares or ADSs that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	a trust or estate the income of which is subject to U.S. federal income tax regardless of its source.

Exchange of Shares or ADSs for Cash. The exchange of our Shares or ADSs for cash will be a taxable transaction for U.S. federal income tax purposes. An exchanging or dissenting U.S. Holder will recognize gain or loss on the disposition of Shares or ADSs, equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the Shares or ADSs disposed of. Subject to the discussion in “—Passive Foreign Investment Company” below, any gain or loss recognized will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Shares or ADSs for more than one year. The deductibility of capital losses is subject to limitations.

As described in “—Material PRC Income Tax Consequences” above, if we were deemed to be a tax resident enterprise under PRC tax law or if a transfer of our Shares or ADSs in the Merger were considered to be an indirect transfer of PRC Taxable Properties, gains from a sale of our Shares or ADSs may be subject to PRC tax. U.S. Holders are entitled to use foreign tax credits to offset only the portion of their U.S. federal income tax liability that is attributable to foreign-source income. Because under the Code capital gains of U.S. persons generally are treated as U.S.-source income, this limitation may preclude a U.S. Holder from claiming a credit for all or a portion of any PRC taxes imposed on any gain from the sale of our Shares or ADSs. However, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may be able to elect to treat any such gain as foreign-source gain for foreign tax credit purposes. The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisers regarding their eligibility for benefits under the income tax treaty between the United States and the PRC and the creditability of any PRC tax on disposition gains in their particular circumstances.

Passive Foreign Investment Company. We believe that we were a passive foreign investment company (“PFIC”) for the taxable years 2006, 2007, 2008 and 2009, and it was unclear whether we were a PFIC for the taxable year 2011. Although we believe that we were not a PFIC for the 2015 taxable year or other prior taxable years, the determination of our PFIC status is subject to uncertainty because the treatment of the contractual arrangements between our PRC subsidiaries and our consolidated affiliated entities for purposes of the PFIC rules is uncertain. We may also be a PFIC for other prior taxable years or taxable years ending after 2015. Our PFIC status for any taxable year will not be determinable until after the end of the taxable year, and will depend on the composition of our income and assets and the market value of our assets for such taxable year, which may be, in part, based on the market price of our Shares or ADSs (which may be especially volatile). For these reasons, there can be no assurance that we have not been a PFIC for any prior taxable year, or that we will not be a PFIC for the current or any future taxable year.

In general, a foreign corporation is a PFIC for U.S. federal income tax purposes for any taxable year if (a) 75% or more of its gross income for such taxable year is passive income under the income test or (b) 50% or more of the average quarterly value, generally determined by fair market value, of its assets during such taxable year consists of assets that either produce passive income or are held for the production of passive income (including cash). “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities and certain gains from commodities transactions.

Certain “look through” rules apply for purposes of the income and asset tests described above. We generally will be treated as if we (a) held directly a proportionate share of the assets of, and (b) received directly a proportionate share of the income of, any corporation where we own, directly or indirectly, 25% or more of the total value of the corporation’s outstanding shares.

In addition, we may, directly or indirectly, hold equity interests in subsidiaries or other entities which are PFICs (“Lower-tier PFICs”). Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described below on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case, as if the U.S. Holder held such shares directly, even though holders have not received the proceeds of those distributions or dispositions directly.

If we are or were a PFIC for any taxable year during which a U.S. Holder owned Shares or ADSs, we will generally continue to be treated as a PFIC with respect to those Shares or ADSs for all succeeding years during which such U.S. Holder holds them, regardless of whether we actually continue to be a PFIC. As stated above, we believe that we have been a PFIC in certain prior taxable years and may have been a PFIC in other prior taxable years.

Generally, if we were a PFIC for any taxable year during which a U.S. Holder owned our Shares or ADSs, the amount of gain recognized upon the disposition of Shares or ADSs by the U.S. Holder would be allocated ratably over the U.S. Holder’s holding period for such shares or ADSs. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to the allocated amounts. Furthermore, a U.S. Holder would be required to file IRS Form 8621 with respect to us, generally with the U.S. Holder’s federal income tax return for the year of the Merger. If we were a PFIC for any prior taxable year in which a U.S. Holder owned Shares or ADSs, the amount of gain and the manner in which it is allocated between taxable years within the U.S. Holder’s holding period may be affected by any valid election that the U.S. Holder may have made to either mark-to-market our ADSs, or be taxed on a deemed sale of the Shares or ADSs. U.S. Holders should consult their tax advisers regarding the consequences of disposing of Shares or ADSs and the effect of any previous mark-to-market or deemed sale election that they may have made.

Information Reporting and Backup Withholding. Payments of the cash consideration for the Shares or ADSs that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability, if any, and may entitle it to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Questions and Answers about the Extraordinary General
Meeting and the Merger

The following questions and answers address briefly some procedural questions you may have regarding the extraordinary general meeting and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	When and where will the extraordinary general meeting be held?

A:	The extraordinary general meeting will take place on July 8, 2016, at 10:00 a.m. (Hong Kong time) at the offices of Davis Polk & Wardwell, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong.

Q:	What vote of the Company’s shareholders is required to authorize and approve the Merger Agreement and the Plan of Merger?

A:	In order for the Merger to be completed, the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, must be authorized and approved by a special resolution of the Company’s shareholders, which requires an affirmative vote of shareholders holding two-thirds or more of the votes represented by the Shares (including Shares represented by ADSs) present and voting in person or by proxy as a single class at the extraordinary general meeting. Under our amended and restated memorandum and articles of association, holders of our Shares are entitled to one vote per Share. Holders of our Shares will vote as a single class on all matters described in the accompanying proxy statement. At the close of business in the Cayman Islands on June 27, 2016, the record date for voting Shares at the extraordinary general meeting (the “Share Record Date”), 4,771,610,860 Shares are expected to be issued and outstanding and entitled to vote at the extraordinary general meeting. As of the date of this proxy statement, Parent owns an aggregate of 3,334,694,602 Shares (including Shares represented by ADSs), representing approximately 69.9% of the Company’s issued and outstanding Shares that are entitled to vote at the extraordinary general meeting, which is more than the two-thirds majority necessary to approve a special resolution of the shareholders of the Company to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

Q:	What vote of the Company’s shareholders is required to approve the proposal to adjourn the extraordinary general meeting, if necessary, to solicit additional proxies?

A:	The proposal to adjourn the extraordinary general meeting, if necessary, to solicit additional proxies must be authorized and approved by an affirmative vote of shareholders holding a majority of the votes represented by the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. Under our amended and restated memorandum and articles of association, holders of our Shares are entitled to one vote per Share. Based on the number of Shares we expect to be issued and outstanding and entitled to vote on the Share Record Date, and assuming all issued and outstanding Shares are present in person or by proxy and voting at the meeting, approximately 2,385,805,431 Shares must be voted in favor of the proposal to adjourn the extraordinary general meeting to allow us, if necessary, to solicit additional proxies.

Q:	Who is entitled to vote at the extraordinary general meeting?

A:	The Share Record Date is June 27, 2016. Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Share Record Date or their proxy holders are entitled to vote at the extraordinary general meeting or any adjournment thereof.

The record date with respect to ADSs is June 9, 2016 (the “ADS Record Date”). Only ADS holders of the Company at the close of business in New York City on the ADS Record Date are entitled to instruct the ADS Depositary to vote at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs by the close of business in New York City on June 23, 2016 and become a holder of Shares by the close of business in the Cayman Islands on the Share Record Date.

Q:	What constitutes a quorum for the extraordinary general meeting?

A:	The presence, in person, by proxy or by corporate representative, of one or more shareholders present in person or by proxy that represent not less than one-third of the voting rights represented by the issued and outstanding Shares will constitute a quorum for the extraordinary general meeting.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the Merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:	How do I vote if my Shares are registered in my name (that is, I do not hold ADSs)?

A:	If Shares are registered in your name (that is, you do not hold ADSs) as of the Share Record Date for shareholder voting, you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the accompanying return envelope as soon as possible. The deadline to lodge your proxy card so that your Shares may be represented and voted at the extraordinary general meeting is July 7, 2016 at 10:00 a.m. (Hong Kong time).

Alternatively, you can attend the extraordinary general meeting and vote in person. If you decide to sign and send in your proxy card, and do not indicate how you want to vote, Shares represented by your proxy will be voted FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the proposal to authorize the directors to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as proxy, in which case Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

If your Shares are held by your broker, bank or other nominee, please see below for additional information.

Q:	How do I vote if I own ADSs?

A:	If you own ADSs as of the close of business in New York City on the ADS Record Date (and do not cancel such ADSs and become a registered holder of the Shares underlying your ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS Depositary (as the holder of Shares underlying your ADSs) how to vote the Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible. The ADS Depositary must receive such instructions no later than 10:00 a.m. (New York City time) on July 6, 2016 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting. The ADS Depositary will endeavor to vote (or will endeavor to cause the vote of) the Shares it holds on deposit at the extraordinary general meeting in accordance with the voting instructions timely received from holders of ADSs. The ADS Depositary has advised us that, pursuant to Section 4.10 of the Deposit Agreement, it will not vote or attempt to exercise the right to vote any Shares other than in accordance with signed voting instructions from the relevant ADS holder and, accordingly, Shares represented by ADSs for which no timely voting instructions are received by the ADS Depositary will not be voted. Notwithstanding the foregoing, pursuant to the Deposit Agreement, if the ADS Depositary timely receives voting instructions from a holder of ADSs that fail to specify the manner in which the ADS Depositary is to vote Shares represented by such holder’s ADSs, the ADS Depositary will deem such holder to have instructed the ADS Depositary to vote in favor of the items set forth in the voting instructions. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

Alternatively, if you own ADSs as of the close of business in New York City on the ADS Record Date, you may vote at the extraordinary general meeting directly if you cancel your ADSs and become a holder of the Shares underlying your ADSs prior to the close of business in the Cayman Islands on the Share Record Date. If you wish to cancel your ADSs for the purpose of voting Shares, you need to make arrangements to deliver your

ADSs to the ADS Depositary for cancellation before 10:00 a.m. in New York City on June 23, 2016 together with (a) delivery instructions for the corresponding Shares (including the name and address of the person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fees (US$0.05 per ADS to be cancelled) and any applicable taxes payable pursuant to the Deposit Agreement and (c) a certification that you either (i) held the ADSs as of the ADS Record Date and have not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled, or have given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting or (ii) did not hold the ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, please contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS Depositary will arrange for Citibank N.A. - Hong Kong, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of Shares, Royal Bank of Canada Trust Company (Cayman) Limited, to issue and mail a certificate to your attention. If the Merger is not completed, the Company would continue to be a public company in the United States and the ADSs would continue to be listed on the NASDAQ. Shares are not listed and cannot be traded on any stock exchange other than the NASDAQ, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the Merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs and applicable share transfer taxes (if any) and related charges payable pursuant to the Deposit Agreement.

Q:	If my Shares or ADSs are held in a brokerage, bank or other nominee account, will my broker, bank or other nominee vote my Shares or ADSs on my behalf?

A:	Your broker, bank or other nominee will only vote your Shares on your behalf or give voting instructions with respect to the Shares underlying your ADSs if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or other nominee regarding how to instruct it to vote your Shares or ADSs. If you do not instruct your broker, bank or other nominee how to vote your Shares that it holds, those Shares or ADSs may not be voted.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the Merger Agreement?

A:	If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to the ADS Depositary, your broker, bank or other nominee, your vote will not be counted.

Q:	May I change my vote?

A:	Yes. If you are a holder of Shares, you may change your vote in one of the following three ways:

•	First, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to Ku6 Media Co., Ltd., Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China, Attention: General Counsel.

•	Second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no later than 10:00 a.m. (Hong Kong time) on July 7, 2016, which is the deadline to lodge your proxy card.

•	Third, you may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

If you hold Shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee to vote your Shares, you must follow directions received from the broker, bank or other nominee to change your instructions.

Holders of ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to 10:00 a.m. (New York City time) on July 6, 2016. A holder of ADSs can do this in one of two ways:

•	First, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS Depositary.

•	Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked.

If you hold ADSs through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to give ADS voting instructions to the ADS Depositary, you must follow the directions of your broker, bank or other nominee to change those instructions.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Shares or ADSs in more than one brokerage, bank or other nominee account, you will receive a separate voting instruction card for each brokerage, bank or other nominee account in which you hold Shares or ADSs. If you are a holder of record and your Shares or ADSs are registered in more than one name, you will receive more than one proxy or voting instruction card. Please submit each proxy card that you receive.

Q:	Should I send in my Share certificates or my American Depositary Receipts representing ADSs (“ADRs”) now?

A:	No. After the Merger is completed, you will be sent a form of letter of transmittal with detailed written instructions for exchanging your Share certificates for the merger consideration. Please do not send in your certificates now. Similarly, you should not send in the ADRs that represent your ADSs at this time. Promptly after the Merger is completed, the ADS Depositary will call for the surrender of all ADRs for delivery of the merger consideration. ADR holders will be receiving a similar form of letter of transmittal and written instructions from the ADS Depositary relating to the foregoing.

All holders of uncertificated Shares and uncertificated ADSs (i.e., holders whose Shares or ADSs are held in book entry) will automatically receive their merger consideration shortly after the Merger is completed without any further action required on the part of such holders.

If your Shares or your ADSs are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your Shares or ADSs in exchange for the merger consideration.

Q:	What happens if I sell my Shares or ADSs before the extraordinary general meeting?

A:	The Share Record Date for voting at the extraordinary general meeting is earlier than the date of the extraordinary general meeting and the date that the Merger is expected to be completed. If you transfer your Shares after the Share Record Date for voting but before the extraordinary general meeting, you will retain your right to vote at the extraordinary general meeting unless you have given, and not revoked, a proxy to the person to whom you transfer your Shares, but will transfer the right to receive the Per Share Merger Consideration in cash without interest to such person, so long as such person is registered as the owner of such Shares when the Merger is completed. In such case, your vote is still very important and you are encouraged to vote.

The ADS Record Date is the close of business in New York City on June 9, 2016. If you transfer your ADSs after the ADS Record Date but before the extraordinary general meeting, you will retain your right to instruct the ADS Depositary to vote at the extraordinary general meeting, but will transfer the right to receive the Per ADS Merger Consideration in cash without interest to the person to whom you transfer your ADSs, so long as such person owns such ADSs when the Merger is completed. In such case, your vote is still very important and you are encouraged to vote.

Q:	Am I entitled to dissenters’ rights?

A:	Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenters’ rights, which is attached as Annex D to this proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the Per Share Merger Consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares.

ADS holders will not have the right to exercise dissenters’ rights and receive payment of the fair value of the Shares underlying their ADSs. The ADS Depositary will not attempt to exercise any dissenters’ rights with respect to any of the Shares that it holds, even if an ADS holder requests the ADS Depositary to do so. ADS holders wishing to exercise dissenters’ rights must surrender their ADSs to the ADS Depositary, pay the ADS Depositary’s fees required for the cancellation of their ADSs, provide instructions for the registration of the corresponding Shares in the Company’s register of members, and certify that they have not given, and will not give, voting instructions as to their ADS (or, alternatively, that they will not vote the corresponding Shares) before 10:00 a.m. (New York City time) on June 23, 2016, and become registered holders of Shares by the close of business in the Cayman Islands on the Share Record Date. Thereafter, such former ADS holders must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Shares under Section 238 of the Cayman Islands Companies Law. If the Merger is not completed, the Company would continue to be a public company in the United States and ADSs would continue to be listed on the NASDAQ. Shares are not listed and cannot be traded on any stock exchange other than the NASDAQ, and in such case only in the form of ADSs. As a result, if a former ADS holder has cancelled his, her or its ADSs to exercise dissenters’ rights and the Merger is not completed and such former ADS holder wishes to be able to sell his, her or its Shares on a stock exchange, such former ADS holder would need to deposit his, her or its Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs and applicable Share transfer taxes (if any) and related charges payable pursuant to the Deposit Agreement.

We encourage you to read the section of this proxy statement entitled “Dissenters’ Rights” beginning on page 84 as well as “Annex D—Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238” to this proxy statement carefully and to consult your own Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.

Q:	If I own ADSs and seek to exercise dissenters’ rights, how do I convert my ADSs to Shares, and when is the deadline for completing the conversion of ADSs to Shares?

A:	If you own ADSs and wish to exercise dissenters’ rights, you must deliver the ADSs (or to the extent ADSs are certificated, the ADRs) to the ADS Depositary for cancellation before 10:00 a.m. (New York City time) on June 23, 2016 together with (a) delivery instructions for the corresponding Shares (including the name and address of the person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fee (US$0.05 per ADS to be cancelled) and any applicable taxes payable pursuant to the Deposit Agreement and (c) a certification that you either (i) held the ADSs as of the ADS Record Date and have not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled, or have given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding

Shares at the extraordinary general meeting or (ii) did not hold the ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting.

You must become a registered holder of the Shares underlying your ADSs and deliver to the Company, before the vote is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law, which is attached as Annex D to this proxy statement, for the exercise of dissenters’ rights.

We encourage you to read the section of this proxy statement entitled “Dissenters’ Rights” beginning on page 84 as well as “Annex D—Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238” to this proxy statement carefully and to consult your own Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.

Q:	Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:	No. The Company does not plan to engage a proxy solicitor.

Q:	Who can help answer my questions?

A:	If you have any questions about the Merger or if you need additional copies of this proxy statement or the accompanying proxy card, you should contact our Investor Relations Manager, Ms. Wendy Xuan, at +86-10-5758-6819 or at ir@ku6.com.

In order for you to receive timely delivery of any additional copy of this proxy statement or the accompanying proxy card in advance of the extraordinary general meeting, you must make your request no later than five business days prior to the date of the extraordinary general meeting.

Market Price of the Company’s ADSs, Dividends and Other Matters

Market Price of the ADSs

The following table provides the high and low sales prices for ADSs, each representing 100 Shares, on the NASDAQ under the symbol “KUTV” for (i) each quarter of 2014 and 2015 and (ii) each quarter during 2016:

	Sales Price Per ADS
	High	Low
	(US$)
2014
First quarter	3.84	2.06
Second quarter	3.68	1.16
Third quarter	1.67	1.15
Fourth quarter	1.47	0.99
2015
First quarter	1.10	0.77
Second quarter	1.60	0.71
Third quarter	1.04	0.54
Fourth quarter	1.00	0.56
2016
First quarter	0.87	0.65
Second quarter (through June 7, 2016)	1.02	0.85

On January 29, 2016, the last trading day immediately prior to the Company’s announcement on February 1, 2016 that it had received a going-private proposal, the reported closing price of our ADSs on the NASDAQ was US$0.70 per ADS. The Per ADS Merger Consideration of US$1.08 represents (i) a premium of approximately 54% over the closing price of the ADSs as quoted by the NASDAQ on January 29, 2016, the last trading day immediately prior to the Company’s announcement on February 1, 2016 that it had received a “going-private” proposal, (ii) a premium of approximately 42% over the average closing price of the ADSs during the 30 trading days prior to, and including, January 29, 2016, and (iii) a premium of approximately 52% over the average closing price of the ADSs during the 60 days prior to, and including, January 29, 2016. On June 7, 2016, the most recent practicable date before the printing of this proxy statement, the high and low reported sales prices of ADSs were US$0.9850 and US$0.9500, respectively. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.

Dividend Policy

We have never declared or paid any dividends on the Shares. We do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and for the expansion of our business. Payments of dividends by our PRC subsidiaries to our company are subject to restrictions including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. There are no such similar foreign exchange restrictions in the Cayman Islands.

Under the terms of the Merger Agreement, the Company is not permitted to pay any dividends or repurchase any Shares pending consummation of the Merger.

In the event the Merger Agreement is terminated for any reason and the Merger is not consummated, the payment of future dividends will be subject to the discretion of the Board. Even if the Board decides to pay dividends, the form, frequency and amount will depend upon the Company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. If the Company pays any dividends, the ADS Depositary will distribute such payments to the Company’s ADS holders to the same extent as holders of Shares, subject to the terms of the Deposit Agreement, including the fees and expenses payable thereunder. Cash dividends on Shares, if any, will be paid in U.S. dollars. In addition, we are a holding company incorporated in the Cayman Islands. Our current and future ability to pay dividends depends substantially on the payment of dividends to us by our PRC subsidiaries

We generate substantially all of our revenues through contractual arrangements with our PRC operating companies. PRC governmental authorities may, however, require us to amend these contractual arrangements in a manner that would materially and adversely affect our PRC subsidiaries’ ability to pay dividends to us. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may also restrict our PRC subsidiaries’ ability to pay dividends to us. Furthermore, under PRC laws and regulations, our PRC subsidiaries and our consolidated affiliated entities may pay dividends only out of their retained earnings as determined in accordance with PRC accounting standards and regulations. There is no significant difference between retained earnings as determined in accordance with PRC accounting standards and in accordance with U.S. GAAP. In addition, our PRC subsidiaries and our consolidated affiliated entities are required to set aside at least 10% of their after-tax net income each year, if any, to fund certain statutory reserves, which are not distributable as cash dividends, until the aggregate amount of such funds reaches 50% of their respective registered capital. In addition, our PRC subsidiaries and our consolidated affiliated entities may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These staff welfare and bonus funds are not distributable as cash dividends. Moreover, cash transfers from our PRC subsidiaries to us are subject to the PRC government’s currency conversion policy, and our PRC subsidiaries may not be able to obtain the relevant approvals or complete the requisite registrations for distributing dividends to us. Any failure by any of the Company’s shareholders or any beneficial owner of Shares who is a PRC resident to comply with the approval or registration requirements imposed by the State Administration of Foreign Exchange with respect to their investment in us could also subject us to legal sanctions, including a restriction on our PRC subsidiaries’ ability to distribute dividends to us. As a result of the foregoing restrictions on our PRC subsidiaries and PRC operating companies, our ability to pay dividends on Shares, or indirectly on ADSs, could be significantly limited.

We may be treated as a PRC resident enterprise for PRC tax purposes and be obligated to withhold PRC income tax on payments of dividends on Shares and ADSs to investors that are non-resident enterprises of the PRC, provided that such dividends are deemed as China-sourced income. In addition, any gain realized by investors that are non-resident enterprises from the transfer of Shares or ADSs may be deemed as China-sourced income and generally be subject to PRC tax. Such dividends and gains to investors that are non-resident enterprises would generally be subject to a 10% PRC withholding tax, unless a reduced tax rate is provided by any applicable tax treaty and the holders have completed the relevant procedures prescribed by the PRC tax authorities to prove their beneficial owner status. Moreover, under the PRC Individual Income Tax Law, or the IITL, if we are treated as a PRC resident enterprise, non-resident individual investors would be subject to PRC individual income tax on dividends paid to such investors and any capital gains realized from the transfer of Shares and ADSs, provided that such dividends and gains are deemed as China-sourced income. If we were considered a PRC resident enterprise and dividends paid with respect to Shares and ADSs and the gains realized from the transfer of Shares and ADSs were considered China-sourced income by relevant PRC tax authorities, such dividends and gains earned by non-resident individuals would generally be subject to PRC tax at a rate of 20%, unless a reduced tax rate is provided by any applicable tax treaty and the holders have completed the relevant procedures prescribed by the PRC tax authorities to prove their beneficial owner status. See Item 3.D. “Risk Factors—Risks Related to Our Corporate Structure—We rely on our PRC subsidiaries and our consolidated affiliated entities to fund our cash and financing requirements. Any limitation on the ability of our PRC subsidiaries and our consolidated affiliated entities to transfer funds to us could have a material adverse effect on our ability to grow or otherwise fund our cash and financing requirements.” and Item 3.D. “Risk Factors—Risks Related to Our Corporate Structure—Restrictions on currency exchange may limit our ability to utilize our revenues effectively” and Item 3.D. “Risk Factors—Risks Related to Doing Business in China—Dividends that we receive from our PRC subsidiaries are subject to PRC withholding tax” and Item 3.D. “Risk Factors—Risks Relating to Our ADSs—We may be required to withhold PRC income tax on the dividends we pay you (if any), and any gain you realize on the transfer of Shares and ADSs may also be subject to PRC tax if we are treated as a PRC resident enterprise” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015, which is incorporated into this proxy statement by reference.

The Extraordinary General Meeting

We are furnishing this proxy statement to you, as a holder of the Shares, as part of the solicitation of proxies by the Board for use at the extraordinary general meeting described below.

Date, Time and Place of the Extraordinary General Meeting

The extraordinary general meeting will be held on July 8, 2016 at 10:00 a.m. (Hong Kong time). The meeting will be held at the offices of Davis Polk & Wardwell, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong.

Proposals to be Considered at the Extraordinary General Meeting

At the meeting, you will be asked to consider and vote upon:

•	as a special resolution:

THAT the Merger Agreement, the Plan of Merger required to be registered with the Registrar of Companies in the Cayman Islands in order to give effect to the Merger, and the Transactions, including the Merger, be authorized, approved and adopted;

THAT the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; and

•	if necessary, as an ordinary resolution:

THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

At the Effective Time, all Shares will be cancelled and cease to exist. If the Merger is completed, each issued and outstanding Share and ADS, other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and ADSs representing the Excluded Shares or the Restricted Shares, as the case may be, will be cancelled in exchange for the right to receive the Per Share Merger Consideration and the Per ADS Merger Consideration (less US$0.05 per ADS cancellation fees pursuant to the terms of the Deposit Agreement), respectively, in each case, in cash, without interest and net of any applicable withholding taxes, in accordance with the terms and conditions set forth in the Merger Agreement. The Excluded Shares and ADSs representing the Excluded Shares will be cancelled without payment of any consideration or distribution therefor. The Restricted Shares, whether or not the restrictions with respect thereto have lapsed, will be cancelled and thereafter represent only the right to receive the issuance of Surviving Company Restricted Shares in accordance with the Merger Agreement. The Dissenting Shares will thereafter represent only the right to receive the fair value of a Share as determined under the Cayman Islands Companies Law.

In addition to the foregoing, at the Effective Time,

•	each Option to purchase Shares, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time, will be cancelled. In exchange for a cancelled Option, the former holder (or his or her designee) of such Option will be paid in cash, without interest and net of any applicable withholding taxes, by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time, an amount equal to the product of (a) the total number of Shares of the Company underlying such Option immediately prior to the Effective Time multiplied by (b) the excess of US$0.0108 over the exercise price payable per Share under such Option. If the exercise price per Share of any such Option is equal to or greater than US$0.0108, such Option will be cancelled without any payment therefor;

•	each ordinary share, par value US$0.00005 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable ordinary share, par value US$0.00005 per share, of the Surviving Company.

The Board’s Recommendation

The Board, acting upon the unanimous recommendation of the Special Committee, unanimously:

•	determined that it is fair to, advisable and in the best interests of the Company and its unaffiliated security holders, to consummate the Transactions, including the Merger;

•	authorized and approved the execution, delivery and performance of the Merger Agreement, the Plan of Merger; and

•	resolved to recommend in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted to a vote of the shareholders of the Company for authorization and approval.

Record Date; Shares and ADSs Entitled to Vote

You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name at the close of business in the Cayman Islands on the Share Record Date. If you own Shares at the close of business in the Cayman Islands on the Share Record Date, the deadline for you to lodge your proxy card and vote is July 7, 2016 at 10:00 a.m. (New York City time).

If you own ADSs as of the close of business in New York City on the ADS Record Date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs, as explained below), you cannot vote directly nor are you able to attend the extraordinary general meeting, but you may instruct the ADS Depositary (as the holder of the Shares underlying your ADSs) on how to vote the Shares underlying your ADSs. The ADS Depositary must receive your instructions no later than 10:00 p.m. (New York City time) on July 6, 2016 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting.

Holders of Shares are entitled to one vote per Share and will vote as a single class on each matter submitted to the shareholders for authorization and approval at the extraordinary general meeting and any adjournment thereof. We expect that, as of the Share Record Date, there will be 4,771,610,860 Shares entitled to be voted at the extraordinary general meeting. See “—Procedures for Voting” below for additional information.

Quorum

A quorum of the Company’s shareholders is necessary to have a valid shareholders’ meeting. The required quorum for the transaction of business at the extraordinary general meeting is the presence, in person or by proxy or by corporate representative, of one or more shareholders entitled to vote that represent in person or by proxy that represent not less than one-third of the voting rights represented by the issued and outstanding Shares. In the event that a quorum is not present at the extraordinary general meeting, we currently expect that we will adjourn the extraordinary general meeting to solicit additional proxies in favor of the authorization and approval of the Merger Agreement.

Vote Required

Under the Cayman Islands Companies Law and the Merger Agreement, in order for the Merger to be completed, the Merger Agreement and the Plan of Merger must be approved by a special resolution passed by the affirmative vote of shareholders holding two-thirds or more of the voting power represented by the Shares (including Shares represented by ADSs) present and voting in person or by proxy as a single class at the extraordinary general meeting. If this vote is not obtained, the Merger will not be completed.

As of the date of this proxy statement, there are 4,771,610,860 Shares (including Shares represented by ADSs) issued and outstanding, all of which are entitled to vote on the proposals at the extraordinary general meeting, subject to the procedures described below under “—Procedures for Voting.” We expect that, as of the Share Record Date, there will be 4,771,610,860 Shares (including Shares represented by ADSs) issued and outstanding, all of which will be entitled to vote on the proposals at the extraordinary general meeting, subject to the procedures described below under “—Procedures for Voting.” Holders of Shares are entitled to one vote per share. Based on the number of Shares expected to be issued and outstanding and entitled to vote as of the close of business in the Cayman Islands on the Share Record Date, 3,181,073,907 votes must be cast in favor of the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, in order for the proposal to be authorized, approved and adopted, assuming all shareholders will be present and voting in person or by proxy at the extraordinary general meeting. If less than all issued and outstanding Shares are present in person or by proxy and voting at the meeting, a smaller number of Shares will be required to approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

Procedures for Voting

Shares

Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Share Record Date will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of the Share Record Date or their proxy holders are entitled to vote and may participate in the extraordinary general meeting or any adjournment thereof. Shareholders who have acquired Shares after the close of business on the Share Record Date may not attend the extraordinary general meeting unless they receive a proxy from the person or entity who had sold them the Shares. Holders of Shares are entitled to one vote per share.

Shareholders wanting to vote by proxy should simply indicate on their proxy card how they want to vote, sign and date the proxy card, and return to the Company’s offices at Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China, Attention: General Counsel, no later than July 7, 2016 at 10:00 a.m. (Hong Kong time), the deadline to lodge the proxy card. Shareholders can also attend the extraordinary general meeting and vote in person.

Shareholders who have questions or requests for assistance in completing and submitting proxy cards or need additional copies of this proxy statement or the accompanying proxy card should contact our Investor Relations Manager, Ms. Wendy Xuan, at +86-10-5758-6819 or at ir@ku6.com.

ADSs

Holders of ADSs as of the close of business in New York City on the ADS Record Date will receive the final proxy statement and ADS voting instruction card either directly from the ADS Depositary (in the case of registered holders of ADSs) or from a third-party service provider (in the case of beneficial owners of ADSs who are not registered holders of ADSs). Holders of ADSs as of the close of business on June 23, 2016 (New York City time) (who do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs, as explained in the following paragraph) cannot attend or vote at the extraordinary general meeting directly, but may instruct the ADS Depositary how to vote the Shares underlying the ADSs by completing and signing an ADS voting instruction card provided by the ADS Depositary and returning it in accordance with the instructions printed on such card. The ADS Depositary must receive the ADS voting instruction card no later than 10:00 a.m. (New York City time) on July 6, 2016. The ADS Depositary will endeavor, in so far as practicable, to vote or cause to be voted the Shares represented by ADSs in accordance with your voting instructions. The ADS Depositary has advised us that, pursuant to Section 4.10 of the Deposit Agreement, it will not vote or attempt to exercise the right to vote any Shares other than in accordance with signed voting instructions from the relevant ADS holder and, accordingly, Shares represented by ADSs for which no timely voting instructions are received by the ADS Depositary will not be voted. Notwithstanding the foregoing, if the ADS Depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS Depositary is to vote, the Shares represented by the holder’s ADSs, the ADS Depositary will deem such holder to have instructed the ADS Depositary to vote in favor of the items set forth in the voting instructions. If you hold your ADSs in a brokerage, bank or other nominee account, you must follow the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

Holders of ADSs will not be able to attend the extraordinary general meeting unless they cancel their ADSs and become holders of Shares prior to the close of business in the Cayman Islands on the Share Record Date. ADS holders who wish to cancel their ADSs need to make arrangements to deliver the ADSs (or to the extent ADSs are certificated, the ADRs) to the ADS Depositary for cancellation before 10:00 a.m. (New York City time) on June 23, 2016 together with (a) delivery instructions for the corresponding Shares (including the name and address of the person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fee (US$0.05 per ADS to be cancelled) and any applicable taxes payable pursuant to the Deposit Agreement and (c) a certification that the ADS holder either (i) held the ADSs as of the ADS Record Date and has not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled or has given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting or (ii) did not hold the ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, please contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS Depositary will arrange for Citibank N.A. - Hong Kong, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of Shares, Royal Bank of Canada Trust Company (Cayman) Limited, to issue and mail a certificate to your attention. If the Merger is not completed, the Company would continue to be a public company in the United States. Shares are not listed and cannot be traded on any stock exchange other than the NASDAQ, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the Merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs and applicable share transfer taxes (if any) and related charges payable pursuant to the Deposit Agreement.

Persons holding ADSs in a brokerage, bank or other nominee account should consult with their broker, bank or other nominee to obtain directions on how to provide such broker, bank or other nominee with instructions on how to vote their ADSs.

Proxy Holders for Registered Shareholders

Shareholders registered in the register of members of the Company as of the Share Record Date who are unable to participate in the extraordinary general meeting may appoint as a representative another shareholder, a third party or the Company as proxy holder by completing and returning the form of proxy in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company as proxy holder will vote in favor of the resolutions proposed at the extraordinary general meeting according to the recommendation of the Board.

Voting of Proxies and Failure to Vote

All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the resolutions proposed at the extraordinary general meeting, unless the shareholder appoints a person other than the chairman of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. If a shareholder fails to vote by proxy or in person, it will be more difficult for the Company to obtain the necessary quorum to transact business at the extraordinary general meeting and to obtain the required votes described in “—Vote Required.”

Brokers, banks or other nominees who hold Shares in “street name” for customers who are the beneficial owners of such Shares may not give a proxy to vote those customers’ Shares in the absence of specific instructions from those customers. If proxies are properly dated, executed and returned by holders of Shares and no specific instructions are given by such holders, such Shares will be voted “FOR” the proposals and in the proxy holder’s discretion as to other matters that may properly come before the extraordinary general meeting. Abstentions by holders of Shares are included in the determination of the number of Shares present and voting but are not counted as votes for or against a proposal. If no proxy is given by such holders of Shares, broker non-votes will be counted toward a quorum but will not be treated as voted on any proposals at the extraordinary general meeting.

The ADS Depositary has advised us that, pursuant to Section 4.10 of the Deposit Agreement, it will not vote or attempt to exercise the right to vote any Shares other than in accordance with signed voting instructions from the relevant ADS holder and, accordingly, Shares represented by ADSs for which no timely voting instructions are received by the ADS Depositary will not be voted. Notwithstanding the foregoing, if the ADS Depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS Depositary is to vote the Shares represented by the holder’s ADS, the ADS Depositary will deem such holder to have instructed the ADS Depositary to vote in favor of the items set forth in the voting instructions.

Brokers, banks and other nominees who hold ADSs in “street name” for their customers do not have discretionary authority to provide the ADS Depositary with voting instructions on how to vote the Shares underlying the ADSs with respect to the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of ADSs, they may not provide the ADS Depositary with voting instructions on how to vote the Shares underlying the ADSs with respect to the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

Revocability of Proxies

Registered holders of our Shares may revoke their proxies in one of three ways:

•	First, a registered shareholder can revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to Ku6 Media Co., Ltd., Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China, Attention: General Counsel.

•	Second, a registered shareholder can complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no later than 10:00 a.m. (Hong Kong time) on July 7, 2016, which is the deadline to lodge your proxy card.

•	Third, a registered shareholder can attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

If you hold ADSs through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to give ADS voting instructions to the ADS Depositary, you must follow the directions of your broker, bank or other nominee to change those instructions.

Holders of ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to 10:00 a.m. (New York City time) on July 6, 2016. A holder of ADSs can do this in one of two ways:

•	First, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS Depositary.

•	Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked.

If you hold your ADSs through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to give ADS voting instructions to the ADS Depositary, you must follow the directions of your broker, bank or other nominee to change those instructions.

Rights of Shareholders Who Object to the Merger

Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenters’ rights, which is attached as Annex D to this proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the Per Share Merger Consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE CORRESPONDING SHARES) BEFORE 10:00 A.M. (NEW YORK CITY TIME) ON JUNE 23, 2016, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON THE SHARE RECORD DATE. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE UNITED STATES. SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NASDAQ, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs AND APPLICABLE SHARE TRANSFER TAXES (IF ANY) AND RELATED CHARGES PAYABLE PURSUANT TO THE DEPOSIT AGREEMENT.

Whom to Call for Assistance

If you have any questions about the Merger or if you need additional copies of this proxy statement or the accompanying proxy card, you should contact our Investor Relations Manager, Ms. Wendy Xuan, at +86-10-5758-6819 or at ir@ku6.com.

In order for you to receive timely delivery of any additional copy of this proxy statement or the accompanying proxy card in advance of the extraordinary general meeting, you must make your request no later than five business days prior to the date of the extraordinary general meeting. Solicitation of Proxies

We do not plan to engage a proxy solicitor to assist in the solicitation of proxies. Instead, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of our officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of Shares and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

Other Business

We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in this proxy statement.

The Merger Agreement

The following summary describes material provisions of the Merger Agreement. This summary may not include all of the information about the Merger Agreement and the Plan of Merger that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement and the Plan of Merger, which are attached as Annex A and Annex B, respectively, and incorporated by reference into this section of this proxy statement. You are urged to read each of the Merger Agreement and the Plan of Merger carefully and in its entirety, as they are the legal documents governing the Merger.

The summary of the Merger Agreement below is included in this proxy statement only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information regarding the Company, Parent, Merger Sub, or their respective businesses. The summary of the Merger Agreement below is included in this proxy statement only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information regarding the Company, Parent, Merger Sub, or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 93.

Structure and Completion of the Merger

The Merger Agreement provides for the Merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement. If the Merger is completed, the Company will cease to be a publicly traded company. The closing will occur as soon as possible, but in any event no later than three (3) business days after all of the closing conditions have been satisfied or waived. At the closing, Merger Sub and the Company will execute a plan of Merger and file the plan of Merger and other related documents with the Cayman Registrar as provided in Section 233 of the Cayman Companies Law. The Merger will become effective upon such filing or at such time thereafter as may be specified in the Plan of Merger in accordance with the Cayman Islands Companies Law.

Memorandum and Articles of Association; Directors and Officers of the Surviving Company

Upon completion of the Merger, the memorandum and articles of association of Merger Sub, as in effect at the Effective Time of the Merger, will be the memorandum and articles of association of the Surviving Company (except that at the Effective Time, Article I of the memorandum of association of the Surviving Company will be amended to read as follows: “The name of the corporation is “Ku6 Media Co., Ltd.”.”). The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Company and the officers of the Company immediately prior to the Effective Time will remain the officers of the Surviving Company.

Merger Consideration

Each Share (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist and will be converted into and exchanged for the right to receive US$0.0108, in cash, without interest and net of any applicable withholding taxes. Each ADS issued and outstanding immediately prior to the Effective Time will be cancelled and will be converted into and exchanged for the right to receive US$1.08 in cash, without interest and net of any applicable withholding taxes.

Notwithstanding the foregoing, the following Shares (including such Shares represented by ADSs) will be cancelled and cease to exist at the Effective Time but will not be converted into the right to receive the consideration described in the immediately preceding paragraph:

(a)	Each of the Excluded Shares and ADSs representing Excluded Shares, in each case issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist without payment of any consideration or distribution therefor.

(b)	Each of the Dissenting Shares will be entitled to receive only the payment resulting from the procedures set forth in Section 238 of the Cayman Islands Companies Law. See “Dissenters’ Rights” beginning on page 84 for additional information. At the Effective Time of the Merger, each issued and outstanding ordinary share, par value US$0.00005 each, of Merger Sub will be converted into one fully paid and non-assessable ordinary share of the Surviving Company. Such ordinary shares shall constitute the only issued and outstanding share capital of the Surviving Company.

The Merger consideration will not be paid to shareholders who are untraceable unless and until they notify the exchange agent or the depositary appointed by Parent of their current contact details prior to the Effective Time of the Merger. A shareholder will be deemed to be untraceable if (a) he has no registered address in the register of members (or branch register) maintained by the Company, or (b) on the last two (2) consecutive occasions on which a dividend has been paid by the Company a check payable to such shareholder either (i) has been sent to such shareholder and has been returned undelivered or has not been cashed, or (ii) has not been sent to such shareholder because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company, or (c) notice of the extraordinary general meeting convened to vote on the Merger has been sent to such shareholder and has been returned undelivered. Dissenting Shareholders and holders of Shares or ADSs who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods will be advised to contact the Surviving Company.

Treatment of Options

As of the date of this proxy statement, there are outstanding and unexercised options granted pursuant to the equity compensation plans for purchases of an aggregate of 74,279,400 Shares. As soon as practicable after the Effective Time of the Merger, each option (whether or not vested or exercisable) shall be canceled, and in exchange therefor, each former holder of an option shall be paid a cash by the Surviving Company amount equal to the product of (a) the excess, if any, of US$0.0108 over the exercise price payable per Share under such option and (b) the number of Shares underlying such option without interest and net of any applicable withholding taxes.

Treatment of Company Restricted Shares

At the Effective Time, each of the Restricted Shares (including Restricted Shares represented by ADSs and award grant for unissued Restricted Shares), whether or not the restrictions with respect thereto have lapsed, that is issued and outstanding immediately prior to the Effective Time will be cancelled. In exchange for each cancelled Restricted Share or award grants therefor, the former holder will receive awards for the number of Surviving Company Restricted Shares equal to the product of (a) a fraction, the numerator of which is the total amount of Restricted Shares (or awards therefor) that were outstanding and held by such holder as of immediately prior to the Effective Time and the denominator of which is the total amount of Shares (calculated on a fully-diluted basis) outstanding as of immediately prior to the Effective Time multiplied by (b) the total amount of ordinary shares in the Surviving Company (calculated on a fully-diluted basis) outstanding at the Effective Time. The terms and conditions of the Surviving Company Restricted Shares shall otherwise remain the same as the terms and conditions of the Restricted Shares exchanged therefor.

Exchange Procedures

Prior to the Effective Time, Parent will enter into an agreement with Citibank, N.A. or any other bank or trust company to serve as exchange agent with respect to the Merger. Prior to the Effective Time, Parent will deposit with the exchange agent for the benefit of the holders of Shares and ADSs, the exchange fund sufficient for the exchange agent to make payments under the Merger Agreement.

Promptly after the Effective Time (and in any event within three (3) business days), the exchange agent will deliver or mail to each registered holder of Shares (other than the Excluded Shares, the Restricted Shares and the Dissenting Shares) a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the share certificates or transfer of the uncertificated Shares to the exchange agent) for use in such exchange. If any share certificate has been lost, stolen or destroyed, then the person claiming such share certificate to be lost, stolen or destroyed will have to make an affidavit of loss, theft or destruction, and, if required by Parent or by exchange agent, post a bond in customary amount as Parent or the exchange agent may request, as indemnity against any claim that may be made against it with respect to such share certificate before such person will be entitled to receive the merger consideration. Upon the surrender of, if applicable, any share certificates (or affidavits and indemnities of loss in lieu of the share certificates) or such other documents as may be required in exchange for the merger consideration, together with a duly completed and validly executed letter of transmittal, each registered holder of Shares (other than the Excluded Shares, Restricted Shares and the Dissenting Shares) (whether such Shares are represented by such share certificates or are non-certified Shares represented by book entry) will receive a payment in an amount equal to (a) the number of Shares held multiplied by (b) US$0.0108, in cash, without interest and net of any applicable withholding taxes. The share certificate so surrendered will be marked as cancelled.

Promptly after the Effective Time, the exchange agent will transmit to the Depositary an amount equal to (a) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) multiplied by (b) US$1.08, in cash, without interest and net of any applicable withholding taxes. The Depositary will distribute such merger consideration to ADS holders pro rata to their holdings of ADSs upon surrender by them of the ADSs. The ADS holders will pay any applicable fees, charges and expense of the Depositary and government charges (other than withholding taxes if any) due to or incurred by the Depositary in connection with the cancellation of the ADSs surrendered and distribution of the merger consideration to ADS holders. No interest will be paid or accrued on any amount payable in respect of the Shares or ADSs.

In the event of a transfer of ownership of Shares that is not registered in the register of members of the Company, the merger consideration may be paid to such transferee of the Shares, only if the relevant share certificates are presented to the exchange agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid or are not applicable.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement (see below). In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, and may have been made for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. The representations and warranties made by the Company were qualified by its public disclosure with the SEC prior to the date of the Merger Agreement and a disclosure schedule delivered by the Company to Parent and Merger Sub contemporaneously with the execution of the Merger Agreement.

The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

•	valid existence, good standing, and due organization of the Company and its subsidiaries and the authority to carry on the Company’s business;

•	the Company’s capitalization, the absence of preemptive or other similar rights or any debt securities that give its holders the right to vote with the Company’s shareholders, the absence of encumbrances on the Company’s ownership of the equity interests of its subsidiaries;

•	the Company’s corporate power and authority to execute, deliver and perform its obligations and to consummate the Transactions, and the enforceability of the Merger Agreement against the Company;

•	the required vote of the Company’s shareholders to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

•	the recommendation of the Special Committee, the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, by the Board and the direction by the Board that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, be submitted to the shareholders for authorization and approval;

•	the absence of (a) any conflict with or violation of the organizational documents of the Company and its subsidiaries, (b) any conflict with or violation of applicable law that would, individually or in the aggregate, have a Company Material Adverse Effect, or (c) any breach of, or default under, or any right of termination, amendment, acceleration or cancellation given to others of, or creation of any lien on any property or asset of the Company or any of its subsidiaries pursuant to, any contract or obligation to which the Company or any of its subsidiaries is a party, which would, individually or in the aggregate, have a Company Material Adverse Effect, in each case, as a result of the Company’s execution, delivery and performance of the Merger Agreement and the Transactions, including the Merger;

•	governmental consents and approvals in connection with the Company’s execution, delivery and performance of the Merger Agreement and the Transactions, including the Merger;

•	the ownership by the Company of the equity interests of its subsidiaries;

•	the Company’s SEC filings since January 1, 2015 and the financial statements included therein as well as the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	compliance with applicable laws, licenses and permits;

•	compliance of the Company’s SEC reports in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to them;

•	compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ;

•	the absence of certain undisclosed liabilities;

•	the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

•	real property and title to assets;

•	intellectual property;

•	tax matters;

•	employee benefits plans and labor and employment matters;

•	environmental matters;

•	material contracts and the absence of any breach, violation, default or termination of the material contracts;

•	the absence of secured creditors;

•	insurance;

•	the absence of any undisclosed brokerage, finder’s or other fees or commission;

•	the receipt of an opinion from Duff & Phelps;

•	the absence of a shareholder rights agreement and the inapplicability of any anti-takeover law to the Company, the Merger Agreement or the Transactions; and

•	the absence of any other representations and warranties by the Company.

Many of the representations and warranties made by the Company in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect”. As used herein and for purposes of the Merger Agreement, a “Company Material Adverse Effect” means any fact, event, circumstance, change, condition or effect that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions and effects, (x) has or would reasonably be expected to have a material adverse effect on the financial condition, business, assets or results of operations of the Company and its subsidiaries, taken as a whole or (y) prevents or materially impacts the ability of the Company and its subsidiaries to consummate the Transactions; provided, however, that clause (x) shall not include any fact, event, circumstance, change or effect occurring after the date hereof to the extent resulting from: (i) changes in the financial or securities markets or general economic or political conditions in the PRC or the United States, (ii) changes in GAAP or any interpretation thereof after the date hereof, (iii) changes of applicable law (or any interpretation thereof) or directives or policies of a governmental authority of general applicability that are binding on the Company or any of its subsidiaries after the date hereof, (iv) changes that are the result of factors generally affecting the industry in which such person and its subsidiaries operate, (v) acts of war, sabotage or terrorism or natural disasters involving the PRC or the United States, (vi) effects resulting from the public announcement or consummation of the Transactions, (vii) any failure by the Company and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (viii) changes in the market price or trading volume of Shares (it being understood that the facts or occurrences giving rise to or contributing to such changes that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (ix) the delisting of the Company’s ADSs from the NASDAQ, or (x) any action or omission of the Company or any of its subsidiaries taken, directly or indirectly, at the request of Parent; provided further that facts, events, circumstances, developments, conditions, changes, occurrences or effects set forth in clauses (i), (ii), (iii), (iv) and (v) above may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or reasonably would be expected to occur if and to the extent such facts, events, circumstances, developments, conditions, changes, occurrences or effects individually or in the aggregate have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and its subsidiaries conduct their businesses.

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, valid existence and good standing of Parent and Merger Sub and the authority to carry on their businesses;

•	the corporate power and authority to execute, deliver and perform their obligations under the Merger Agreement and to consummate the Transactions, including the Merger, and the enforceability of the Merger Agreement against them;

•	governmental consents and approvals in connection with the execution, delivery and performance of the Merger Agreement and consummation of the Transactions, including the Merger, by Parent and Merger Sub;

•	the absence of violations of, or conflicts with, their organizational documents, applicable law and certain agreements or instruments as a result of their execution, delivery and performance of the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement;

•	sufficiency of funds in the financing to complete the Merger and the other Transactions, including the Merger;

•	the absence of any undisclosed brokerage, finders’ or other fees or commission;

•	the solvency of the Parent, Surviving Company and each of its subsidiaries as of and immediately after the Effective Time, subject to certain assumptions;

•	the absence of any undisclosed agreements between or among Parent, Merger Sub, or any of their respective affiliates (a) relating to the Transactions and with any directors, officers, employees or shareholders of the Company or its subsidiaries or (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve the Merger Agreement or the Merger, or has agreed to vote against any Superior Proposal; and

•	the absence of any other representations and warranties by Parent and Merger Sub.

Conduct of Business Prior to Closing

Under the Merger Agreement, the Company has agreed that, subject to certain exceptions, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, the Company will use its reasonable best efforts to conduct the business of the Company and its subsidiaries in the ordinary course in all material respects and use its reasonable best efforts, consistent with past practice, to preserve intact its business organizations and relationships with third parties and to keep available services of its present directors, officers and key employees. Subject to certain exceptions set forth in the Merger Agreement and the disclosure schedule of the Company delivered in connection with the Merger Agreement or required by applicable law, unless Parent consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), the Company shall not and shall not permit its subsidiaries to, among other things:

(a)	amend its memorandum and articles of association or similar organizational documents;

(b)	(i) split, sub-divide, combine or reclassify any share capital, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its share capital, except for dividends by any of its subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company securities or any Company subsidiary securities (other than purchase in order to satisfy the obligations under the equity compensation plans);

(c)	(i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Company securities or Company subsidiary securities, other than the issuance of (A) any Shares upon the exercise of options that are outstanding on the date of the Merger Agreement in accordance with the terms of those options on the date of the Merger Agreement and (B) any Company subsidiary securities to the Company or any other wholly owned subsidiary of the Company or (ii) amend any term of any Company security or any Company subsidiary security (in each case, whether by merger, consolidation or otherwise);

(d)	incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the capital expenditure budget that has been made available to Parent prior to the date of the Merger Agreement and (ii) any unbudgeted capital expenditures not to exceed US$500,000 in the aggregate;

(e)	acquire (by merger, consolidation, acquisition of shares or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) inventory and supplies in the ordinary course of business of the Company and its subsidiaries in a manner that is consistent with past practice and (ii) acquisitions with a purchase price (including assumed indebtedness) that does not exceed US$600,000 in the aggregate;

(f)	sell, lease or otherwise transfer, or create or incur any lien (other than permitted by the Merger Agreement) on, any of the Company’s or its subsidiaries’ assets, securities, properties, interests or businesses, other than (i) in the ordinary course of business consistent with past practice and (ii) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed US$1,000,000 in the aggregate;

(g)	make any loans, advances or capital contributions to or investments in any other person, other than in the ordinary course of business consistent with past practice or in connection with the actions permitted by clause (d) or (e);

(h)	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(i)	enter into any contract, agreement, arrangement or understanding of the type of material contract as specified in the Merger Agreement;

(j)	enter into, amend or modify in any material respect or terminate any material contract or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice;

(k)	except as required pursuant to the Company’s existing equity compensation plans or contracts in effect as of the date of the Merger Agreement, with respect to any director, executive officer or employee of the Company or any of its subsidiaries whose annual compensation exceeds US$100,000, (i) (A) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement) or (B) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement), (ii) increase benefits payable under any existing severance or termination pay policies, (iii) establish, adopt or amend any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, share option, restricted share or other benefit plan or arrangement or (iv) increase compensation, bonus or other benefits payable;

(l)	change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

(m)	make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended tax returns or claims for material tax refunds, enter into any material closing agreement, surrender any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment, settle or finally resolve any material controversy with respect to Taxes, or take or omit to take any other action, if any such action or omission would have the effect of increasing the tax liability or reducing any tax asset of the Company or any of its subsidiaries;

(n)	settle, or offer or propose to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its subsidiaries, (ii) any shareholder litigation or dispute against the Company or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(o)	permit any material item of intellectual property owned by the Company or any of its subsidiaries to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in such intellectual property;

(p)	terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which is not promptly replaced by a comparable amount of insurance coverage;

(q)	fail to make in a timely manner any filings or registrations with the SEC required under the 1933 Act or the 1934 Act or the rules and regulations promulgated thereunder; or

(r)	agree, resolve or commit to do any of the foregoing.

Shareholders Meeting

The Company shall, subject to certain exceptions, take all action necessary to call, give notice of, set a record date for and convene an extraordinary general meeting of its shareholders for the purpose of obtaining the Company’s shareholders’ approval of the Merger Agreement, the Plan of Merger and the Transactions, promptly as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 filed in connection with the Transactions.

The Company may, and Parent may request the Company to, postpone or adjourn the general meeting of its shareholders to a later day (but in any event no later than five (5) business days prior to October 31, 2016), (a) with the consent of Parent, (b) if at the time the general meeting proceeds to business there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business, or (c) to allow reasonable time for (A) the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith (after consideration of the recommendation of the Special Committee), after consultation with outside counsel is necessary under applicable laws and (B) for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the shareholders meeting.

Subject to the provisions of the Merger Agreement discussed under “The Merger Agreement—Adverse Recommendation Change” below, the Board will recommend the approval of the Merger Agreement, the Plan of Merger and the Transactions by the Company’s shareholders and use its reasonable best efforts and all other actions or advisable to solicit proxies from its shareholders to obtain the required shareholders’ approval of the Merger Agreement, the Plan of Merger and the Transactions. Upon the reasonable request of Parent, the Company shall use reasonable best efforts to advise Parent on a daily basis on each of the last ten (10) business days prior to the shareholders meeting as to the aggregate tally of the proxies received by the Company with respect to the approval of the Merger Agreement, the Plan of Merger and the Transactions.

Acquisition Proposals

The Company has agreed that, until the earlier of the Effective Time or the termination of the Merger Agreement, neither it nor any of its subsidiaries shall, and the Company will not authorize or permit its and its subsidiaries’ representatives, to, directly or indirectly: (i) solicit, initiate or take any other action to knowingly facilitate or encourage the submission of any Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal; (iii) make an Adverse Recommendation Change (defined below); (iv) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries, or (v) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal.

Notwithstanding the above obligations, prior to obtaining the requisite shareholder approval of the Merger Agreement, the Company and its representatives may, following the receipt of a written acquisition proposal which did not result from any breach of the Company’s obligations described above: (a) contact the third party who has made such Acquisition Proposal to clarify and understand the terms and conditions thereof and to notify such third party of the Company’s obligations described above; (b) engage in any negotiations or discussions with the third party who has made such Acquisition Proposal; (c) furnish information (including any non-public information or data concerning the Company or any of its subsidiaries) with such third party pursuant to a confidentiality agreement (that includes standstill obligations) with such third party with terms no less favorable to the Company than those set forth in the Merger Agreement, provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such third party; and/or (d) take any nonappealable, final action that any court of competent jurisdiction orders the Company to take. Prior to taking any action described in (b) above, the Board, acting through the recommendation of the Special Committee, shall have made a determination that it reasonably believes that such Acquisition Proposal will constitute or be expected to lead to a Superior Proposal.

As used herein and for purposes of the Merger Agreement, a “Acquisition Proposal” means, any offer, proposal or inquiry relating to any transaction or series of related transactions that constitute, or may reasonably be expected to lead to (i) any sale, lease, license, exchange, transfer, other disposition, or joint venture, that would result in any third party acquiring assets or businesses of the Company and its subsidiaries that constitute or represent 15% or more of the net revenue, net income, or fair market value of the assets of the Company and its subsidiaries, taken as a whole, (ii) any acquisition, purchase, exchange, transfer or other disposition of 15% or more of any class of equity securities, or securities convertible into or exchangeable for equity securities, of the Company, (iii) any tender offer or exchange offer that, if consummated, would result in such third party’s beneficially owning 15% or more of any class of equity or voting securities of the Company, (iv) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose business constitutes 15% or more of the net revenue, net income or fair market value of the assets of the Company and its subsidiaries, taken as a whole, or (v) any combination of the foregoing.

As used herein and for purposes of the Merger Agreement, a “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal of the Company and its subsidiaries on terms that the Board determines in good faith (after consideration of the recommendation of the Special Committee), after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, is more favorable from a financial point of view to the Company’s shareholders (other than holders of the Excluded Shares) than as provided under the Merger Agreement (taking into account any proposal by Parent to amend the terms of the Merger Agreement prior to the time of determination), which the Board determines is reasonably likely to be consummated in a timely manner and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board. For purposes of the definition of “Superior Proposal”, each reference to “15%” in the definition of “Acquisition Proposal” shall be replaced with “50%”.

Adverse Recommendation Change

The Board has resolved to recommend in favor of the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger (the “Company Board Recommendation”). Except as permitted by the terms of the Merger Agreement described below, neither the Board nor any committee of the Board may change, withhold, withdraw, or modify in a manner adverse to Parent the Company Board Recommendation, recommend an Acquisition Proposal, take any action or make any statement inconsistent with the Company Board Recommendation or fail to recommend against any Acquisition Proposal within ten (10) business days after commencement of such Acquisition Proposal (a “Adverse Recommendation Change”), or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Acquisition Proposal.

From the date of the Merger Agreement and prior to obtaining from the shareholders of the Company the adoption of the Merger Agreement, if, following receipt of an Acquisition Proposal that the Board or the Special Committee reasonably believes, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, constitutes a Superior Proposal, the Board may, upon the recommendation of the Special Committee, make an Adverse Recommendation Change and/or authorize the Company to terminate the Merger Agreement, provided that:

•	the Board determines, in its good faith, after consideration of the recommendation of the Special Committee, after consultation with outside legal counsel, that failure to make an Adverse Recommendation Change would be inconsistent with its fiduciary duties under the laws of the Cayman Islands;

•	the Company has complied with the no-solicitation obligations under the Merger Agreement with respect to such Superior Proposal;

•	the Company shall notify Parent promptly (but in no event later than 48 hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any written indication that a third party is considering making an Acquisition Proposal or any written request for information relating to the Company or any of its subsidiaries;

•	the Company has provided written notice to Parent, at least five (5) business days in advance of such Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change (which notice shall specify the material terms thereof and copies of all relevant documents);

•	during such five-business day period, the Company and its representatives have negotiated with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; and

•	following the end of such five-business day period, the Board (upon recommendation of the Special Committee) determined in good faith, after having received the advice of a financial advisor of internationally recognized reputation and outside legal counsel, taking into account any changes to the Merger Agreement proposed by Parent, that such Acquisition Proposal continues to constitute a Superior Proposal.

From the date of the Merger Agreement and prior to obtaining from the shareholders of the Company the adoption of the Merger Agreement, if an Intervening Event has occurred, the Board (upon recommendation of the Special Committee) may make an Adverse Recommendation Change and/or authorize the Company to terminate the Merger Agreement in connection with an Intervening Event, provided that:

•	the Board determines, in its good faith upon recommendation of the Special Committee, that failure to make an Adverse Recommendation Change and/or authorize the Company to terminate the Merger Agreement would be inconsistent with its fiduciary duties under the laws of Cayman Islands;

•	the Company has provided written notice to Parent, at least five (5) business days in advance of such Adverse Recommendation Change, providing a reasonably detailed description of the Intervening Event;

•	during such five-business day period, the Company and its representatives have negotiated with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that such Intervening Event would no longer require an Adverse Recommendation Change; and

•	following the end of such five-business day period, the Board (upon recommendation of the Special Committee) determined in good faith, after having received the advice of a financial advisor of internationally recognized reputation and outside legal counsel, taking into account any changes to the Merger Agreement proposed by Parent, such Intervening Event continues to require an Adverse Recommendation Change.

As used herein and for purposes of the Merger Agreement, a “Intervening Event” means any material change, circumstance, condition, event, occurrence, effect, development or state of facts affecting the financial condition, business, assets or results of operations of the Company and its subsidiaries, taken as a whole, that occurs, arises or becomes known to the Board after the date of the Merger Agreement, to the extent that such change, circumstance, condition, event, occurrence, effect, development or state of facts was not reasonably foreseeable as of the date of the Merger Agreement; provided that the receipt by the Company of any Acquisition Proposal shall be deemed not to constitute an Intervening Event.

Indemnification; Directors’ and Officers’ Insurance

For six (6) years after the Effective Time, the Surviving Company and its subsidiaries shall (and Parent shall cause the Surviving Company and its subsidiaries to) indemnify and hold harmless the present and former officers, directors and employees of the Company or any subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Cayman Companies Law or any other applicable law or provided under the Company’s memorandum and articles of association in effect on the date hereof.

For six (6) years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Company’s memorandum and articles of association (or in such documents of any successor to the business of the Surviving Company) or in the comparable organizational documents of any subsidiary of the Surviving Company regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the Merger Agreement.

Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time, to obtain and fully pay the premium to maintain the Company’s existing directors’ and officers’ insurance on terms with respect to coverage and amount no less favorable than the Company’s current policy for a period of six (6) years after the Effective Time; provided that in no event shall Parent or the Surviving Company be required to spend in any one year an amount in excess of 300% of the current annual premium for such insurance.

Covenants of Parent

At the shareholders meeting and any other meeting of the shareholders of the Company called to seek the shareholders’ approval of the Transactions or in any other circumstances upon which a vote, consent or other approval (including by written consent) of the Merger Agreement, the Merger or any other transaction contemplated herein is sought, Parent shall, and shall cause its affiliates to, vote all of the Shares beneficially owned by Parent or its affiliates in favor of granting the shareholder’s approval.

Certain Inaccuracies

The Company shall not be deemed to be in breach of any representation, warranty, or covenant under the Merger Agreement, if the alleged breach is the proximate result of action or inaction taken by the Company at the direction of any officer or director of Parent without the approval or direction of the Board (acting with the concurrence of the Special Committee) or the Special Committee. Parent shall not have any right to terminate the Merger Agreement or claim any damage or seek any other remedy at law or in equity for any breach or inaccuracy in the representations and warranties made by the Company to the extent Parent has knowledge of such breach or inaccuracy as of the date of the Merger Agreement.

Agreement to Use Reasonable Best Efforts; Further Assurances

Parent and the Company have agreed to use their respective reasonable best efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the Transactions, including: (i) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the Transactions, provided that the parties hereto understand and agree that the reasonable best efforts of any party hereto shall not be deemed to include divesting or otherwise holding separate (including by establishing a trust or otherwise), or otherwise agreeing to do any of the foregoing, with respect to any of its or the Surviving Company’s subsidiaries or any of their respective affiliates’ businesses, assets or properties.

The officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with the Merger.

Certain Additional Covenants

Pursuant to the terms of the Merger Agreement, the Company, Parent and/or Merger Sub have agreed to certain additional covenants related to the following:

•	the filing of this proxy statement and the Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC);

•	consultation with respect to press releases and other public announcements relating to the Merger Agreement and the Transactions;

•	notification of certain events;

•	confidentiality of documents and information;

•	delisting and deregistration of the Shares;

•	matters relating to state takeover statutes; and

•	resignation of the Company’s directors.

Conditions to the Merger

The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

•	the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, being authorized and approved by affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting; and

•	no court or governmental authority of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement then in effect which prohibits consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

•	the Company shall have performed in all material respects all of its obligations required to be performed under the Merger Agreement at or prior to the Effective Time;

•	the representations and warranties of the Company set forth in the Merger Agreement (a) with respect to corporate existence, power and authority, being true and correct in all respects (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all respects only as of such time), (b) with respect to capitalization, being true and correct in all respects (except for de minimis inaccuracies), and (c) with respect to all other matters, being true and correct (disregarding all “materiality” or “material adverse effect” qualifications contained herein), except where the failure of such representations and warranties in the case of clause (c) to be true and correct, individually or in the aggregate, would not constitute a material adverse effect, in each case as of the date of the Merger Agreement and as of the Effective Time (except to the extent expressly made as of a specific date, in which case as of such date);

•	Parent shall have received a certificate signed by an executive officer of the Company, certifying as to the satisfaction of the preceding conditions; and

•	no Company Material Adverse Effect shall have occurred since the date of the Merger Agreement.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

•	each of Parent and Merger Sub shall have performed in all material respects all of its obligations required under the Merger Agreement to be performed at or prior to the Effective Time;

•	the representations and warranties of Parent contained in the Merger Agreement (disregarding all materiality and material adverse effect qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, prevented or materially impaired the ability of Parent and Merger Sub to consummate the Transactions; and

•	the Company shall have received a certificate signed by an executive officer of Parent, certifying as to the satisfaction of the preceding conditions.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written agreement of the Company (upon the approval of the Special Committee) and Parent;

(b) by either Parent or the Company, if:

•	the Merger has not been consummated on or before October 31, 2016 (the “End Date”); provided that this termination right shall not be available to any party whose breach of any provision of the Merger Agreement results in the failure of the Merger to be consummated by such time (a “End Date Termination Event”);

•	there shall be any applicable law, rules, orders, judgment or other governmental or judicial actions that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company or Parent from consummating the Merger and such injunction shall have become final and nonappealable (a “Permanent Order Termination Event”); or

•	at the Company shareholder meeting (including any adjournment or postponement thereof), the Company Shareholder Approval shall not have been obtained (a “No Requisite Company Vote Termination Event”);

(c) by Parent, if:

•	an Adverse Recommendation Change shall have occurred; or

•	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in the Merger Agreement shall have occurred that would cause corresponding condition to the closing not to be satisfied, and such condition is incapable of being satisfied by the End Date (a “Company Breach Termination Event”); or

(d) by the Company, if:

•	prior to the shareholders meeting, the Board (acting upon the recommendation of the Special Committee) shall have made an Adverse Recommendation Change in order to enter into a definitive, written agreement concerning a Superior Proposal; provided, that the Company shall have paid the Company Termination Fee (see below) and all other amounts due to Parent in accordance with the terms, and at the times, specified in the Merger Agreement (a “Superior Proposal Termination Event”);

•	prior to the shareholders meeting, the Board (acting upon the recommendation of the Special Committee) shall have made an Adverse Recommendation Change in response to any Intervening Event; provided, that the Company shall have paid the Company Termination Fee and all other amounts due to Parent in accordance with the terms, and at the times, specified in the Merger Agreement (a “Intervening Event Termination Event”);

•	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Merger Sub set forth in the Merger Agreement shall have occurred that would cause the corresponding conditions to closing not to be satisfied, and such condition is incapable of being satisfied by the End Date (a “Parent Breach Termination Event”); or

•	if (A) all the conditions to the closing have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing (but subject to their satisfaction or waiver by the party having the benefit thereof)) or waived by Parent and Merger Sub, (B) Parent and Merger Sub fail to complete the closing within three (3) business days following the date on which the closing was required to have occurred, and (C) the Company has irrevocably notified Parent in writing (x) that all of the conditions have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing (but subject to their satisfaction or waiver by the party having the benefit thereof)) or waived by the Company and (y) it stands ready, willing and able to consummate the Transactions during such period (a “Parent Failure to Close Termination Event”).

Expenses

Except as otherwise provided below, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such cost or expense.

Termination Fees; Reimbursement of Expenses

The Company is required to pay Parent a termination fee of US$1,500,000 in the event the Merger Agreement is terminated (“Company Termination Fee”):

•	by Parent pursuant to a Company Breach Termination Event or an Adverse Recommendation Change shall have occurred;

•	by the Company pursuant to a Superior Proposal Termination Event or an Intervening Event Termination Event; or

•	by the Company or Parent pursuant to an End Date Termination Event or a No Requisite Company Vote Termination Event, and if (A) at the time of such termination, a bona fide Acquisition Proposal having been publicly announced or publicly made known, and not withdrawn and (B) within 12 months following the date of such termination, the Company shall have entered into a definitive agreement with respect to, or recommended to its shareholders, an Acquisition Proposal or an Acquisition Proposal shall have been consummated (provided that for purposes of this clause (B), each reference to “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”).

Parent is required to pay the Company a termination fee of US$3,000,000 in the event the Merger Agreement is terminated (“Parent Termination Fee”):

•	by the Company pursuant to a Parent Breach Termination Event or a Parent Failure to Close Termination Event.

In the event that the Company or Parent fails to pay the applicable termination fee, when due and in accordance with the requirements of the Merger Agreement, the Company or Parent, as the case may be, commences a legal action which results in a judgment against the other party for such payment, such paying party shall pay the other party its reasonably documented costs and expenses (including reasonable legal fees and expenses) in connection with such legal action, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

Remedies and Limitation on Liabilities

The parties to the Merger Agreement may be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. While the parties may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the Merger and monetary damages.

Subject to the rights to specific performance, the Company’s right to terminate the Merger Agreement and receive the Parent Termination Fee, any amounts pursuant to the termination provisions, shall be the Company Group’s exclusive remedy for any and all loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement, any failure to perform under the Merger Agreement or other failure of the Transactions to be consummated (in each case whether willfully, intentionally, unintentionally or otherwise).

Subject to the rights to specific performance, Parent’s right to terminate the Merger Agreement and receive the Company Termination Fee, any amounts pursuant to the termination provisions, shall be the Parent Group’s exclusive remedy for any and all loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement, any failure to perform under the Merger Agreement or other failure of the Transactions to be consummated (in each case whether willfully, intentionally, unintentionally or otherwise).

The “Company Group” refers to, collectively, the Company, its subsidiaries and their respective direct or indirect shareholders, affiliates and representatives.

The “Parent Group” refers to, collectively, Parent, Merger Sub, their respective direct and indirect shareholders and affiliates and any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent and Merger Sub.

Amendments and Waivers

The Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the approval of the Merger Agreement and the Transactions by the shareholders of the Company, there shall be no amendment or waiver that would require the further approval of the shareholders of the Company without such approval having first been obtained.

No failure or delay by any party in exercising any right, power or privilege under the Merger Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies.

Governing Law

The Merger Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Dispute Resolution

Subject to the parties’ agreement to submit to the jurisdiction of certain courts for purposes of enforcing the agreement to arbitrate or enforcement of any arbitral award (described below), any dispute, controversy or claim arising out of or relating to the Merger Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of the Merger Agreement) will be finally settled by arbitration. The place of arbitration will be Hong Kong, and the arbitration will be administered by the Hong Kong International Arbitration Centre in accordance with the Centre’s Administered Arbitration Rules in force as at the date of the Merger Agreement. The arbitration shall be decided by a tribunal of three (3) arbitrators appointed in accordance with the foregoing arbitration rules. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Provisions for Unaffiliated Security Holders

No provision has been made to (a) grant the Company’s shareholders or ADS holders access to corporate files of the Company and other parties to the Merger or any of their respective affiliates or (b) obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate.

Dissenters’ Rights

The following is a brief summary of the rights of holders of the Shares to object to the merger and receive payment of the fair value of their Shares (“dissenters’ rights”). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the Cayman Islands Companies Law, a copy of which is attached as Annex D to this proxy statement. If you are contemplating the possibility of objecting to the merger, you should carefully review the text of Annex D, particularly the procedural steps required to perfect your dissenters’ rights. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Islands Companies Law, you may lose your dissenters’ rights.

Requirements for exercising dissenters’ rights

A dissenting registered shareholder of the Company is entitled to payment of the fair value of its, his or her Shares upon dissenting from the merger in accordance with Section 238 of the Cayman Islands Companies Law.

The valid exercise of your dissenters’ rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the merger, other than the right to participate fully in proceedings to determine the fair value of Shares held by such persons and to seek relief on the grounds that the merger is void or unlawful.

To exercise your dissenters’ rights, the following procedures must be followed:

•	You must give written notice of objection to the Company prior to the vote to authorize and approve the Merger. The notice of objection must include a statement that you propose to demand payment for your Shares if the Merger is authorized by the votes at the extraordinary general meeting.

•	Within 20 days immediately following the date on which the vote approving the merger is made, the Company must give written notice of the authorization (“Approval Notice”) to all dissenting shareholders who have served a notice of objection.

•	Within 20 days immediately following the date on which the Approval Notice is given (the “Dissent Period”), any dissenting shareholder who elects to dissent must give a written notice of its, his or her decision to dissent (a “Notice of Dissent”) to the Company stating its, his or her name and address and the number and class of the Shares with respect to which it, he or she dissents and demanding payment of the fair value of its, his or her Shares. A dissenting shareholder must dissent in respect of all the Shares which it, he or she holds.

•	Within seven days immediately following (i) the date of expiry of the Dissent Period or (ii) the date on which the Plan of Merger is filed with the Cayman Islands Registrar of Companies, whichever is later, the Company, as the Surviving Company, must make a written offer (a “Fair Value Offer”) to each dissenting shareholder to purchase its, his or her Shares at a price determined by the Company to be the fair value of such Shares.

•	If, within 30 days immediately following the date of the Fair Value Offer, the Company and the dissenting shareholder fail to agree on a price at which the Company will acquire the dissenting shareholder’s Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the dissenting shareholder may, file a petition with the Grand Court of the Cayman Islands (the “Grand Court”) for a determination of the fair value of the Shares held by all dissenting shareholders who have served a Notice of Dissent and who have not agreed with the Company as to fair value, which petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed with the Company as to the fair value of such Shares.

•	If a petition is timely filed and served, the Grand Court will determine at a hearing (i) which shareholders are entitled to dissenters’ rights, (ii) the fair value of such Shares held by those shareholders with a fair rate of interest, if any, to be paid by the Company upon the amount determined to be the fair value and (iii) the costs of the proceeding and the allocation of such costs upon the parties.

All notices and petitions must be executed by or for the shareholder of record, fully and correctly, as such shareholder’s name appears on the register of members of the Company. If Shares are owned by a fiduciary, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If Shares are owned by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a registered shareholder. The agent must, however, identify the registered owner and expressly disclose the fact that, in exercising the notice, he or she is acting as agent for the registered owner. A person having a beneficial interest in Shares held registered in the name of another person, such as a broker or other nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever dissenters’ rights are attached to such Shares.

You must be a registered holder of Shares in order to exercise your dissenters’ rights. A holder of ADSs who wishes to dissent must surrender his, her or its ADSs to the ADS Depositary and pay the fee of ADS Depositary to withdraw his, her or its Shares and then become a record holder of such Shares and comply with the procedures described above in order to exercise the dissenters’ rights with respect to the Shares prior to the extraordinary general meeting. The ADS Depositary will not exercise dissenters’ rights on behalf of a holder of ADSs and any Notice of Dissent delivered to the ADS Depositary will not be effective under the Cayman Islands Companies Law. If you wish to cancel your ADSs, please contact the ADS Depositary’s office at 388 Greenwich Street, New York, New York 10013, telephone: 1-877-CITI-ADS.

If you do not satisfy each of these requirements, you cannot exercise your dissenters’ rights and will be bound by the terms of the Merger Agreement and the Plan of Merger. Submitting a signed proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the transactions, including the Merger, will not alone entitle you to exercise your dissenters’ rights. You must send all notices to the Company to Ku6 Media Co., Ltd., Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China, Attention: General Counsel.

If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the Cayman Islands Companies Law could be more than, the same as, or less than the $0.0108 in cash, without interest, for each Share of the Company that you would otherwise receive as consideration in the merger. In addition, in any proceedings for determination of the fair value of the Shares covered by a Notice of Dissent, the Company intends to assert that the per Share merger consideration is equal to the fair value of each of your Shares.

The provisions of Section 238 of the Cayman Islands Companies Law are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you may lose your dissenters’ rights. You should consult your Cayman Islands legal counsel if you wish to exercise dissenters’ rights.

Financial Information

The functional currency of the Company is U.S. dollars and its reporting currency is U.S. dollars. This proxy statement contains translations of RMB into U.S. dollars at specific rates solely for the convenience of the reader. Amounts in US$ are presented for the convenience of the reader and are translated at a rate of RMB6.4778 to US$1.00, the exchange rate on December 31, 2015 as set forth in the H.10 statistical release of the Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

Selected Historical Financial Information

The following table sets forth our selected consolidated financial data. The selected consolidated statements of income data and balance sheets data in the table below have been derived from the audited financial statements of the Company for each of the two years ended December 31, 2014 and 2015, prepared in accordance with U.S. GAAP, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015, at pages F-1 through F-49. The information set forth below is not necessarily indicative of future results and should be read in conjunction with Item 5. “Operating and Financial Review and Prospects” and the consolidated financial statements, related notes and other financial information included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015, which are incorporated into this proxy statement by reference. See “Where You Can Find More Information” on page 93 for a description of how to obtain a copy of such Annual Report.

	For the Year Ended December 31,
	2014	2015
	(US$ in thousands, except for share and per share data)
Net revenues:
Third parties	4,267	10,793
Related parties	4,317	116
Total net revenues	8,584	10,909
Cost of revenues:
Third parties	(11,231)	(7,534)
Related parties	(910)	(511)
Total cost of revenues	(12,141)	(8,045)
Gross profit (loss)	(3,557)	2,864
Operating expenses	(9,415)	(5,028)
Operating loss	(12,972)	(2,164)
Interest income(including third parties and related parties)	47	188
Interest expense (including third parties and related parties)	—	(261)
Other income, net	745	203
Gain from disposal of equity interest	1,452	—
Loss before income tax benefits	(10,728)	(2,034)
Equity in losses of affiliates, net of tax	—	(17)
Net loss	(10,728)	(2,051)
Plus: Net loss attributable to non-controlling interests	—	—
Net loss attributable to Ku6 Media Co., Ltd.	(10,728)	(2,051)
Loss per share, basic and diluted
Net Loss attributable to Ku6 Media Co., Ltd. ordinary shareholders	(0.00)	(0.00)
Weighted average shares used in per share calculation—basic and diluted	4,746,324,022	4,767,742,804

	As of December 31,
	2014	2015
	(US$ in thousands)
Cash and cash equivalents	4,380	7,698
Restricted cash	—	—
Accounts receivable (including related parties), net	115	103
Other current assets	493	528
Property and equipment, net	294	515
Goodwill	—	—
Other assets	348	169
Total assets	5,630	9,013
Related party loan	—	4,631
Other current liabilities	9,766	9,704
Current liabilities	9,766	14,335
Non-current liabilities	—	161
Total liabilities	9,766	14,496
Ordinary shares ($0.00005 par value; 12,000,000,000 ordinary shares authorized; 4,763,360,860 and 4,771,610,860 ordinary shares issued and outstanding as of December 31, 2014 and 2015, respectively)	238	239
Other Ku6 Media Co., Ltd. shareholders’ equity / (deficit)	(4,374)	(5,722)
Total liabilities and shareholders’ equity (deficit)	5,630	9,013

Ratio of Earnings to Fixed Charges

	As of December 31,
	2014	2015
	(unaudited)
Ratio of earnings to fixed charges(1)	0	0

(1)	In 2015 and 2014, we incurred losses from operations, and as a result, our earnings were insufficient to cover our fixed charges

Net Book Value per Share of Our Shares

The net book value per Share as of December 31, 2015 was US$(0.00115) based on the weighted average number of issued and outstanding Shares during 2015 and total net book value as of December 31, 2015 was US$(5,483,860).

Transactions in Shares and ADSs

Purchases by the Company

We have not repurchased any Shares or ADSs since January 1, 2014.

Purchases by the Buyer Group

On May 11, 2015, Mr. Xudong Xu, a PRC citizen, entered into a share purchase agreement with Shanda Media, pursuant to which Mr. Xu agreed to sell, and Shanda Media agreed to purchase, a total number of 1,938,360,784 Shares, in exchange for the cancellation and discharge of a promissory note issued by Mr. Xu to Shanda Media dated April 3, 2014. Immediately after the execution of the 2015 share purchase agreement and on the same day, Mr. Xu and Shanda Media completed the transaction. After the closing of the transaction, Mr. Xu no longer beneficially owns any Share.

Except for the transaction above, which was disclosed in Schedule 13D filed with the SEC on May 11, 2015, the Buyer Group has not purchased any Shares or ADSs since January 1, 2014.

Prior Public Offerings

We have not made any underwritten public offering of our Shares or ADSs for cash since January 1, 2013 that was registered under the U.S. Securities Act of 1933 or exempt from registration under Regulation A thereunder.

Transactions in Prior 60 Days

Except as described above and other than the Merger Agreement and the agreements entered into in connection with the Merger Agreement, there have been no transactions in Shares or ADSs during the prior 60 days by the Company, any of the Company’s officers or directors, Parent, Merger Sub or any other person with respect to which disclosure is provided in Annex E or any associate or majority-owned subsidiary of the foregoing.

Security Ownership of Certain Beneficial Owners and Management of the Company

The following table sets forth information with respect to the beneficial ownership of Shares, as of the date of this proxy statement, by:

•	each of our directors and executive officers;

•	our directors and executive officers as a group; and

•	each person known to us to beneficially own more than 5.0% of the total issued and outstanding Shares.

As of the date of this proxy statement, we have 4,771,610,860 Shares issued and outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, we have included Shares that the person has the right to acquire within 60 days from the date of this proxy statement, including through the exercise of any option, warrant or other right, vesting of restricted share or the conversion of any other security. These Shares, however, are not included in the computation of the percentage ownership of any other person.

	Shares Beneficially Owned
Name	Number	Percentage
Other 5% Shareholders
Tianqiao Chen (1)	3,334,694,602	69.9%
Shanda Media Limited (1)	3,334,694,602	69.9%
Premium Lead Company Limited (1)	3,334,694,602	69.9%
Shanda Interactive Entertainment Limited (1)	3,334,694,602	69.9%
Shanda Investment Holdings Limited (1)	3,334,694,602	69.9%
Shanda Pictures Corporation (1)	3,334,694,602	69.9%
Shanda Media Group Limited (1)	3,334,694,602	69.9%
Directors and Executive Officers
Feng Gao (2)	*	*
Jason (Zhensong) Ma (3)	—	—
Robert Chiu	*	*
Mingfeng Chen	—	—
Qingmin Dai	—	—
Yong Gui	*	*
Jun Deng	—	—
All Directors and Executive Officers as a Group	43,250,000	0.9%

______________

*	Beneficially own less than 1% of our Shares.

(1)	See “Summary Term Sheet—The Parties Involved in the Merger” beginning on page 34 for additional information.

(2)	Excluding award grants held by Mr. Gao for 266,720,000 unissued Restricted Shares, the issuance of which Mr. Gao has agreed to defer.

(3)	Excluding award grants held by Mr. Ma for 166,700,000 unissued Restricted Shares, the issuance of which Mr. Ma has agreed to defer.

Future Shareholder Proposals

If the Merger is completed, we will not have public shareholders and there will be no public participants in any future shareholders’ meeting. If, however, the Merger is not completed, an annual general meeting is expected to be held in later in the year.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference into this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the Merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the Merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “predicts,” “projects,” “will,” “would” and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

The following factors, among others, could cause actual results or matters related to the Merger to differ materially from what is expressed or forecasted in the forward-looking statements:

•	the satisfaction of the conditions to completion of the Merger, including the authorization and approval of the Merger Agreement by the Company’s shareholders;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the cash position of the Company and its subsidiaries at the Effective Time;

•	the effect of the announcement or pendency of the Merger on our business relationships, results of operations and business generally;

•	the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of Shares and ADSs;

•	the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the Merger Agreement;

•	diversion of our management’s attention from our ongoing business operations;

•	loss of our senior management;

•	the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of the financings that will be obtained for the Merger;

•	our failure to comply with regulations and changes in regulations;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger; and

•	other risks detailed in our filings with the SEC, including the information set forth under the section entitled Item 3.D. “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2015. See “Where You Can Find More Information” beginning on page 93 for additional information.

•	Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are, however, beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and we file or furnish our annual and current reports and other information with the SEC. You may read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file or furnish is also available free of charge on the SEC’s website at http://www.sec.gov.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investor Relations” section of our website at http:// http://www.ku6.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Because the Merger is a going-private transaction, the Company and each member of the Buyer Group, have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document attached as an exhibit hereto. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. The Company’s annual report on Form 20-F for the year ended December 31, 2015, filed with the SEC on April 13, 2016, is incorporated herein by reference. The Company’s report on Form 6-K furnished to the SEC on April 14, 2016 is incorporated herein by reference. To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going-private transaction described in this proxy statement.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to our Investor Relations Manager, Ms. Wendy Xuan at the address and phone numbers provided in this proxy statement.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED JUNE 8, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

Agreement and Plan of Merger

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

April 5, 2016

among

KU6 MEDIA CO., LTD.,

SHANDA INVESTMENT HOLDINGS LIMITED

and

KU6 ACQUISITION COMPANY LIMITED

TABLE OF CONTENTS

_______________

Page

Article 1
Definitions

Section 1.01.	Definitions	A-5
Section 1.02.	Other Definitional and Interpretative Provisions	A-10

Article 2
The Merger

Article 3
The Surviving Company

Section 3.01.	Memorandum and Articles of Association	A-16
Section 3.02.	Directors and Officers	A-16

Article 4
Representations and Warranties of the Company

Section 4.22.	Finders’ Fees	A-23
Section 4.23.	Opinion of Financial Advisor	A-23
Section 4.24.	Antitakeover Provisions	A-24
Section 4.25.	No Additional Representation	A-24

Article 5
Representations and Warranties of Parent and Merger Subsidiary

Article 6
Covenants of the Company

Article 7
Covenants of Parent

Section 7.01.	Obligations of Parent and Merger Subsidiary	A-31
Section 7.02.	Director and Officer Liability	A-31
Section 7.03.	Actions Taken at Direction of Parent	A-32

Article 8
Covenants of Parent and the Company

Article 9
Conditions to the Merger

Section 9.01.	Conditions to the Obligations of Each Party	A-35
Section 9.02.	Conditions to the Obligations of Parent and Merger Subsidiary	A-35
Section 9.03.	Conditions to the Obligations of the Company	A-35

Article 10
Termination

Section 10.01.	Termination	A-36
Section 10.02.	Effect of Termination	A-37

Article 11
Miscellaneous

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of April 5, 2016 among Ku6 Media Co., Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), Shanda Investment Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Ku6 Acquisition Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).

W I T N E S S E T H :

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Companies Law (as defined below), the parties hereto will enter into a business combination transaction pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of the Special Committee of the Company Board (the “Special Committee”), has (i) determined that it is in the best interests of the Company and its shareholders (other than the holders of the Excluded Shares (as defined below)), and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger (as defined below) and the consummation of the transactions contemplated by this Agreement, including the Merger (collectively, the “Transactions”), and (iii) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the shareholders of the Company at the Company Shareholder Meeting (as defined below);

WHEREAS, each of the boards of directors of Parent and Merger Subsidiary has (i) approved the execution, delivery and performance by Parent and Merger Subsidiary, respectively, of this Agreement, the Plan of Merger and the consummation of the Transactions, and (ii) declared it advisable for Parent and Merger Subsidiary, respectively, to enter into this Agreement and the Plan of Merger, and the sole member of Merger Subsidiary has approved this Agreement, the Plan of Merger and the Transactions by special resolution; and

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Acquisition Proposal” means, other than the Transactions, any offer, proposal or inquiry relating to any transaction or series of related transactions that constitute, or may reasonably be expected to lead to (i) any sale, lease, license, exchange, transfer, other disposition, or joint venture, that would result in any Third Party acquiring assets or businesses of the Company and its Subsidiaries that constitute or represent 15% or more of the net revenue, net income, or fair market value of the assets of the Company and its Subsidiaries, taken as a whole, (ii) any acquisition, purchase, exchange, transfer or other disposition of 15% or more of any class of equity securities, or securities convertible into or exchangeable for equity securities, of the Company, (iii) any tender offer or exchange offer that, if consummated, would result in such Third Party’s beneficially owning 15% or more of any class of equity or voting securities of the Company, (iv) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenue, net income or fair market value of the assets of the Company and its Subsidiaries, taken as a whole, or (v) any combination of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, the Cayman Islands or the PRC are authorized or required by Applicable Law to close.

“Cayman Companies Law” means the Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised).

“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company as of September 30, 2015.

“Company Balance Sheet Date” means September 30, 2015.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company Material Adverse Effect” means any fact, event, circumstance, change, condition or effect that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions and effects, (x) has or would reasonably be expected to have a material adverse effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, provided, however, that in no event shall any of the following, either alone or in combination, constitute, or be taken into account in determining whether there has been or would be, a Company Material Adverse Effect (i) changes in the financial or securities markets or general economic or political conditions in the PRC or the United States, (ii) changes in GAAP or any interpretation thereof after the date hereof, (iii) changes of Applicable Law (or any interpretation thereof) or directives or policies of a Governmental Authority of general applicability that are binding on the Company or any of its Subsidiaries after the date hereof, (iv) changes that are the result of factors generally affecting the industry in which such Person and its Subsidiaries operate, (v) acts of war, sabotage or terrorism or natural disasters involving the PRC or the United States, (vi) effects resulting from the public announcement or consummation of the Transactions, (vii) any failure by the Company and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (viii) changes in the market price or trading volume of Shares (it being understood that the facts or occurrences giving rise to or contributing to such changes that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (ix) the delisting of the Company’s ADSs from the NASDAQ or (x) any action or omission of the Company or any of its Subsidiaries taken, directly or indirectly, at the request of Parent; provided further that facts, events, circumstances, developments, conditions, changes, occurrences or effects set forth in clauses (i), (ii), (iii), (iv) and (v) above may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or reasonably would be expected to occur if and to the extent such facts, events, circumstances, developments, conditions, changes, occurrences or effects individually or in the aggregate have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and its Subsidiaries conduct their businesses, or (y) prevents or materially impacts the ability of the Company and its Subsidiaries to consummate the Transactions.

“Company 20-F” means the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2014.

“Environmental Laws” means any Applicable Laws or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to any hazardous substances.

“Equity Compensation Plans” means the Company’s 2004 Share Incentive Plan, the Company’s 2010 Equity Compensation Plan and the Company’s 2016 Equity Compensation Plan.

“Excluded Shares” means, collectively, (i) the Shares (including ADSs corresponding to such Shares) beneficially owned (as determined pursuant to Rule 13d-3 under the 1934 Act) by Parent, (ii) Shares held by the Company or any of its Subsidiaries (if any), and (iii) Shares (including ADSs corresponding to such Shares) held by the Depositary and reserved for issuance and allocation pursuant to the Equity Compensation Plans.

“Exercise Price” means, with respect to any Option, the applicable exercise price per Share underlying such Option.

“Fully-Diluted” means (i) as determined immediately prior to the Effective Time, all outstanding Shares (including Restricted Shares and Shares represented by ADSs) and all Shares issuable in respect of all other outstanding Company Securities (for purposes of this clause (i) without giving effect to the transactions contemplated by Section 2.04), and (ii) as determined at the Effective Time, all outstanding Surviving Company Shares (including Surviving Company RS) and all Surviving Company Shares issuable in respect of all outstanding securities convertible into or exchangeable for Surviving Company Shares and all Surviving Company Shares issuable in respect of all outstanding options, warrants and other rights to acquire Surviving Company Shares (for purposes of this clause (ii) after giving effect to the transactions contemplated by Section 2.04, including all issuances of Surviving Company RS to be issued pursuant to Section 2.04(c)).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Intellectual Property” means (i) trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, (ii) patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction, (iii) Trade Secrets, (iv) any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, and (v) database rights, design rights, industrial property rights, publicity rights and privacy rights.

“Intervening Event” means any material change, circumstance, condition, event, occurrence, effect, development or state of facts affecting the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, that occurs, arises or becomes known to the Company Board after the date of this Agreement, to the extent that such change, circumstance, condition, event, occurrence, effect, development or state of facts was not reasonably foreseeable as of the date of this Agreement; provided that the receipt by the Company of any Acquisition Proposal shall be deemed not to constitute an Intervening Event.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or its Subsidiaries or licensed or leased by the Company or its Subsidiaries pursuant to written agreement (excluding any public networks).

“Knowledge” of the Company means the actual knowledge, as of the date of this Agreement, of Feng Gao, Zhensong Ma and Wenna Liu.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“NASDAQ” means the NASDAQ Global Market.

“New Equity Compensation Plan” means the equity compensation of the Surviving Company to be conditionally approved and adopted by the Company Board prior to the Effective Time, with effect as of and from the Effective Time, on substantially the same terms as the Company’s 2016 Equity Compensation Plan with such changes as may be agreed between the Company and Parent prior to the Effective Time.

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Option” means each option to purchase Shares under the Equity Compensation Plans.

“Parent Material Adverse Effect” shall mean any circumstance, condition, event, change, effect or development that prevents or materially impairs, individually or in the aggregate, the ability of Parent and Merger Subsidiary to consummate the Transactions.

“Permitted Liens” means (i) Liens for Taxes, assessments and charges or levies by Governmental Authorities not yet due and payable or that are being contested in good faith and by appropriate proceedings, (ii) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Liens or security interests arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries or that secure a liquidated amount, that are being contested in good faith and by appropriate proceedings, (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions), (iv) Liens imposed by Applicable Law, (v) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business, (vii) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries, (viii) Liens securing indebtedness or liabilities that (A) are reflected in the Company SEC Documents filed or furnished prior to the date hereof or (B) that have otherwise been disclosed to Parent in writing as of the date of this Agreement, (ix) matters which would be disclosed by an accurate survey or inspection of the real property which do not materially impair the occupancy or current use of such real property which they encumber, (x) outbound license agreements and non-disclosure agreements entered into in the ordinary course of business, (xi) standard survey and title exceptions, and (xii) any other Liens that have been incurred or suffered in the ordinary course of business and that would not have a Company Material Adverse Effect.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PRC” means the People’s Republic of China, but solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Restricted Share” means each restricted Share (including restricted Shares represented by ADSs) issued by the Company under the Equity Compensation Plans.

“Rollover RS Portion” means, with respect to each former holder of any Restricted Shares, whether vested or unvested, that were outstanding as of immediately prior to the Effective Time, the product of (i) a fraction, the numerator of which is the total amount of Restricted Shares that were outstanding and held by such holder as of immediately prior to the Effective Time and the denominator of which is the total amount of Shares (calculated on a Fully-Diluted basis) outstanding as of immediately prior to the Effective Time, multiplied by (ii) the total amount of Surviving Company Shares (calculated on a Fully-Diluted basis) outstanding at the Effective Time.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint stock company, joint venture or other organization or entity, whether incorporated or unincorporated, which is controlled by such Person and, for the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with such Person in accordance with generally accepted accounting principles applicable to such Person and any Subsidiaries of such variable interest entity. For the avoidance of doubt, with respect to the Company, its Subsidiaries shall include the VIE Entities.

“Surviving Company RS” means each restricted Surviving Company Share issued by the Surviving Company under the New Equity Compensation Plan.

“Surviving Company Share” means each ordinary share, par value US$0.00005 each, of the Surviving Company.

“Tax” or “Taxes” means (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth, (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes, (iii) license, registration and documentation fees, and (iv) customs duties, tariffs and similar charges

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Governmental Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

“Trade Secrets” means trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person.

“VIE Entities” means Ku6 (Beijing) Information Technology Co., Ltd., Tianjin Ku6 Zheng Yuan Information Technology Co., Ltd., Tianjin Ku6 Network Communication Technology Co., Ltd. and Beijing Ku6 Culture Media Co., Ltd.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
ADS / ADSs	2.02(b)
Adverse Recommendation Change	6.03(a)(iii)
Agreement	Preamble
Certificates	2.03(a)(i)
Closing	2.01(b)
Company	Recitals

Company Board	Recitals
Company Board Recommendation	4.02(b)(iv)
Company Group	11.04(d)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)(iv)
Company Shareholder Approval	4.02(a)
Company Shareholder Meeting	6.02(a)(i)
Company Subsidiary Securities	4.06(b)
Company Termination Fee	11.04(b)(i)
Dispute	11.07
D&O Insurance	7.02(c)
Deposit Agreement	2.08
Depositary	2.08
Dissenting Shares	2.09(a)
Dissenting Shareholders	2.09(a)
Effective Time	2.01(c)
e-mail	11.01
Employee Plans	4.17(a)
End Date	10.01(b)(i)
Exchange Agent	2.03(a)
Exchange Fund	2.03(a)
Financial Advisor	4.22
HKIAC	11.07
HKIAC Rules	11.07
Indemnified Person	7.02(a)
Last Look Notice	6.03(d)
Lease	4.14(b)
Material Contract	4.19(a)
Merger	Recitals
Merger Consideration	2.02(b)
Merger Subsidiary	Preamble
Notice Period	6.03(d)
Parent	Preamble
Parent Group	11.04(d)
Parent Termination Fee	11.04(b)(iii)
Per ADS Merger Consideration	2.02(b)
Per Share Merger Consideration	2.02(a)
Plan of Merger	2.01(c)
Proxy Statement	4.09
Record ADS Holders	6.02(a)(iii)(A)
Representatives	6.03(a)
Schedule 13E-3	4.09
Share / Shares	2.02(a)
Special Committee	Recitals
Superior Proposal	6.03(e)
Surviving Company	2.01(a)
Takeover Statute	4.24
Transactions	Recitals
Uncertificated Shares	2.03(a)(ii)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are

to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.

Article 2
The Merger

Section 2.01. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Cayman Companies Law, at the Effective Time, Merger Subsidiary shall be merged with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving company of the Merger (the “Surviving Company”) under the laws of the Cayman Islands as a wholly-owned subsidiary of Parent.

(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place in Hong Kong at the offices of Davis Polk & Wardwell, The Hong Kong Club Building, 3A Chater Road, Hong Kong as soon as possible, but in any event no later than three (3) Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree. By mutual agreement of Parent and the Company, the Closing may take place by conference call and exchange of faxes and/or e-mails of documents in .pdf format.

(c) Subject to the provisions of this Agreement, on the Closing, the Company and Merger Subsidiary shall execute a plan of merger (the “Plan of Merger”) in substantially the form contained in Appendix 1 hereto and the Company shall file the Plan of Merger and such other documents as required by the Cayman Companies Law with the Registrar of Companies of the Cayman Islands as provided in Section 233 of the Cayman Companies Law in connection with the Merger. The Merger shall become effective at the time when the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or at such other subsequent date or time within ninety (90) days following the date of such registration, as may be specified in the Plan of Merger in accordance with the Cayman Companies Law (the “Effective Time”).

(d) At the Effective Time, the Merger shall have the effects specified in the Plan of Merger and the Cayman Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Company shall be vested with all rights, contracts, property and assets of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities, privileges, powers and franchises, and be liable for and subject to, in the same manner as the Merger Subsidiary and the Company, all mortgages, charges and security interests and all contracts, duties, obligations, undertaking, claims, debts and liabilities of Merger Subsidiary and the Company in accordance with the Cayman Companies Law.

Section 2.02. Cancellation and Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Subsidiary or any other shareholders of the Company:

(a) each ordinary share, par value US$0.00005 per share, of the Company (each, a “Share” and, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled in consideration for the right to receive US$0.0108 in cash per Share without interest (the “Per Share Merger Consideration”) payable in the manner provided in Section 2.03;

(b) each American Depositary Share, representing 100 Shares (each, an “ADS” and collectively, the “ADSs”), issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares or Restricted Shares) shall be cancelled in consideration for the right to receive US$1.08 in cash per ADS without interest (the “Per ADS Merger Consideration” and together with the Per Share Merger Consideration, the “Merger Consideration”), pursuant to the terms and conditions set forth in this Agreement and the Deposit Agreement, and in the event of any conflict between this Agreement and the Deposit Agreement, this Agreement shall prevail;

(c) all of the Shares, including Shares represented by ADSs (other than the Excluded Shares, the Restricted Shares and the Dissenting Shares), shall cease to exist and shall thereafter represent only the right to receive the Per Share Merger Consideration or Per ADS Merger Consideration without interest;

(d) each of the Excluded Shares and ADSs representing the Excluded Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and shall cease to exist without payment of any consideration or distribution therefor;

(e) each of the Restricted Shares shall be cancelled in accordance with Section 2.04(c) and thereafter represent only the right to receive the applicable issuance of Surviving Company RS set forth in Section 2.04(c);

(f) each of the Dissenting Shares shall be cancelled in accordance with Section 2.09 and thereafter represent only the right to receive the applicable payments set forth in Section 2.09;

(g) each ordinary share, par value US$0.00005 each, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable Surviving Company Share. Such ordinary shares shall constitute the only issued and outstanding share capital of the Surviving Company; and

(h) the register of members of the Surviving Company shall be amended to reflect the transactions set forth in this Section 2.02.

Section 2.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint Citibank, N.A. or any other bank or trust company which shall be approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed) (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing Shares (the “Certificates”) or (ii) non-certificated Shares represented by book entry (the “Uncertificated Shares”). Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of holders of Shares and ADSs, a cash amount in immediately available funds sufficient for the Exchange Agent to make payments under Sections 2.02(a) and 2.02(b) (such aggregate cash amount being hereinafter referred to as the “Exchange Fund”), in respect of the Certificates and the Uncertificated Shares. If any Dissenting Shareholder withdraws or loses its dissenter’s rights pursuant to the Section 238 of the Cayman Companies Law with respect to any Dissenting Shares, such Shares shall not be subject to Section 2.09 and Parent shall promptly deposit, or cause to be deposited, into the Exchange Fund, a cash amount in immediately available funds equal to the product of the number of such Shares for which such shareholder has lost its dissenter’s rights pursuant to the Cayman Companies Law, multiplied by the Per Share Merger Consideration. If for any reason following the Effective Time the cash in the Exchange Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Exchange Agent hereunder, Parent or the Surviving Company shall promptly deposit or cause to be deposited cash in immediately available funds into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Promptly after the Effective Time (and in any event within three (3) Business Days), Parent shall cause the Exchange Agent to send to each Person who was, at the Effective Time, a registered holder of Shares entitled to receive the Per Share Merger Consideration pursuant to Section 2.02(a) a letter of transmittal and instructions

(which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

(b) Each registered holder of Shares that have been cancelled and converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, a check, in the amount equal to (x) the number of Shares represented by such Share Certificate or the number of Uncertificated Shares multiplied by (y) the Per Share Merger Consideration, and any Share Certificate so surrendered shall forthwith be marked as cancelled. Prior to the Effective Time, Parent and the Company shall establish procedures with the Exchange Agent and the Depositary to ensure that (A) the Exchange Agent will transmit to the Depositary promptly following the Effective Time an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) and (y) the Per ADS Merger Consideration, and (B) the Depositary will distribute the Per ADS Merger Consideration to holders of ADSs pro rata to their holdings of ADSs (other than ADSs representing the Excluded Shares) upon surrender by them of the ADSs. Pursuant to the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expenses of the Depositary and government charges (other than withholding Taxes, if any) due to or incurred by the Depositary in connection with the cancellation of the ADSs surrendered and distribution of the Per ADS Merger Consideration to holders of ADSs. No interest shall be paid or will accrue on any amount payable in respect of the Shares or ADSs pursuant to the provisions of this Article 2. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

(c) In the event of a transfer of ownership of Shares that is not registered in the register of members of the Company, a check for any cash to be exchanged upon due surrender of the Share Certificate may be issued to such transferee if the Share Certificates, if any, which immediately prior to the Effective Time represented such Shares are presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer Taxes have been paid or are not applicable.

(d) After the Effective Time, there shall be no further registration of transfers of Shares effected in the register of members of the Company. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Company or the Exchange Agent (except for the Excluded Shares and the Dissenting Shares), they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains undistributed to the holders of Shares or ADSs six months after the Effective Time shall be delivered to the Surviving Company, upon demand, and any such holder of Shares or ADSs who has not theretofore complied with this Section 2.03 prior to that time shall thereafter look only to the Surviving Company for payment of the Merger Consideration with respect thereto, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, the Surviving Company or the Depositary shall be liable to any holder of Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of the Surviving Company free and clear of any claims or interest of any Person previously entitled thereto.

(f) As promptly as reasonably practicable after any Dissenting Shareholder has effectively withdrawn or lost their dissenter’s rights under the Cayman Companies Law, Parent shall cause the Exchange Agent to mail to such Dissenting Shareholder such letter of transmittal and instructions.

(g) The Exchange Fund, pending its disbursement to the holders of the Shares, shall be invested by the Exchange Agent as directed by Parent; provided that no such investment or losses shall affect the amounts payable to any holder of Shares and/or Options and Parent shall promptly replace, restore or cause to be replaced or restored any funds deposited with the Exchange Agent that are lost through any investment; provided further that such investments shall be in (i) short-term direct obligations of the United States with maturities of no more than 30 days, (ii) short-term obligations which have the full faith and credit of the United States for the payment of principal and interest or (iii) short-term commercial paper rated A-1 or P-1 or better by either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation. Any interest or other income from such investments shall be paid to and become the income of Parent and any Taxes resulting therefrom shall be paid by Parent. Except as contemplated by this Section 2.03(g), the Exchange Fund shall not be used for any purpose other than as specified in Section 2.03(a).

(h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or by the Exchange Agent, the posting by such Person of a bond in customary amount or indemnity for lost Certificate in the usual form and upon such terms as may be reasonably required by Parent or the Exchange Agent as an indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Exchange Agent will issue a cheque to such Person in the amount equal to (x) the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by (y) the Per Share Merger Consideration.

Section 2.04. Options and Restricted Shares. (a) At or immediately prior to the Effective Time, the Company shall (i) terminate the Equity Compensation Plans, and any relevant award agreements applicable to the Equity Compensation Plans, (ii) cancel each Option that is then outstanding and unexercised, whether or not vested or exercisable and (iii) cancel each Restricted Share that is then outstanding.

(b) Each former holder of any Option, whether vested or unvested, that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its Subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the Exercise Price of such Option and (ii) the number of Shares underlying such Option; provided that if the Exercise Price of any such Option is equal to or greater than the Per Share Merger Consideration, such Option shall be cancelled without any payment therefor.

(c) Each former holder of any Restricted Shares, whether vested or unvested, that were outstanding as of immediately prior to the Effective Time, shall, in exchange for all such shares, be issued by the Surviving Company, at the Effective Time, the number of Surviving Company RS equal to such holder’s Rollover RS Portion; provided that any fractional Surviving Company RS resulting from such calculation shall be rounded down to the nearest whole share. The terms and conditions of the Surviving Company RS shall otherwise remain the same as the terms and conditions of the Restricted Shares exchanged therefor.

(d) Any payment under this Section 2.04 shall be subject to all applicable Taxes and tax withholding requirements, and each former holder of any Option and/or Restricted Share shall be personally responsible for the proper reporting and payment of all Taxes related to any distribution contemplated by this Section 2.04.

(e) As promptly as reasonably practicable following the date hereof, the Company shall deliver written notice to each holder of Options and/or Restricted Shares, informing such holder of the effect of the Merger on their Options and/or Restricted Shares. Prior to the Effective Time, the Company Board or the compensation committee of the Company Board, as applicable, shall pass any resolutions and take any actions which are reasonably necessary, including, if necessary, obtaining the consent of the individual holders of Options and/or Restricted Shares, or making any amendments to the terms of the Equity Compensation Plans and/or the award agreements thereunder to give effect to the transactions contemplated by this Section 2.04, including the approval and adoption of the New Equity Compensation Plan. Notwithstanding any other provision of this Section 2.04, payment may be withheld in respect of any Option or Restricted Share until any such necessary consents are obtained.

Section 2.05. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the issued and outstanding share capital of the Company shall occur, including by reason of any reclassification, recapitalization, share split or combination, exchange or readjustment of shares, or any share dividend thereon with a record date during such period, the Per Share Merger Consideration and the Per ADS Merger Consideration shall be appropriately adjusted to provide to the holders of Shares (including Shares represented by ADSs and Restricted Shares) and Options the same economic effect as contemplated by this Agreement prior to such action.

Section 2.06. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Company, Parent and the Depositary shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Tax law. If the Exchange Agent, the Surviving Company, Parent or the Depositary, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares (including Restricted Shares), ADSs or Options in respect of which the Exchange Agent, the Surviving Company, Parent or the Depositary, as the case may be, made such deduction and withholding.

Section 2.07. Untraceable Shareholders. Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, shall not be sent to holders of Shares or ADSs who are untraceable unless and until, except as provided below, they notify the Exchange Agent or the Depositary, as applicable, of their current contact details prior to the Effective Time. A holder of Shares or ADSs will be deemed to be untraceable if (i) such Person has no registered address in the register of members (or branch register) maintained by the Company or the Depositary, as applicable, or (ii) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such Person either (x) has been sent to such Person and has been returned undelivered or has not been cashed, or (y) has not been sent to such Person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable, or (iii) notice of the Company Shareholder Meeting convened to vote on the Merger has been sent to such Person and has been returned undelivered. Dissenting Shareholders and holders of Shares or ADSs who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods will be advised to contact the Surviving Company.

Section 2.08. Termination of Deposit Agreement. As soon as reasonably practicable after the Effective Time, the Surviving Company shall provide notice to Citibank, N.A. (the “Depositary”) to terminate the deposit agreement, dated March 26, 2013, between the Company, the Depositary and all holders from time to time of ADSs issued thereunder (as amended, the “Deposit Agreement”) in accordance with its terms.

Section 2.09. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Companies Law, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger in accordance with Section 238 of the Cayman Companies Law (collectively, the “Dissenting Shares”; holders of Dissenting Shares being referred to as “Dissenting Shareholders”) shall be cancelled and the Dissenting Shareholders shall not be entitled to receive the Per Share Merger Consideration and shall instead be entitled to receive only the payment of the value of such Shares held by them determined in accordance with the provisions of Section 238 of the Cayman Companies Law, except that all shares held by Dissenting Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to dissent from the Merger under Section 238 of the Cayman Companies Law shall thereupon (i) not be deemed to be Dissenting Shares and (ii) be and be deemed to have been cancelled and converted into, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, in the manner provided in Section 2.02(a).

(b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, attempted withdrawals of such demands, and any other instruments served pursuant to Applicable Law and received by the Company relating to its shareholders’ rights to dissent from the Merger and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Cayman Companies Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such demands.

(c) In the event that any written notices of objection to the Merger are served by any shareholders of the Company pursuant to section 238(2) of the Cayman Companies Law, the Company shall serve written notice of the authorization of the Merger on such shareholders pursuant to section 238(4) of the Cayman Companies Law within five days of obtaining the Company Shareholder Approval at the Company Shareholder Meeting.

Section 2.10. Agreement of Fair Value. The Company and Parent respectively agree that the Per Share Merger Consideration represents the fair value of the Shares for the purposes of Section 238(8) of the Cayman Companies Law.

Article 3
The Surviving Company

Section 3.01. Memorandum and Articles of Association. The memorandum and articles of association of Merger Subsidiary in effect at the Effective Time shall be the memorandum and articles of association of the Surviving Company until amended in accordance with Applicable Law; provided that, at the Effective Time, Article I of such memorandum of association shall be amended to read as follows: “The name of the corporation is Ku6 Media Co., Ltd.”.

Section 3.02. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Company and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Company, in each case, except as otherwise determined by Parent prior to the Effective Time, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Company.

Article 4
Representations and Warranties of the Company

Except (i) as set forth in the Company Disclosure Schedule (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection), or (ii) as disclosed in the Company SEC Documents filed or furnished prior to the date of this Agreement (excluding “risk factors” sections or any language in such reports that is predictive or forward-looking, in each case other than any specific factual information contained therein), the Company represents and warrants to Parent and Merger Subsidiary that:

Section 4.01. Corporate Existence and Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the memorandum and articles of association of the Company as currently in effect.

Section 4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for the Company Shareholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the Company Shareholder Meeting in accordance with Section 233(6) of the Cayman Companies Law and the memorandum and articles of association of the Company is the only vote of the holders of any of the Company’s share capital necessary in connection with the consummation of the Merger (the “Company Shareholder Approval”). The Depositary is obligated pursuant to the Deposit Agreement to vote all Shares represented by ADSs in accordance with the instructions of holders of such corresponding ADSs on the applicable record date for determining the entitlement of holders to give instructions for the exercise of the voting rights pertaining to such Shares. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) The Special Committee comprises three members of the Company Board each of whom is not affiliated with Parent or Merger Subsidiary, is not a member of the Company’s management. At a meeting duly called and held, the Company Board, acting upon the unanimous recommendation of the Special Committee, has unanimously (i) determined that this Agreement, Plan of the Merger and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are fair to, and it is in the best interests of, the Company and its shareholders (other than the holders of the Excluded Shares), and declared it advisable, to enter into this Agreement, the Plan of Merger and the Transactions, including the Merger, (ii) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, (iii) directed that this Agreement, the Plan of Merger and the Transactions, including the Merger, be submitted to the holders of Shares for authorization and approval, and (iv) resolved to recommend authorization and approval of this Agreement, the Plan of Merger and the Transactions, including the Merger, to the holders of Shares (such recommendation, the “Company Board Recommendation”).

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the Cayman Companies Law, (ii) compliance with the applicable requirements of the 1934 Act, and the rules and regulations promulgated thereunder (including the joining of the Company in the filing of a Schedule 13E-3 which shall incorporate by reference the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 to respond to comments of the SEC, if any, on such documents), (iii) compliance with the rules and regulations of NASDAQ, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the memorandum and articles of association of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05. Capitalization. (a) The authorized share capital of the Company consists of 12,000,000,000 Shares. As of March 31, 2016, (i) 4,771,610,860 Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, (ii) 74,279,400 Shares are held in the treasury of the Company, (iii) 74,279,400 Shares have been issued to the Depositary and are held in the Company’s name and reserved for issuance pursuant to outstanding Options granted pursuant to the Equity Compensation Plans (and for the avoidance of doubt, are not included in the number of issued and outstanding Shares set forth in clause (i) above) and (iv) 573,570,000 Restricted Shares are outstanding (and for the avoidance of doubt, are not included in the number of issued and outstanding Shares set forth in clause (i) above). All issued and outstanding share capital of the Company has been, and all Shares that may be issued pursuant to any Equity Compensation Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

(b) Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of the issued and outstanding Options, and with respect to each batch of Options (i) the number of Shares subject to each such Option and (ii) the Exercise Price of such Option, if applicable. Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of the issued and outstanding Restricted Shares, and the vesting schedule and other vesting conditions (if any) of such Restricted Shares. The grant of each outstanding Option and Restricted Share was properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with the terms of the applicable Equity Compensation Plan and all Applicable Laws in all material respects. Except as required pursuant to the Equity Compensation Plan or award agreements evidencing Options or Restricted Shares set forth in Section 4.05(b) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which the Company or any of its Subsidiaries is bound obligating such Person to accelerate or otherwise alter the vesting of any Option or Restricted Share as a result of the Transactions. The Company has made available to Parent accurate and complete copies of each Equity Compensation Plan pursuant to which the Company has granted the Options and Restricted Shares that are currently outstanding.

(c) There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth in this Section 4.05 and for changes since the date of this Agreement resulting from the exercise of Options or vesting of Restricted Shares outstanding on such date, there are no issued, reserved for issuance or outstanding (i) shares of share capital or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of share capital or other voting securities of or ownership interests in the Company or (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any share capital, voting securities or securities convertible into or exchangeable for share capital or voting securities of the Company or (iv) restricted shares, share appreciation rights, performance units, contingent value rights, “phantom” share or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share capital of or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities.

(d) None of the Company Securities are owned by any Subsidiary of the Company.

Section 4.06. Subsidiaries. (a) Each Subsidiary of the Company has been duly incorporated or organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are identified in the Company 20-F.

(b) All of the outstanding share capital of or other voting securities of, or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien (other than Permitted Liens). There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any share capital or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, share appreciation rights, performance units, contingent value rights, “phantom” share or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the share capital or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any share capital or other voting securities of, or ownership interests in, any Person.

Section 4.07. SEC Filings. (a) The Company has timely filed with or furnished to the SEC, and made available to Parent, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2015 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the 1934 Act.

(f) The Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. To the Knowledge of the Company, based on its most recent evaluation of internal controls prior to the date hereof, neither the Company nor its auditors has identified or been aware of (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls over financial reporting utilized by the Company.

(g) There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of the Company. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Except as set forth in Section 4.07(h) of the Company Disclosure Schedule, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(i) Since January 1, 2015, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act.

Section 4.08. Financial Statements. The audited consolidated financial statements of the Company for the fiscal year ended December 31, 2014 and the unaudited financial statements of the Company for the period ended September 30,  2015 included or incorporated by reference in the Company SEC Documents complied as to form, as of the date of filing with the SEC, in all materials respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited interim financial statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis and fairly present in all materials respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of footnotes in the case of any unaudited interim financial statements).

Section 4.09. Disclosure Documents. The information supplied by the Company for inclusion in the proxy statement, or any amendment or supplement thereto, to be sent to the Company’s shareholders relating to the approval of this Agreement, the Plan of Merger and the Transactions, including the Merger, by the Company’s shareholders (the “Proxy Statement”) and the Schedule 13E-3 relating to the approval of this Agreement, the Plan of Merger and the Transactions, including the Merger, by the Company’s shareholders, or any amendment or supplement thereto (the “Schedule 13E-3”) shall not, (i) on the date the Proxy Statement, and any amendments or supplements thereto, is first mailed to the shareholders of the Company or at the time of the Company Shareholder Approval, or (ii) on the date the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement or the Schedule 13E-3 based upon information supplied by Parent, Merger Subsidiary or any of their respective representatives or advisors specifically for use or incorporation by reference therein.

Section 4.10. Absence of Certain Changes. (a) Since the Company Balance Sheet Date, except as set forth in Section 4.10 of the Company Disclosure Schedule, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except for the Transactions contemplated by this Agreement, from the Company Balance Sheet Date until the date hereof, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 6.01 (disregarding Sections 6.01(b)(i) and 6.01(c)(i)).

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute or otherwise, other than (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto, (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date, and (iii) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.12. Compliance with Laws and Court Orders. Except as set forth in Section 4.12 of the Company Disclosure Schedule, the Company and each of its Subsidiaries is and since January 1, 2015 has been in compliance with, and to the Knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no order, judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.13. Litigation. Except as set forth in Section 4.13 of the Company Disclosure Schedule, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to (i) result in an award of monetary damages in excess of RMB 3,000,000, or (ii) have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.14. Properties. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, sublease or license (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Lease.

Section 4.15. Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens other than Permitted Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted, (ii) neither Company nor its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any Person, (iii) to the Knowledge of the Company, no Person has challenged, infringed, misappropriated or otherwise violated any Intellectual Property right owned by and/or licensed to the Company or its Subsidiaries, (iv) neither the Company nor any of its Subsidiaries has received any written notice or otherwise has Knowledge of any pending claim, action, suit, order or proceeding with respect to any Intellectual Property used by the Company or any of its Subsidiaries or alleging that the any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of any Person, (v) the consummation of the Transactions will not alter, encumber, impair or extinguish any Intellectual Property right of the Company or any of its Subsidiaries or impair the right of Parent to develop, use, sell, license or dispose of, or to bring any action for the infringement of, any Intellectual Property right of the Company or any of its Subsidiaries, (vi) the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Trade Secrets owned, used or held for use by the Company or any of its Subsidiaries and no such Trade Secrets have been disclosed other than to employees, representatives and agents of the Company or any of its Subsidiaries all of whom are bound by written confidentiality agreements, (vii) the IT Assets operate and perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted and to the Knowledge of the Company, no Person has gained unauthorized access to the IT Assets, and (viii) the Company and its Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices.

Section 4.16. Taxes. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect:

(a) the Company and each of its Subsidiaries (i) have prepared (or caused to be prepared) and timely filed (taking into account any extension of time within which to file) with any Taxing Authority all Tax Returns required to be filed by Applicable Law and all such filed Tax Returns are true, correct and complete, and (ii) have paid all Taxes that are shown as due on such filed Tax Returns and any Taxes that the Company or any of its Subsidiaries are obligated to withhold, except with respect to matters contested in good faith;

(b) no audit or other examination or administrative, judicial or other proceeding of, or with respect to, any material Tax Return or material Taxes of the Company or any of its Subsidiaries is currently in progress, and neither the Company nor any of its Subsidiaries has been notified of any written request for, or, to the Knowledge of the Company, any threat of, such an audit or other examination or administrative, judicial or other proceeding;

(c) no written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file any Tax Return that the Company or such Subsidiary is or may be subject to taxation by such jurisdiction; and

(d) to the Knowledge of the Company, (i) each of the Company’s Subsidiaries formed in the PRC has, in accordance with Applicable Law, duly registered with the relevant PRC Governmental Authority and obtained and maintained the validity of all material national and local Tax registration certificates, (ii) no submissions made to any Governmental Authority in connection with obtaining Tax exemptions, Tax holidays, Tax deferrals, Tax incentives or other preferential Tax treatments or Tax rebates contained any material misstatement or omission that would have affected the granting of such Tax exemptions, preferential treatments or rebates, and (iii) no suspension, revocation or cancellation of any such Tax exemptions, preferential treatments or rebates is pending or threatened.

Section 4.17. Employee Benefit Plans. (a) Schedule 4.17 of the Company Disclosure Schedule contains a correct and complete list identifying each material benefit and compensation plan, agreement or arrangement, including, without limitation, any plan or agreement to provide severance or fringe benefits, which is maintained, administered or contributed to by the Company or any of its Subsidiaries and covers any employee or former employee of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished to Parent. Such plans are referred to collectively herein as the “Employee Plans.”

(b) Except as otherwise specifically provided in this Agreement regarding the Options and the Restricted Shares, the consummation of the Transactions alone will not entitle any, current or former, employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan.

(c) Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.

(e) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with all Applicable Laws relating to employment and employment practices, and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(f) There is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving, any Employee Plan before any Governmental Authority.

Section 4.18. Environmental Matters. Except as would not have a Company Material Adverse Effect:

(a) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; and

(b) neither the Company nor any of its Subsidiaries is subject to any order by any Governmental Authority or agreement with any third party concerning liability under any Environmental Law.

Section 4.19. Material Contracts.

(a) Except for this Agreement, the contracts filed as exhibits to the Company SEC Documents or as set forth in Section 4.19 of the Company Disclosure Schedule, as of the date hereof, none of the Company or its Subsidiaries is a party to or bound by (i) any contract that would be required to be filed by the Company or pursuant to Item 4 of the Instructions to Exhibits of Form 20-F under the 1934 Act, (ii) any contract between the Company or any of its Subsidiaries and any director or executive officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares required to be disclosed pursuant to Item 7B or Item 19 of Form 20-F under the 1934 Act, (iii) any contract for the license from the Company or any of its Subsidiaries of any material Intellectual Property on an exclusive basis, or (iv) except with respect to territorial restrictions on the distribution of products pursuant to the Company’s distribution agreements with distributors entered into the ordinary course of business, any contract (A) purporting to restrict the ability of the Company or its Subsidiaries to (1) compete in any geographic region or line of business, (2) sell or deliver products or services to any Person, or (3) compete with or obtain products or services from any Person or (B) containing exclusivity obligations or “most favored nation” provisions. Each such contract described in clauses (i) through (iv) above and each such contract that would be a Material Contract but for the exception of being filed as an exhibit to the Company SEC Reports is referred to herein as a “Material Contract”.

(b) Except as would not have a Company Material Adverse Effect, (i) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiaries party thereto and, to the Company’s Knowledge, the other parties thereto, in each case subject to the bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (ii) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in breach or violation of, or default under, any Material Contract and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Company’s Knowledge, the action or inaction of any third party, that with notice or lapse of time or both would constitute a breach or violation of, or default under, any Material Contract and (iii) to the Company’s Knowledge, the Company and its Subsidiaries have not received any written claim or notice of default, termination or cancellation under any such Material Contract.

Section 4.20. No Secured Creditors. The Company does not have any secured creditors holding a fixed or floating charge or security interest.

Section 4.21. Insurance. Except as would not have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and its Subsidiaries (taking into account the cost and availability of such insurance), including directors and officers insurance, and (b) the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. To the Company’s Knowledge, none of the Company and its Subsidiaries (i) have received any written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of its respective insurance policies, or (ii) been denied any insurance coverage which it has sought or for which it has applied.

Section 4.22. Finders’ Fees. Except for Duff & Phelps, LLC or Duff & Phelps Securities, LLC (the “Financial Advisor”), a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

Section 4.23. Opinion of Financial Advisor. The Special Committee has received the written opinion of the Financial Advisor, to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by holders of Shares and ADSs (in each case, other than the holders of Excluded Shares and the Dissenting Shares) is fair, from a financial point of view, to such holders, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement for informational purposes only.

Section 4.24. Antitakeover Provisions. The Company is not party to any shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. No takeover, anti-takeover, moratorium, “fair price”, “control share” or other similar laws enacted under any Applicable Laws other than the Cayman Companies Law (each, a “Takeover Statute”) is applicable to this Agreement or the Transactions.

Section 4.25. No Additional Representation. Except for the representations and warranties made by the Company in Article 4, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective financial condition, business, assets or results of operations or any information provided to Parent, Merger Subsidiary or any of its Affiliates or Representatives, notwithstanding the delivery or disclosure to Parent, Merger Subsidiary or any of its Affiliates or Representatives of any documentation, forecasts or other information in connection with the Transactions, and each of Parent and Merger Subsidiary acknowledges the foregoing.

Article 5
Representations and Warranties of Parent and Merger Subsidiary

Parent and Merger Subsidiary hereby, jointly and severally, represent and warrant to the Company that:

Section 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. Each of the board of directors of Parent and Merger Subsidiary and Parent as the sole shareholder of Merger Subsidiary have duly and validly approved by resolution and authorized the execution, delivery and performance of this Agreement and the consummation of the Transactions by Parent and Merger Subsidiary, as the case may be, and taken all such actions as may be required to be taken by the board of directors of Parent and Merger Subsidiary, and Parent as the sole shareholder of Merger Subsidiary to effect the Transactions. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the Cayman Companies Law, (ii) compliance with the applicable requirements of the 1934 Act, and the rules and regulations promulgated thereunder (including the joining of Parent and Merger Subsidiary (and certain of their Affiliates) in the filing of a Schedule 13E-3 which shall incorporate by reference the Proxy Statement, the filing or furnishing of one or more amendments to the Schedule 13E-3 to respond to comments of the SEC, if any, on the Schedule 13E-3, and the filing of a Schedule 13D with the SEC), (iii) compliance with the rules and regulations of NASDAQ and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the memorandum and articles of association of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any

Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05. Disclosure Documents. The information supplied by Parent and Merger Subsidiary for inclusion in the Proxy Statement and the Schedule 13E-3 shall not, (i) on the date the Proxy Statement, and any amendments or supplements thereto, is first mailed to the shareholders of the Company, or at the time of the Company Shareholder Approval, or (ii) on the date the Schedule 13E-3 and any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement or the Schedule 13E-3 based upon information supplied by the Company or any of its representatives or advisors specifically for use or incorporation by reference therein.

Section 5.06. Financing. (a) Parent has, or will have at the Effective Time, sufficient funds to enable it to consummate the Merger pursuant to the terms of this Agreement, including to pay the aggregate Merger Consideration for all of the Shares (including the Shares represented by the ADSs), to make all payments in respect of the Options and the Restricted Shares, to pay all related fees and expenses of Parent, Merger Subsidiary and their respective Representatives pursuant to this Agreement and satisfy all of the other obligations of Parent and Merger Subsidiary contemplated hereunder.

(b) Notwithstanding anything in this Agreement to the contrary, each of Parent and Merger Subsidiary acknowledges and agrees that the obtaining of the financing shall not be a condition to the Closing, and reaffirms its obligation to consummate the Transactions irrespective and independently of the availability of the financing, subject to the applicable conditions set forth in Article 9.

(c) Merger Subsidiary has no secured creditors holding a fixed or floating security interest.

Section 5.07. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the Transactions.

Section 5.08. Solvency. Neither Parent nor Merger Subsidiary is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to all of the Transactions contemplated hereby, the payment of the Per Share Merger Consideration, the Per ADS Merger Consideration and the aggregate amount of consideration payable in respect of the Options and the Restricted Shares in accordance with Section 2.04, the payment of all other amounts required to be paid in connection with the consummation of the Transactions, and the payment of all related fees and expenses, Parent, the Surviving Company and each of its Subsidiaries will be solvent at and immediately after the Effective Time, as such term is used under the laws of the Cayman Islands.

Section 5.09. Ownership of Securities. None of Parent, Merger Subsidiary or any of their Affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the 1934 Act) any Shares or other securities of the Company or its Subsidiaries or any options, warrants or other rights to acquire Shares or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company or its Subsidiaries, except as set forth on the Schedule 13D/A filed by Parent and certain of its Affiliates with the SEC on February 2, 2016.

Section 5.10. Certain Actions. Other than this Agreement, as of the date hereof, there are no contracts (whether oral or written), (i) between Parent, Merger Subsidiary or any of their Affiliates (excluding the Company and its Subsidiaries), on the one hand, and any member of the Company’s management, directors or shareholders, on the other hand, that relate in any way to the Transactions, or (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

Section 5.11. No Additional Representations. Except for the representations and warranties made by Parent and Merger Subsidiary in this Article 5, neither Parent nor Merger Subsidiary nor any other Person makes any other express or implied representation or warranty with respect to Parent or Merger Subsidiary or any of its Subsidiaries or their respective financial condition, business, assets or results of operations, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information in connection with the Transactions, and the Company acknowledges the foregoing.

Article 6
Covenants of the Company

The Company agrees that:

Section 6.01. Conduct of the Company. From the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 10.01, except (i) as required by Applicable Law, (ii) as expressly contemplated by any other provision of this Agreement or (iii) with the prior written consent of Parent, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and use its reasonable best efforts to (A) preserve substantially intact its present business organization, (B) maintain in effect all of its foreign, national, provincial and local licenses, permits, consents, franchises, approvals and authorizations that are material to the business of the Company and its Subsidiaries, taken as a whole, (C) keep available the services of its directors, officers and key employees and (D) maintain current relationships with its customers, lenders and suppliers having material business relationships with it. Without limiting the generality of the foregoing, except (w) as expressly contemplated by this Agreement, (x) as required by Applicable Law, (y) as set forth in Section 6.01 of the Company Disclosure Schedule or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall not, nor shall it permit any of its Subsidiaries to:

(a) amend its memorandum and articles of association or other similar organizational documents (whether by merger, consolidation or otherwise);

(b) (i) split, sub-divide, combine or reclassify any share capital, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its share capital, except for dividends by any of its Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities (other than the purchase of any Company Securities to satisfy obligations under the Equity Compensation Plans);

(c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any Shares upon the exercise of Options that are outstanding on the date of this Agreement in accordance with the terms of those Options on the date of this Agreement and (B) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(d) incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the capital expenditure budget that has been made available to Parent prior to the date of this Agreement and (ii) any unbudgeted capital expenditures not to exceed US$500,000 in the aggregate;

(e) acquire (by merger, consolidation, acquisition of shares or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) inventory and supplies in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice and (ii) acquisitions with a purchase price (including assumed indebtedness) that does not exceed US$600,000 in the aggregate;

(f) sell, lease or otherwise transfer, or create or incur any Lien (other than Permitted Liens) on, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses, other than (i) in the ordinary course of business consistent with past practice and (ii) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed US$1,000,000 in the aggregate;

(g) other than in connection with actions permitted by Section 6.01(d) or Section 6.01(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

(h) create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(i) enter into any contract, agreement, arrangement or understanding of the type referred to in Section 4.19(a)(iv);

(j) enter into, amend or modify in any material respect or terminate any Material Contract or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice;

(k) except as required pursuant to existing Equity Compensation Plans or contracts in effect as of the date hereof, with respect to any director, executive officer or employee of the Company or any of its Subsidiaries whose annual compensation exceeds US$100,000, (i) (A) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement) or (B) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement), (ii) increase benefits payable under any existing severance or termination pay policies, (iii) establish, adopt or amend (except as required by Applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, share option, restricted share or other benefit plan or arrangement or (iv) increase compensation, bonus or other benefits payable;

(l) change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

(m) make or change any material Tax election, change any annual tax accounting period, adopt or change any method of Tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any material closing agreement, surrender any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, settle or finally resolve any material controversy with respect to Taxes, or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of the Company or any of its Subsidiaries;

(n) settle, or offer or propose to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries, (ii) any shareholder litigation or dispute against the Company or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(o) permit any material item of Intellectual Property owned by the Company or any of its Subsidiaries to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in such Intellectual Property;

(p) terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which is not promptly replaced by a comparable amount of insurance coverage;

(q) fail to make in a timely manner any filings or registrations with the SEC required under the 1933 Act or the 1934 Act or the rules and regulations promulgated thereunder; or

(r) agree, resolve or commit to do any of the foregoing.

Section 6.02. Company Shareholder Meeting. (a) Subject to Section 10.01, as promptly as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3, the Company shall (i) establish a record date (which will be a date that is within fourteen (14) days following such confirmation by the SEC) for determining shareholders of the Company entitled to vote at the shareholders’ meeting for the purpose of voting upon the approval of this Agreement, the Plan of Merger and the Transactions (the “Company Shareholder Meeting”), (ii) mail or cause to be mailed (and in any event with fourteen (14) days following such confirmation by the SEC) the Proxy Statement to the holders of Shares as of the record date established for the Company Shareholder Meeting, which meeting the Company shall duly convene and cause to occur within thirty (30) days following the mailing of the Proxy Statement, and (iii) instruct or otherwise cause the Depositary to (A) fix a record date for determining the holders of ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to the Shares represented by ADSs (the “Record ADS Holders”) within five (5) Business Days following such confirmation by the SEC, (B) provide all proxy solicitation materials to all Record ADS Holders, and (C) vote all Shares represented by ADSs in accordance with the instructions of such corresponding Record ADS Holders.

(b) Notwithstanding the foregoing, the Company may, and Parent may request the Company to, postpone or adjourn the Company Shareholder Meeting to a later day (but in any event no later than five (5) Business Days prior to the End Date) (i) with the consent of Parent, (ii) if at the time the Company Shareholder Meeting proceeds to business there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business, or (iii) to allow reasonable time for (A) the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith (after consideration of the recommendation of the Special Committee), after consultation with outside counsel is necessary under Applicable Laws and (B) for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Company Shareholder Meeting.

(c) Subject to Section 6.03, the Company Board shall (i) recommend to holders of the Shares that they approve this Agreement, the Plan of Merger and the Transactions, and shall include such recommendation in the Proxy Statement, (ii) use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement, the Plan of Merger and the Transactions and shall take all other action necessary or advisable to obtain the Company Shareholder Approval in accordance with applicable Law and the Company’s memorandum and articles of association, and (iii) otherwise comply with all legal requirements applicable to the Company Shareholder Meeting. Upon the reasonable request of Parent, the Company shall use reasonable best efforts to advise Parent on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Shareholder Meeting as to the aggregate tally of the proxies received by the Company with respect to the approval of this Agreement, the Plan of Merger and the Transactions.

Section 6.03. No Solicitation; Other Offers. (a) General Prohibitions. Except as set forth in this Section 6.03, the Company agrees that from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 10.01, neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors (“Representatives”) to, directly or indirectly, (i) solicit, initiate or take any other action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) (A) fail to make, withdraw or modify in a manner adverse to Parent the Company Board Recommendation, (B) recommend an Acquisition Proposal or take any action or make any statement inconsistent with the Company Board Recommendation or (C) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the 1934 Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, or (v) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal. It is agreed that any violation of the restrictions on the Company set forth in this Section by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 6.03(a) by the Company.

(b) Exceptions. Notwithstanding Section 6.03(a), at any time prior to obtaining the Company Shareholder Approval:

(i) the Company, directly or indirectly through advisors, agents or other intermediaries, may contact a Third Party which has made an Acquisition Proposal to clarify and understand the terms and conditions thereof and to notify such Third Party of the restriction of Section 6.03(a);

(ii) the Company, directly or indirectly through advisors, agents or other intermediaries, may, acting under the direction of the Special Committee, (A) engage in negotiations or discussions with any Third Party and its Representatives that, subject to the Company’s compliance with Section 6.03(a), has made after the date of this Agreement a bona fide, written Acquisition Proposal that the Company Board (upon recommendation of the Special Committee) reasonably believes will constitute or be expected to lead to a Superior Proposal, (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement (that includes standstill obligations) (a copy of which shall be provided for informational purposes only to Parent) with such Third Party with terms no less favorable to the Company than those set forth in Section 8.06; provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party) and (C) take any nonappealable, final action that any court of competent jurisdiction orders the Company to take;

(iii) subject to compliance with Section 6.03(d), the Company Board (upon recommendation of the Special Committee) may make an Adverse Recommendation Change and/or authorize the Company to terminate this Agreement pursuant to Section 10.01(d)(i) following receipt of a Superior Proposal; and

(iv) if an Intervening Event has occurred and the Company Board determines, in its good faith upon recommendation of the Special Committee, that failure to make an Adverse Recommendation Change and/or authorize the Company to terminate this Agreement pursuant to Section 10.01(d)(ii) would be inconsistent with its fiduciary duties under the laws of Cayman Islands, the Company Board (upon recommendation of the Special Committee) may make an Adverse Recommendation Change and/or authorize the Company to terminate this Agreement pursuant to Section 10.01(d)(ii), in each case referred to in the foregoing clauses (ii)-(iv), only if the Company Board determines in good faith (after consideration of the recommendation of the Special Committee), after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under the laws of the Cayman Islands.

In addition, nothing contained in this Section 6.03 shall be deemed to prohibit the Company from complying with its disclosure obligations under United States federal or state Law, or other applicable Laws, with regard to an Acquisition Proposal; provided that a statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or any “stop, look or listen” communication that contains only the information set forth in Rule 14d-9(f) under the 1934 Act shall not be deemed an Adverse Recommendation Change, so long as any action taken or statement made to so comply is consistent with this Section 6.03.

(c) Required Notices. The Company Board shall not take any of the actions referred to in Section 6.03(b)(iii) or Section 6.03(b)(iv) unless the Company shall have delivered to Parent a prior written notice advising

Parent that it intends to take such action. In addition, the Company shall notify Parent promptly (but in no event later than 48 hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any written indication that a Third Party is considering making an Acquisition Proposal or any written request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, written indication or written request. The Company shall keep Parent reasonably informed, on a prompt basis, of the status and material details of any such Acquisition Proposal, written indication or written request, and shall promptly (but in no event later than 48 hours after receipt) provide to Parent copies of all written materials received by the Company or any of its Subsidiaries that describes any terms or conditions of any Acquisition Proposal. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of the Company’s compliance with this Section 6.03(c).

(d) “Last Look”. Further, the Company Board shall not make an Adverse Recommendation Change in response to an Acquisition Proposal in accordance with Section 6.03(b)(iii) or in response to an Intervening Event in accordance with Section 6.03(b)(iv) (or terminate this Agreement pursuant to Section 10.01(d)(i) or Section 10.01(d)(ii)), unless (i) the Company promptly notifies Parent and Merger Subsidiary, in writing (a “Last Look Notice”) at least five (5) Business Days before taking that action, of its intention to do so, describing in reasonable detail the reasons for such Adverse Recommendation Change (which notice shall specify the material terms thereof and copies of all relevant documents (other than redacted terms of financing documents) relating to any relevant Acquisition Proposal) and in the case of any Intervening Event, provide a reasonably detailed description of the Intervening Event, (ii) the Company shall have, and shall have caused its Representatives to, during the five (5) Business Day period following receipt by Parent and Merger Subsidiary of the Last Look Notice (the “Notice Period”), negotiate with Parent and Merger Subsidiary in good faith (to the extent that Parent and Merger Subsidiary desires to negotiate), to make such adjustments in the terms and conditions of this Agreement so that (A) in the case of an Acquisition Proposal that was determined to constitute a Superior Proposal, such Acquisition Proposal would cease to constitute a Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company and a new Notice Period under this Section 6.03(d) provided, however, that any new notice from the Company and any new Notice Period under this Section 6.03(d) shall require only three (3)-Business-Day period), and (B) in the case of any Intervening Event, such Intervening Event would no longer require an Adverse Recommendation Change in accordance with Section 6.03(b)(iv), and (iii) following the end of the Notice Period, the Company Board (upon recommendation of the Special Committee) shall have determined in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation and outside legal counsel) that (A) in the case of an Acquisition Proposal that was determined to constitute a Superior Proposal, such Acquisition Proposal continues to constitute a Superior Proposal and (B) in the case of any Intervening Event, such Intervening Event continues to require an Adverse Recommendation Change in accordance with Section 6.03(b)(iv).

(e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal of the Company and its Subsidiaries on terms that the Company Board determines in good faith (after consideration of the recommendation of the Special Committee), after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, is more favorable from a financial point of view to the Company’s shareholders (other than holders of the Excluded Shares) than as provided hereunder (taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 6.03(d) prior to the time of determination), which the Company Board determines is reasonably likely to be consummated in a timely manner and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Company Board. For purposes of the definition of “Superior Proposal”, each reference to “15%” in the definition of “Acquisition Proposal” shall be replaced with “50%”.

(f) Obligation to Terminate Existing Discussions. The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal. The Company shall promptly request that each Third Party, if any, that has executed a confidentiality agreement within the 24-month period prior to the date hereof in connection with its consideration of any Acquisition Proposal return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information).

Section 6.04. Access to Information. From the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 10.01, and subject to Applicable Law, the Company shall (i) give to the Parent and its Representatives reasonable access at reasonable times upon reasonable prior notice to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent in its investigation; provided that the Company shall not be required to provide access to or disclose any information if such access or disclosure would jeopardize any attorney-client privilege, work product doctrine or other applicable privilege of the Company or any of its Subsidiaries, violate any contract, Applicable Law, or give a third party the right to terminate or accelerate the rights under a contract. Any investigation pursuant to this Section 6.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

Section 6.05. Resignations. To the extent requested by Parent in writing at least seven (7) Business Days prior to Closing, on or prior to Closing, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company or any of its Subsidiaries designated by Parent, which shall include a waiver of any claims against the Company and its Subsidiaries.

Article 7
Covenants of Parent

Parent agrees that:

Section 7.01. Obligations of Parent and Merger Subsidiary. (a) Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Transactions on the terms and conditions set forth in this Agreement.

(b) At the Company Shareholder Meeting and any other meeting of the shareholders of the Company called to seek the Company Shareholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to this Agreement, the Merger or any other transaction contemplated herein is sought, Parent shall, and shall cause its Affiliates to, vote all of the Shares beneficially owned by Parent or its Affiliates in favor of granting the Company Shareholder Approval.

Section 7.02. Director and Officer Liability. Parent shall cause the Surviving Company, and the Surviving Company hereby agrees, to do the following:

(a) For six years after the Effective Time, the Surviving Company and its Subsidiaries shall (and Parent shall cause the Surviving Company and its Subsidiaries to) indemnify and hold harmless the present and former officers, directors and employees of the Company or any Subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Cayman Companies Law or any other Applicable Law or provided under the Company’s memorandum and articles of association in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.

(b) For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Company’s memorandum and articles of association (or in such documents of any successor to the business of the Surviving Company) or in the comparable organizational documents of any Subsidiary of the

Surviving Company regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Transactions); provided that the Company shall give Parent a reasonable opportunity to participate in the selection of such tail policy and the Company shall give reasonable and good faith consideration to any comments made by Parent with respect thereto. If the Company or the Surviving Company for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Company shall purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Company be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount is set forth in Section 7.02(c) of the Company Disclosure Schedule.

(d) If Parent, the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 7.02.

(e) The rights of each Indemnified Person under this Section 7.02 shall be in addition to any rights such Person may have under the memorandum and articles of association of the Company or any of its Subsidiaries, or under the Cayman Companies Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

Section 7.03. Actions Taken at Direction of Parent. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, including, without limitation, Article 4, Article 6 and Article 8 hereof, if the alleged breach is the proximate result of action or inaction taken by the Company at the direction of any officer or director of Parent without the approval or direction of the Company Board (acting with the concurrence of the Special Committee) or the Special Committee. Parent shall not have any right to (i) terminate this Agreement under Section 10.01 or (ii) claim any damage or seek any other remedy at law or in equity, in each case for any breach or inaccuracy in the representations and warranties made by the Company in Article 4 to the extent Parent has knowledge as of the date of this Agreement of such breach or inaccuracy.

Article 8
Covenants of Parent and the Company

The parties hereto agree that:

Section 8.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Company and Parent shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the Transactions; provided that the parties hereto understand and agree that the reasonable best efforts of any party hereto shall not be deemed to include divesting or otherwise holding separate (including by establishing a trust or otherwise), or otherwise agreeing to do any of the foregoing, with respect to any of its or the Surviving Company’s Subsidiaries or any of their respective Affiliates’ businesses, assets or properties.

Section 8.02. Proxy Statement and Schedule 13E-3. (a) As promptly as practicable after the date hereof, the Company and Parent shall jointly prepare the Proxy Statement. Concurrently with the preparation of the Proxy Statement, the Company and Parent shall jointly prepare and cause to be filed with the SEC a Schedule 13E-3. Each of the Company and Parent shall use its reasonable best efforts to cause the initial Schedule 13E-3 to be filed with the SEC (with the initial Proxy Statement filed as an exhibit) within fifteen (15) Business Days after the date hereof. Each of the Company and Parent shall use its reasonable best efforts so that the Schedule 13E-3 will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall use its reasonable best efforts to respond promptly to any comments of the SEC with respect to the Schedule 13E-3. Each of the parties shall furnish all information concerning such party to each other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and the Schedule 13E-3.

(b) Each of the Company and Parent shall promptly notify each other the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Schedule 13E-3 and shall provide each other with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Each of the Company and Parent will advise the other party, promptly after it receives notice thereof, of the time when the SEC has no further comments on the Schedule 13E-3 or any supplement or amendment has been filed. No filing of the Schedule 13E-3, the Proxy Statement, any amendments or supplements thereto, or any response to the SEC will be made by the Company, Parent or the Merger Subsidiary unless the other party and its counsel has had a reasonable opportunity to review and propose comments which such party shall consider in good faith; provided that notwithstanding anything herein to the contrary, and subject to compliance with the terms of Section 6.03, in connection with any disclosure regarding an Adverse Recommendation Change, the Company shall not be required to provide Parent or Merger Subsidiary with the opportunity to review or comment on (or include comments proposed by Parent or Merger Subsidiary in) the Schedule 13E-3 or the Proxy Statement, or any amendment or supplement thereto, or any comments thereon or any other filing by the Company with the SEC, with respect to such disclosure. If, at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in the Proxy Statement or the Schedule 13E-3 so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

Section 8.03. Public Announcements. Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call without the consent of the other party.

Section 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the

Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

Section 8.05. Notices of Certain Events. From the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 10.01, each of the Company and Parent shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b) any notice or other communication from any Governmental Authority in connection with the Transactions;

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions;

(d) any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 9.02(a) or Section 9.03(b) not to be satisfied; and

(e) any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that could reasonably be expected to cause the conditions set forth in Section 9.02(a) or Section 9.03(a) not to be satisfied;

provided that the delivery of any notice pursuant to this Section 8.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 8.06. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Parent and the Company shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by Applicable Law, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the Transactions, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by such party, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party from sources other than the other party; provided that each of Parent and the Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the Transactions so long as such party informs such Persons of the confidential nature of such information and directs them to treat it confidentially. Each of Parent and the Company shall satisfy its obligation to hold any such information in confidence if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each of Parent and the Company shall, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, that it or its Affiliates obtained, or that were obtained on their behalf, from the other party in connection with this Agreement and that are subject to such confidence.

Section 8.07. Stock Exchange De-listing; 1934 Act Deregistration. The Company and Parent shall cooperate with each other to use their respective reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of the NASDAQ or the SEC to enable the Shares to be (i) delisted from the NASDAQ as promptly as practicable after the Effective Time and (ii) deregistered under the 1934 Act as promptly as practicable after such delisting.

Section 8.08. Takeover Statutes. The parties shall use their respective reasonable best efforts (i) to take all action necessary so that no Takeover Statute is or becomes applicable to any of the Transactions and (ii) if any Takeover Statute is or becomes applicable to any of the Transactions, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, including all actions to lawfully eliminate or minimize the effects of such Takeover Statute in the Company’s memorandum and articles of association on the Transactions.

Article 9
Conditions to the Merger

Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (where permissible under Applicable Law) of the following conditions:

(a) the Company Shareholder Approval shall have been obtained at the Company Shareholder Meeting in accordance with the Cayman Companies Law and the Company’s memorandum and articles of association; and

(b) no Applicable Law shall prohibit the consummation of the Merger.

Section 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (where permissible under Applicable Law) of the following further conditions:

(a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (A) the representations and warranties of the Company contained in Sections 4.01 and 4.02 shall be true in all respects at and as of the Effective Time as if made at and as of the Effective Time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all respects only as of such time), (B) the representations and warranties of the Company contained in the first two sentences of Section 4.05(a), the first sentence of Section 4.05(b) and the first two sentences of Section 4.05(c) shall be true in all respects (except for de minimus inaccuracies) at and as of the Effective Time as if made at and as of the Effective Time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all respects only as of such time) and (C) the other representations and warranties of the Company contained in this Agreement (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except, in the case of this clause (C) only, where the failure of such representations and warranties to be so true has not constituted and would not constitute, individually or in the aggregate, a Company Material Adverse Effect, and (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect; and

(b) since the date hereof, there shall not have occurred a Company Material Adverse Effect.

Section 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible under Applicable Law) of the following further conditions:

(a) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(b) the representations and warranties of Parent contained in this Agreement (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

(c) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

Article 10
Termination

Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

(a) by mutual written agreement of the Company (upon the approval of the Special Committee) and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before October 31, 2016 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

(ii) there shall be any Applicable Law that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company or Parent from consummating the Merger and such injunction shall have become final and nonappealable; or

(iii) at the Company Shareholder Meeting (including any adjournment or postponement thereof), the Company Shareholder Approval shall not have been obtained; or

(c) by Parent, if:

(i) an Adverse Recommendation Change shall have occurred; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

(d) by the Company, if:

(i) prior to the Company Shareholder Meeting, the Company Board (acting upon the recommendation of the Special Committee) shall have made an Adverse Recommendation Change in compliance with Section 6.03(b)(iii), Section 6.03(c) and Section 6.03(d), in order to enter into a definitive, written agreement concerning a Superior Proposal; provided, that the Company shall have paid the Company Termination Fee and all other amounts due pursuant to Section 11.04 to Parent in accordance with the terms, and at the times, specified therein;

(ii) prior to the Company Shareholder Meeting, the Company Board (acting upon the recommendation of the Special Committee) shall have made an Adverse Recommendation Change in compliance with Section 6.03(b)(iv), Section 6.03(c) and Section 6.03(d), in response to any Intervening Event; provided, that the Company shall have paid the Company Termination Fee and all other amounts due pursuant to Section 11.04 to Parent in accordance with the terms, and at the times, specified therein;

(iii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03 not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

(iv) if (A) all the conditions to the Closing contained in Section 9.01 and Section 9.02 have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing (but subject to their satisfaction or waiver by the party having the benefit thereof)) or waived by Parent and Merger Subsidiary, (B) Parent and Merger Subsidiary fail to complete the Closing within three (3) Business Days following the date on which the Closing was required to have occurred pursuant to Section 2.01, and (C) the Company has irrevocably notified Parent in writing (x) that all of the conditions set forth in Section 9.03 have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing (but subject to their satisfaction or waiver by the party having the benefit thereof)) or waived by the Company and (y) it stands ready, willing and able to consummate the Transactions during such period.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto. The provisions of this Section 10.02 and Sections 8.06, 11.04, 11.06, and 11.07 shall survive any termination hereof pursuant to Section 10.01.

Article 11
Miscellaneous

Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Subsidiary, to:

Shanda Investment Holdings Limited
8 Stevens Road
Singapore 257819
Attention: Li Han
E-mail: hanli@shanda.com

with a copy to:

Davis Polk & Wardwell
The Hong Kong Club Building
3A Chater Road, Hong Kong
Attention: Miranda So / Sam Kelso
E-mail: miranda.so@davispolk.com / sam.kelso@davispolk.com

if to the Company, to:

Ku6 Media Co., Ltd.
Building 6, Zhengtongchuangyi Centre
No. 18, Xibahe Xili, Chaoyang District
Beijing 100028, People’s Republic of China
Attention: Feng Gao
E-mail: gaofeng@ku6.com

with a copy to:

Weil, Gotshal & Manges LLP
29/F Alexandra House
18 Chater Road, Central, Hong Kong
Attention: Akiko Mikumo / Charles Ching
E-mail: akiko.mikumo@weil.com / charles.ching@weil.com

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 11.02. Survival of Representations and Warranties. The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Article 2, Article 3 and Sections 7.02, 8.04 and 8.07 that by their terms are to be performed in whole or in part after the Effective Time (or termination of this Agreement, as applicable).

Section 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Shareholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the shareholders of the Company under the Cayman Companies Law or the memorandum and articles of association of the Company without such approval having first been obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04. Expenses. (a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) Termination Fee.

(i) If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or Section 10.01(c)(ii) (but only if the failure to satisfy the condition specified therein results from an intentional breach by the Company of any of its representations, warranties, covenants or agreements contained herein), or by the Company pursuant to Section 10.01(d)(i) or Section 10.01(d)(ii), then the Company shall pay to Parent in immediately available funds US$1,500,000 (the “Company Termination Fee”), by wire transfer to an account or accounts designated in writing by Parent, in the case of a termination by Parent, within two (2) Business Days after such termination and, in the case of a termination by the Company, concurrently with or immediately prior to such termination.

(ii) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) or Section 10.01(b)(iii), (B) after the date of this Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Company Board or the Company’s shareholders (and not withdrawn) and (C) within 12 months following the date of such termination, the Company shall have entered into a definitive agreement with respect to, or recommended to its shareholders, an Acquisition Proposal or an Acquisition Proposal shall have been consummated (provided that for purposes of this clause (C), each reference to “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay to Parent in immediately available funds, concurrently with the occurrence of the applicable event described in clause (C), the Company Termination Fee, by wire transfer to an account or accounts designated in writing by Parent.

(iii) If this Agreement is terminated by the Company pursuant to Section 10.01(d)(iii) (but only if the failure to satisfy the condition specified therein results from an intentional breach by Parent of any of its representations, warranties, covenants or agreements contained herein) or Section 10.01(d)(iv), then in any such event, Parent shall pay or cause to be paid to the Company promptly (but in any event no later than two (2) Business Days) after such termination by the Company, a termination fee of an amount equal to US$3,000,000 (the “Parent Termination Fee”), which amount shall be payable in cash in immediately available funds, by wire transfer to an account or accounts designated in writing by the Company.

(c) Other Costs and Expenses. The Company and Parent acknowledge that the agreements contained in this Section 11.04 are an integral part of the Transactions and that, without these agreements, Parent, Merger Subsidiary and the Company would not enter into this Agreement. Accordingly, if the Company or Parent fails to pay the Company Termination Fee or the Parent Termination Fee or any other amount, as applicable, when due pursuant to this Section 11.04, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a legal action which results in a judgment against the other party for such payment, such paying party shall pay the other party its reasonably documented costs and expenses (including reasonable legal fees and expenses) in connection with such legal action, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

(d) Exclusive Remedy of Company. Subject to Section 11.11, the Company’s right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 11.04(b)(iii) and any other costs and expenses under Section 11.04(c) (subject to their terms, conditions and limitations), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company or any of its Subsidiaries against (i) Parent and Merger Subsidiary, (ii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, or assignees of Parent or Merger Subsidiary, (iii) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent or Merger Subsidiary, or (iv) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (clauses (i)-(iv), collectively, the “Parent Group”), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Merger or the Transactions to be consummated (whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any other member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions other than the payment of the Parent Termination Fee pursuant to Section 11.04(b)(iii) and the other costs and expenses under Section 11.04(c), and in no event shall the Company or any of its Subsidiaries, the direct or indirect shareholders of the Company or any of its Subsidiaries, any of their respective Affiliates or any of their former or current directors, officers, employees, members, managers, partners, representatives, advisors or agents of the foregoing (collectively, the “Company Group”) seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions, other than (without duplication) from Parent or Merger Subsidiary to the extent provided in Section 11.04.

(e) Exclusive Remedy of Parent. Subject to Section 11.11, Parent’s right to terminate this Agreement and receive the Company Termination Fee pursuant to Section 11.04(b) and any other costs and expenses under Section 11.04(c) (subject to their terms, conditions and limitations) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any member of the Parent Group against any member of the Company Group for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Merger or the

Transactions to be consummated (whether willfully, intentionally, unintentionally or otherwise). Neither the Company nor any other member of the Company Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions other than the payment by the Company of the Company Termination Fee pursuant to Section 11.04(b) and the other costs and expenses under Section 11.04(c), and in no event shall any of Parent, Merger Subsidiary or any other member of the Parent Group seek, or permit to be sought, on behalf of any member of the Parent Group, any monetary damages from any member of the Company Group in connection with this Agreement or any of the Transactions, other than (without duplication) from the Company to the extent provided in Section 11.04.

Section 11.05. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.02, shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 7.02, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Merger Subsidiary may assign all (but not less than all) of its rights and obligations under this Agreement to any wholly-owned Subsidiary of Parent; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary. Any purported assignment in violation of this Agreement shall be void ab initio.

Section 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 11.07. Dispute Resolution. Subject to the last sentence of this Section 11.07, any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) (each, a “Dispute”) shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force as at the date of this Agreement (the “HKIAC Rules”). The arbitration shall be decided by a tribunal of three (3) arbitrators, whose appointment shall be in accordance with the HKIAC Rules. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s), shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 11.08. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.09. Entire Agreement. This Agreement (including the exhibits and schedules hereto, including the Company Disclosure Schedule) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the Transactions.

Section 11.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 11.11. Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement against the breaching party or parties, without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which they are entitled at Applicable Law or in equity. Any party seeking an injunction or injunctions in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. If any party brings any legal action to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall automatically be extended by the amount of time during which such legal action is pending, plus twenty (20) Business Days. Notwithstanding anything herein to the contrary, (x) while the parties may pursue both a grant of specific performance and the payment of the amounts set forth in Section 11.04(b), and/or Section 11.04(c), as applicable, neither Parent and Merger Subsidiary, on the one hand, nor the Company, on the other hand, shall be permitted or entitled to receive both a grant of specific performance that results in a Closing and payment of such amounts, and (y) upon the payment of such amounts, the remedy of specific performance shall not be available against the party making such payment..

[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

KU6 MEDIA CO., LTD.
By:	/s/ Qingmin Dai
Name: Qingmin Dai
Title: Chairman of the Special Committee, Authorized Signatory

SHANDA INVESTMENT HOLDINGS LIMITED
By:	/s/ Tianqiao Chen
Name: Tianqiao Chen
Title: Director

KU6 ACQUISITION COMPANY LIMITED
By:	/s/ Tianqiao Chen
Name: Tianqiao Chen
Title: Director

Appendix 1

Plan of Merger

THIS PLAN OF MERGER is made on [date].

BETWEEN

(1) Ku6 Acquisition Company Limited, an exempted company incorporated under the laws of the Cayman Islands on March 22, 2016, with its registered office situated at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (“Merging Company”); and

(2) Ku6 Media Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands on April 23, 2002, with its registered office situated at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Company” or the “Surviving Company” and together with Merging Company, the “Constituent Companies”).

WHEREAS

(a) Merging Company and the Company have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the “Agreement”) dated as of April 5, 2016 between the Merging Company and the Company, a copy of which is attached as Appendix I to this Plan of Merger and under the provisions of Part XVI of the Companies Law Cap.22 (Law 3 of 1961, as consolidated and revised) (the “Companies Law”), pursuant to which the Merging Company will merge with and into the Company and cease to exist and the Surviving Company will continue as the surviving company in the Merger.

(b) This Plan of Merger is made in accordance with section 233 of the Companies Law.

(c) Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

WITNESSETH

CONSTITUENT COMPANIES

1.	The constituent companies (as defined in the Companies Law) to the Merger are the Merging Company and the Company.

NAME OF THE SURVIVING COMPANY

2.	The name of the surviving company (as defined in the Companies Law) shall be Ku6 Media Co., Ltd..

REGISTERED OFFICE

3.	The Surviving Company shall have its registered office at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands.

AUTHORIZED AND ISSUED SHARE CAPITAL

4.	Immediately prior to the Effective Time (as defined below) the authorized share capital of Merging Company was US$50,000 divided into 1,000,000,000 shares with a par value of US$0.00005 each, of which one share was issued fully paid.

5.	Immediately prior to the Effective Time the authorized share capital of the Company was US$6,000,000 divided into 12,000,000,000 shares with a par value of US$0.00005 each, of which [●] shares were issued fully paid.

6.	The authorized share capital of the Surviving Company shall be US$50,000 divided into 1,000,000,000 shares with a par value of US$0.00005 each.

7.	At the Effective Time, and in accordance with the terms and conditions of the Agreement:

(a)	Each share in the Merging Company issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued and fully paid share with a par value of US$0.00005 each in the share capital of the Surviving Company.

(b)	Each share in the Company issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled and cease to exist in consideration for the right to receive US$0.0108 in cash per share without interest.

(c)	Each American Depositary Share, representing 100 shares in the Company (each, an “ADS” and collectively, the “ADSs”) issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares or Restricted Shares) shall be cancelled and cease to exist in consideration for the right to receive US$1.08 in cash per ADS without interest.

(d)	Each Excluded Share and ADSs representing Excluded Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, and no payment shall be made with respect thereto.

(e)	Each Restricted Share issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in exchange for the applicable payments or issuance of Surviving Company RS set forth in Section 2.04(c) of the Agreement.

(f)	Each of the Dissenting Shares of persons who have validly exercised and not withdrawn or lost their right to dissent from the Merger pursuant to Section 238 of the Companies Law shall be cancelled in exchange for a payment resulting from the procedure in section 238 of the Companies Law of the fair value of such shares.

8.	At the Effective Time, the rights and restrictions attaching to the shares of the Surviving Company are set out in the Amended and Restated Memorandum of Association and Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger.

EFFECTIVE TIME

9.	The Merger shall take effect on the date this Plan of Merger is registered by the Registrar of Corporate Affairs of the Cayman Islands (the “Effective Time”).

PROPERTY

10.	At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

11.	The Memorandum of Association and Articles of Association of the Surviving Company shall be amended and restated in the form attached as Appendix II to this Plan of Merger at the Effective Time.

DIRECTORS BENEFITS

12.	There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS OF THE SURVIVING COMPANY

13.	The names and addresses of the directors of the Surviving Company are as follows:

NAME	ADDRESS
[●]	[●]

SECURED CREDITORS

14. (a) the Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger, and

(b)	the Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

RIGHT OF TERMINATION

15.	This Plan of Merger may be terminated pursuant to the terms and conditions of the Agreement at any time prior to the Effective Time.

APPROVAL AND AUTHORIZATION

16.	This Plan of Merger has been approved by the board of directors of each of the Merging Company and the Company pursuant to section 233(3) of the Companies Law.

17.	This Plan of Merger has been authorized by the shareholders of each of the Merging Company and the Company pursuant to section 233(6) of the Companies Law.

COUNTERPARTS

18.	This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

This Plan of Merger shall be governed by and construed in accordance with the Laws of the Cayman Islands.

Each of the undersigned, being Directors of the Constituent Companies, has executed this Plan of Merger, which may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, on the date first above written.

For and on behalf of the Merging Company:

_______________________________________
[Name]
Director

For and on behalf of the Surviving Company:

_______________________________________
[Name]
Director

ANNEX B

Plan of Merger

THIS PLAN OF MERGER is made on [date].

BETWEEN

(1) Ku6 Acquisition Company Limited, an exempted company incorporated under the laws of the Cayman Islands on March 22, 2016, with its registered office situated at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (“Merging Company”); and

(2) Ku6 Media Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands on April 23, 2002, with its registered office situated at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Company” or the “Surviving Company” and together with Merging Company, the “Constituent Companies”).

WHEREAS

(a) Merging Company and the Company have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the “Agreement”) dated as of April 5, 2016 between the Merging Company and the Company, a copy of which is attached as Appendix I to this Plan of Merger and under the provisions of Part XVI of the Companies Law Cap.22 (Law 3 of 1961, as consolidated and revised) (the “Companies Law”), pursuant to which the Merging Company will merge with and into the Company and cease to exist and the Surviving Company will continue as the surviving company in the Merger.

(b) This Plan of Merger is made in accordance with section 233 of the Companies Law.

(c) Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

WITNESSETH

CONSTITUENT COMPANIES

1.	The constituent companies (as defined in the Companies Law) to the Merger are the Merging Company and the Company.

NAME OF THE SURVIVING COMPANY

2.	The name of the surviving company (as defined in the Companies Law) shall be Ku6 Media Co., Ltd..

REGISTERED OFFICE

3.	The Surviving Company shall have its registered office at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands.

AUTHORIZED AND ISSUED SHARE CAPITAL

4.	Immediately prior to the Effective Time (as defined below) the authorized share capital of Merging Company was US$50,000 divided into 1,000,000,000 shares with a par value of US$0.00005 each, of which one share was issued fully paid.

5.	Immediately prior to the Effective Time the authorized share capital of the Company was US$6,000,000 divided into 12,000,000,000 shares with a par value of US$0.00005 each, of which [●] shares were issued fully paid.

6.	The authorized share capital of the Surviving Company shall be US$50,000 divided into 1,000,000,000 shares with a par value of US$0.00005 each.

7.	At the Effective Time, and in accordance with the terms and conditions of the Agreement:

(a)	Each share in the Merging Company issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued and fully paid share with a par value of US$0.00005 each in the share capital of the Surviving Company.

(b)	Each share in the Company issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled and cease to exist in consideration for the right to receive US$0.0108 in cash per share without interest.

(c)	Each American Depositary Share, representing 100 shares in the Company (each, an “ADS” and collectively, the “ADSs”) issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares or Restricted Shares) shall be cancelled and cease to exist in consideration for the right to receive US$1.08 in cash per ADS without interest.

(d)	Each Excluded Share and ADSs representing Excluded Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, and no payment shall be made with respect thereto.

(e)	Each Restricted Share issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in exchange for the applicable payments or issuance of Surviving Company RS set forth in Section 2.04(c) of the Agreement.

(f)	Each of the Dissenting Shares of persons who have validly exercised and not withdrawn or lost their right to dissent from the Merger pursuant to Section 238 of the Companies Law shall be cancelled in exchange for a payment resulting from the procedure in section 238 of the Companies Law of the fair value of such shares.

8.	At the Effective Time, the rights and restrictions attaching to the shares of the Surviving Company are set out in the Amended and Restated Memorandum of Association and Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger.

EFFECTIVE TIME

9.	The Merger shall take effect on the date this Plan of Merger is registered by the Registrar of Corporate Affairs of the Cayman Islands (the “Effective Time”).

PROPERTY

10.	At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

11.	The Memorandum of Association and Articles of Association of the Surviving Company shall be amended and restated in the form attached as Appendix II to this Plan of Merger at the Effective Time.

DIRECTORS BENEFITS

12.	There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS OF THE SURVIVING COMPANY

13.	The names and addresses of the directors of the Surviving Company are as follows:

NAME	ADDRESS
[●]	[●]

SECURED CREDITORS

14. (a) the Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger, and

(b)	the Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

RIGHT OF TERMINATION

15.	This Plan of Merger may be terminated pursuant to the terms and conditions of the Agreement at any time prior to the Effective Time.

APPROVAL AND AUTHORIZATION

16.	This Plan of Merger has been approved by the board of directors of each of the Merging Company and the Company pursuant to section 233(3) of the Companies Law.

17.	This Plan of Merger has been authorized by the shareholders of each of the Merging Company and the Company pursuant to section 233(6) of the Companies Law.

COUNTERPARTS

18.	This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

This Plan of Merger shall be governed by and construed in accordance with the Laws of the Cayman Islands.

Each of the undersigned, being Directors of the Constituent Companies, has executed this Plan of Merger, which may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, on the date first above written.

For and on behalf of the Merging Company:

_______________________________________
[Name]
Director

For and on behalf of the Surviving Company:

_______________________________________
[Name]
Director

ANNEX C

Opinion of Duff & Phelps as Financial Advisor

Confidential Ku6 Media Co., Ltd. Building 6, Zhengtong Shidai Creative Center 18 Xibahe Xili, Chaoyang District Beijing, China, 100020	April 5, 2016

Dear Members of the Special Committee:

Ku6 Media Co., Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Ku6 Media” or the “Company”), has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the special committee of independent directors (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US$0.00005 per share, of the Company (each, a “Share” or collectively, the “Shares”), other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing 100 Shares (each, an “ADS” or collectively, the “ADSs”), other than the ADSs representing the Excluded Shares and the Restricted Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that the Company, Shanda Media Group Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and Ku6 Acquisition Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated April 4, 2016. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation, and in connection with such merger, each issued and outstanding Share (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) will be cancelled in consideration for the right to receive US$0.0108 in cash per Share without interest (the “Per Share Merger Consideration”), and each issued and outstanding ADS (other than ADSs representing the Excluded Shares and Restricted Shares) will be cancelled in consideration for the right to receive US$1.08 in cash per ADS without interest (the “Per ADS Merger Consideration”, and together with the Per Share Merger Consideration, the “Merger Consideration”) (collectively, the “Proposed Transaction”). The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.

For purposes of this Opinion, (i) “Excluded Shares” shall mean, collectively, the Shares (including ADSs corresponding to such Shares) beneficially owned (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934) by Parent, Shares held by the Company or any of its subsidiaries (if any) and Shares (including ADSs corresponding to such Shares) held by the Depositary (as defined in the Merger Agreement) and reserved for issuance and allocation pursuant to the Equity Compensation Plans (as defined in the Merger Agreement); (ii) “Dissenting Shares” shall have the meaning set forth in the Merger Agreement; and (iii) “Restricted

Shares” shall mean each restricted Share (including Shares represented by ADSs) issued by the Company under the Equity Compensation Plans.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of this Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	The Company’s annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2013 and December 31, 2014; and the Company’s unaudited financial statements for the year ended December 31, 2015 included in the Company’s Form 6-K filed with the SEC;

b.	A detailed financial projection model for the years ending December 31, 2016 through 2025, prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied, with your consent, in performing its analysis (the “Management Projections”);

c.	Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Duff & Phelps by management of the Company;

d.	A letter dated March 21, 2016 from the management of the Company, which made certain representations as to the Management Projections and the underlying assumptions for the Company (the “Management Representation Letter”); and

e.	Documents related to the Proposed Transaction, including the Merger Agreement;

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.	Discussed with Company management its plans and intentions with respect to the management and operation of the business;

4.	Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

5.	Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and a review of premiums paid in selected transactions that Duff & Phelps deemed relevant; and

6.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed necessary or appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s and the Special Committee’s consent:

1.	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information (or assume any responsibility or liability for independently verifying such information);

2.	Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.	Assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no view or opinion with respect to such estimates, evaluations, forecasts or projections or their underlying assumptions;

4.	Assumed that the information relating to the Company and the Proposed Transaction supplied by the Company to Duff & Phelps, and the representations made by Company management regarding the Company and the Proposed Transaction in the Management Representation Letter, are complete and accurate in all material respects, did not and does not omit to state a material fact in respect of the Company and the Proposed Transaction necessary to make the information not misleading in light of the circumstances under which the information was provided;

5.	Assumed that the representations and warranties made by all parties in the Merger Agreement and in the Management Representation Letter are true and correct and that each party to the Merger Agreement will fully and timely perform all covenants, undertakings and obligations required to be performed by such party;

6.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form, including the Merger Agreement, conform in all material respects to the drafts reviewed;

7.	Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

8.	Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects with all applicable laws; and

9.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any undue delay, limitation, restriction or condition that would have a material effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon for any purpose. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction and as to which Duff & Phelps does not express any view or opinion in this Opinion, including as to the reasonableness of such assumptions.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff

& Phelps disclaims any undertaking or obligation to (i) advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof or (ii) update, revise or reaffirm this Opinion after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets, properties or liabilities (contingent or otherwise) of the Company. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, reasonably be negotiated among the parties to the Merger Agreement and the Proposed Transaction, or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Shares or ADSs (or anything else) after the announcement or the consummation of the Proposed Transaction (or any other time). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. Duff & Phelps expressly disclaims any responsibility or liability in this regard.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by the Company’s officers, directors, or employees, or any class of such persons, relative to the Merger Consideration, or with respect to the fairness of any such compensation. In addition, this Opinion does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Shares (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) and the holders of ADSs (other than ADSs representing the Excluded Shares and the Restricted Shares).

This Opinion is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ written consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee or any shareholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter among Duff & Phelps, Duff & Phelps Securities, LLC (“DPS”), the Company, and the Special Committee dated February 27, 2016 (the “Engagement Letter”). This Opinion is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

DPS has acted as a financial advisor to the Special Committee (solely in its capacity as the Special Committee) providing such financial and market related advice and assistance as requested by the Special Committee in connection with the Proposed Transaction, and will receive a fee for such services. In addition, pursuant to the Engagement Letter, the Company has agreed to reimburse certain expenses of Duff & Phelps and DPS (subject to a cap) and to indemnify Duff & Phelps and DPS for certain liabilities. Duff & Phelps has acted as a financial advisor to the Special Committee (solely in its capacity as the Special Committee) and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon execution of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ rendering of its Opinion and a portion of Duff & Phelps’ fee is payable upon the filing of a definitive proxy statement. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof, the Merger Consideration to be received by the holders of Shares (other than the Excluded Shares, the Restricted Shares, the Dissenting Shares and Shares represented by ADSs) and the holders of ADSs (other than ADSs representing the Excluded Shares and the Restricted Shares) in the Proposed Transaction is fair from a financial point of view to such holders (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

/s/ Duff & Phelps, LLC

Duff & Phelps, LLC

ANNEX D

Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238

Companies Law (2013 Revision)

Rights of dissenters

238. (1) A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation.

(2)	A member who desires to exercise his entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

(3)	An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the merger or consolidation is authorised by the vote.

(4)	Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.

(5)	A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of his decision to dissent, stating-

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents; and

(c)	a demand for payment of the fair value of his shares.

(6)	A member who dissents shall do so in respect of all shares that he holds in the constituent company.

(7)	Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of his shares and the rights referred to in subsections (12) and (16).

(8)	Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money forthwith.

(9)	If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires-

(a)	the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

(b)	the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

D-1

(10)	A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed , the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

(11)	At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

(12)	Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

(13)	The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced , whether the company is incorporated under the laws of the Islands or not.

(14)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

(15)	Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.

(16)	The enforcement by a member of his entitlement under this section shall exclude the enforcement by the member of any right to which he might otherwise be entitled by virtue of his holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

D-2

ANNEX E

Directors and Executive Officers of Each Filing Person (Other Than Natural Persons)

1. Directors and Executive Officers of the Company

Ku6 Media Co., Ltd. is an exempted company with limited liability incorporated under the laws of the Cayman Islands. The Company’s principal executive offices are located at Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, The People’s Republic of China. The Company’s telephone number at this address is +86-10-5758-6813 and its fax number is +86-10-5758-6834.

During the last five years, none of the Company or any of its directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Set forth below for each director and executive officer of the Company is his respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the employment history of each such director and executive officer. Unless otherwise indicated, the business address of each director and executive officer is c/o Ku6 Media Co., Ltd., Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, People’s Republic of China.

Name	Business Address	Present Principal Employment	Principal Business of Organization	Citizenships
Feng Gao	Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing, PRC	Chief Executive Officer	Ku6 Media Co., Ltd.	PRC
Robert Chiu	8 Stevens Road, Singapore 257819	President	Shanda Group	PRC
Mingfeng Chen	8 Stevens Road, Singapore 257819	Partner	Shanda Capital	PRC
Jason (Zhensong) Ma	Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing, PRC	Acting Chief Financial Officer	Ku6 Media Co., Ltd.	PRC
Qingmin Dai	No. 81 South Qinzhou Road, Shanghai, PRC	Deputy Editor in Chief	Shanghai Moneyweekly Magazine	PRC
Yong Gui	No. 220, Handan Rd., Department of Sociology, Fudan University, Shanghai, PRC	Deputy Dean	Fudan University’s Department of Sociology	PRC
Jun Deng	Unit 1628, 13th floor, Wang Jing Yuan 602, Chaoyang District, Beijing, PRCs	Director	CEEP (Beijing) Investment Co., Ltd.	PRC

Feng Gao. Mr. Gao has served as the chairman of our board of directors since May 2015 and as our president since December 2014, and acted as our senior vice president of strategic cooperation and the senior vice president of business development since September 2011. From September 2005 to October 2011, Mr. Gao served as industry cooperation director of Shanda Online and Shanda Computer, assistant president in Hurray! Holding and chief executive officer in Beijing Sun Shine Culture Communication Co., Ltd. since he joined Shanda Group in 2005.

Prior to that, Mr. Gao served at Novell, a U.S.-based company, as its China pre-sale engineer, China product marketing manager, China channel marketing manager and partner manager of the Asia Pacific region. Mr. Gao was an engineer in the Chinese Academy of Sciences in the early years. Mr. Gao received a bachelor’s degree in computer science from Beijing Computer College.

Robert Chiu. Mr. Chiu has served on our board of directors since June 2013. Mr. Chiu joined Shanda Group in November 2012 and is the president of Shanda Group. He was also the chairman and chief executive officer of Cloudary Corporation from December 2013 to November 2014. Prior to joining Shanda, Mr. Chiu held a number of senior positions at Bank of America Merrill Lynch, including serving as a managing director and the head of Asia Pacific Technology, Media and Telecom Investment Banking team and as the chairman of Merrill Lynch Capital Markets (Taiwan) Limited from June 2004 to November 2012. Before joining Merrill Lynch, Mr. Chiu worked at Morgan Stanley and Goldman Sachs in their New York, Menlo Park and Hong Kong offices. Mr. Chiu currently also serves as vice chairman of the Copyright Society of China. Mr. Chiu graduated with a master of management degree from the Kellogg Graduate School of Management, Northwestern University, with a Fulbright Scholarship in 1998.

Mingfeng Chen. Mr. Chen has served on our board of directors since June 2015. He also has served as a partner of Shanda Capital since November 2014. Prior to that, Mr. Chen served as the vice president of Cloudary Corporation from April 2010 to November 2014 and as an associate director in the legal department of Shanda Interactive from 2003 to 2010. Prior to joining Shanda Interactive, Mr. Chen worked in the legal department of Lifan Industry (Group). Mr. Chen holds a bachelor’s degree in law from Southwest University of Political Science & Law.

Jason (Zhensong) Ma. Mr. Ma has served as our director and acting chief financial officer since May 2015. He has also served as the director of internal audit of Shanda Interactive since July 2007. Prior to that, Mr. Ma served as the internal control director at APP CHINA and Sinar Mas Group from 2006 to 2007 and as the finance director of Shanghai Jiahai Investment from 2002 to 2006. Mr. Ma was a certified public accountant at Zhengdexin CPA Firm from 1996 to 2002. Mr. Ma has also been a certified public accountant and a certified internal auditor since 2005. Mr. Ma received a bachelor’s degree in mathematics from Northwest Institute for Nationalities.

Qingmin Dai. Mr. Dai has served on our board of directors since December 2014. He is the principal founder and has served as deputy chairman of the board of Shanghai Jiyuan Finance (Group) Co., Ltd, which was founded in 2010 and is the first listed finance management service company in Shanghai Equity Exchange (SEE: 100028). Mr. Dai has served as deputy chief editor of Moneyweekly and engaged in editing, publishing, distributing and operating of Moneyweekly since 2003. Prior to that, Mr. Dai was executive editor and chief editor of Shanghai Morning Post and Shanghai Evening Post in Jiefang Daily Group and was director of the Department of Website Construction of www.stockstar.com. Mr. Dai graduated with a master degree of international politics from Fudan University.

Yong Gui. Mr. Gui has served on our board of directors since December 2014. He is a deputy dean, professor and Ph.D. supervisor at Fudan University’s Department of Sociology. He also serves in various managerial and academic roles including council member, deputy director of the “Economic Sociology Special Committee,” council member of “Social Network and Social Capital Special Committee” of China Sociological Association and vice general secretary of Shanghai Sociology Association. Mr. Gui received his bachelor’s and master’s degree in sociology and a doctoral degree in economics from Fudan University.

Jun Deng. Ms. Deng has served on our board of directors since September 2015. She was a founder of CEEP (Beijing) Investment Co., Ltd. and has served as its legal director and executive director since 2012. Prior to that, Ms. Deng practiced law at Beijing Dadu Law Firm from 2000 to 2003, at Mishcon de Reya from 2004 to 2005, and at Beijing Dacheng Law Firm from 2006 to 2011. Ms. Deng worked at the Research and Development Center for SourthWest Securities from 1997 to 2000 as an analyst covering pharmaceutical industry and health care sector. Ms. Deng received a master of business administration degree from Oxford University in 2004, a master’s degree in law from Peking (Beijing) University in 2003 and a bachelor’s degree from Beijing Medical University (Peking University Health Science Centre) in 1996.

2. Directors and Executive Officers of Parent

Parent is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Shanda. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

The name, business address, present principal employment and citizenship of the sole director of Parent are set forth below. As of the date of this proxy statement, Parent does not have any executive officers.

Name	Business Address	Present Principal Employment	Citizenship
Tianqiao Chen	8 Stevens Road, Singapore 257819	Chairman and Chief Executive Officer	PRC

During the last five (5) years, none of Parent or its director has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

3. Directors and Executive Officers of Merger Sub

Merger Sub, is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the Transactions contemplated by such agreements. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

The name, business address, present principal employment and citizenship of the sole director of Merger Sub are set forth below. As of the date of this proxy statement, Merger Sub does not have any executive officers.

Name	Business Address	Present Principal Employment	Citizenship
Tianqiao Chen	8 Stevens Road, Singapore 257819	Chairman and Chief Executive Officer	PRC

During the last five (5) years, none of Merger Sub or its director has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

4. Directors and Executive Officers of Shanda Media Limited

Shanda Media Limited is a company incorporated under the laws of the British Virgin Islands and is wholly owned by Mr. Chen. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

The name, business address, present principal employment and citizenship of the sole director of Shanda Media Limited are set forth below. As of the date of this proxy statement, Shanda Media Limited does not have any executive officers.

Name	Business Address	Present Principal Employment	Citizenship
Tianqiao Chen	8 Stevens Road, Singapore 257819	Chairman and Chief Executive Officer	PRC

During the last five (5) years, none of Shanda Media Limited or its director has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

5. Directors and Executive Officers of Premium Lead

Premium Lead is a company incorporated under the laws of the British Virgin Islands a 70% owned subsidiary of Shanda Media Limited. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

The name, business address, present principal employment and citizenship of the directors of Premium Lead are set forth below. As of the date of this proxy statement, Premium Lead does not have any executive officers.

Name	Business Address	Present Principal Employment	Citizenship
Tianqiao Chen	8 Stevens Road, Singapore 257819	Chairman and Chief Executive Officer	PRC
Chrissy Qian Qian Luo	8 Stevens Road, Singapore 257819	Vice Chairman	Singapore

During the last five (5) years, none of Premium Lead or its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

6. Directors and Executive Officers of Shanda

Shanda is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Premium Lead. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

The name, business address, present principal employment and citizenship of the directors and executive officers of Shanda are set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Tianqiao Chen	8 Stevens Road, Singapore 257819	Chairman and Chief Executive Officer	PRC
Chrissy Qian Qian Luo	8 Stevens Road, Singapore 257819	Vice President	Singapore

During the last five (5) years, none of Shanda or its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

7. Directors and Executive Officers of Shanda Pictures

Shanda Pictures is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

The name, business address, present principal employment and citizenship of the sole director of Shanda Pictures are set forth below. As of the date of this proxy statement, Shanda Pictures does not have any executive officers.

Name	Business Address	Present Principal Employment	Citizenship
Tianqiao Chen	8 Stevens Road, Singapore 257819	Chairman and Chief Executive Officer	PRC

During the last five (5) years, none of Shanda Pictures or its director has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

8. Directors and Executive Officers of Shanda Media

Shanda Media is a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Shanda Pictures. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

The name, business address, present principal employment and citizenship of the directors of Shanda Media are set forth below. As of the date of this proxy statement, Shanda Media does not have any executive officers.

Name	Business Address	Present Principal Employment	Citizenship
Tianqiao Chen	8 Stevens Road, Singapore 257819	Chairman and Chief Executive Officer	PRC
Chrissy Qian Qian Luo	8 Stevens Road, Singapore 257819	Vice President	Singapore

During the last five (5) years, none of Shanda Media or its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

9. Directors and Executive Officers of Shanda Group

Shanda Group is a private limited company incorporated under the laws of Singapore. Each of the other members of the Buyer Group is affiliated with Shanda Group. Its business address or principal office is located at 8 Stevens Road, Singapore 257819. Its telephone number at this address is +65-6361-0971.

The name, business address, present principal employment and citizenship of the directors and officers of Shanda Group are set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Tianqiao Chen	8 Stevens Road, Singapore 257819	Chairman and Chief Executive Officer	PRC
Robert Chiu	8 Stevens Road, Singapore 257819	President	PRC

During the last five (5) years, none of Shanda Group or its directors or officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

FORM OF PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
Ku6 Media Co., Ltd.

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 8, 2016
(OR AT ANY ADJOURNMENT THEREOF)

The undersigned1, ___________________________________ [insert name] of _____________________________ _________________________ [insert address], being a shareholder of _________________2 ordinary shares of Ku6 Media Co., Ltd., a Cayman Islands company (the “Company”), hereby acknowledges receipt of the notice of extraordinary general meeting of shareholders (the “Notice”) and proxy statement (the “Proxy Statement”) (either through the Internet or paper or email copy), each dated June 8, 2016, and hereby appoints _______________3 or, failing whom, the chairman of the Meeting (as defined below), as our proxy, with full power to him or her, on behalf and in the name of the undersigned, to represent the undersigned at the extraordinary general meeting of shareholders of the Company to be held on July 8, 2016 at 10:00 a.m., Hong Kong time, at the offices of Davis Polk & Wardwell, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong, and at any adjournment thereof (the “Meeting”), and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below (i) as specified by the undersigned below and (ii) in the discretion of such proxy upon such other business as may properly come before the Meeting, all as set forth in the Notice and in the Proxy Statement previously furnished to the undersigned either through the Internet or paper or email copy.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the following proposals:

PROPOSAL NO. 1: As a special resolution, authorize and approve the Agreement and Plan of Merger, dated as of April 5, 2016 (as may be amended from time to time, the “Merger Agreement”), among the Company, Shanda Investment Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and Ku6 Acquisition Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”) (the Merger Agreement being in the form attached as Annex A to the Proxy Statement and to be produced and made available for inspection at the Meeting), the plan of merger (the “Plan of Merger”) required to be registered with the Registrar of Companies in the Cayman Islands (the Plan of Merger being in the form attached as Annex B to the Proxy Statement and to be produced and made available for inspection at the Meeting) in order to give effect to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company and becoming a wholly owned subsidiary of Parent (the “Merger”), and any and all transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”), including the Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL NO. 2: As a special resolution, authorize the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL NO. 3: If necessary, as an ordinary resolution, instruct the chairman of the Meeting to adjourn the Meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the Meeting to pass the special resolutions to be proposed at the Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATE: , 2016

SHAREHOLDER NAME:

Signature

This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears on the register of members of the Company, and returned promptly in the enclosed envelope or to us at Attention: Legal Counsel, Building 6, Zhengtongchuangyi Centre, No. 18, Xibahe Xili, Chaoyang District, Beijing 100028, People’s Republic of China. In the case of joint holders, all holders should sign on this proxy.

Please date, sign and mail this proxy card back as soon as possible to ensure receipt by us before July 7, 2016.

Notes:

1.	Full name(s) and address (es) to be inserted in BLOCK CAPITALS.

2.	Please insert the number of shares registered in your name(s) to which the proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares of the Company registered in your name(s).

3.	If no name is inserted, a shareholder is deemed to have nominated the Chairman of the Meeting as proxy. You are entitled to appoint a proxy to attend and vote in your stead. Your proxy need not be a member of the Company but must attend the Meeting in person to represent you.

4.	IMPORTANT: IF YOU WISH TO VOTE FOR ANY PROPOSALS, TICK THE APPROPRIATE BOXES MARKED “FOR.” IF YOU WISH TO VOTE AGAINST ANY PROPOSALS, TICK THE APPROPRIATE BOXES MARKED “AGAINST.” Abstentions by holders of ordinary shares will count towards the quorum but are not included in the determination of the number of votes cast and are not counted as votes for or against a proposal. Your proxy will be entitled to vote at his/her discretion on any proposal properly put to the Meeting other than those referred to in the Notice.

5.	This form of proxy must be executed under the hand of the appointer or his attorney duly authorized in writing, or if the appointer is a corporation under the hand of an officer or attorney duly authorized in that behalf.

6.	In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holder(s), and for this purpose seniority will be determined by the order in which the names stand in the Register of Members of the Company.

7.	Completion and delivery of this form of proxy will not preclude you from attending and voting at the Meeting if you so wish. Any proxy given by you may be revoked by you at any time before its use by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Company (Attention: Legal Counsel) or, by attending the Meeting and voting in person. Attendance at the Meeting in and of itself does not revoke a prior proxy. A written notice of revocation, if delivered, must be received by the Company before July 7, 2016.

FORM OF DEPOSITARY’S NOTICE

Time Sensitive Materials

Depositary’s Notice of

Extraordinary General Meeting of Shareholders of

Ku6 Media Co., Ltd.

ADSs:	American Depositary Shares evidenced by American Depositary Receipts (“ADRs”).
ADS CUSIP No.:	48274B103; 48274B988; 48274B996.
ADS Record Date:	June 9, 2016.
Meeting Specifics:	Extraordinary General Meeting of Shareholders to be held on July 8, 2016 at 10: 00 A.M. (Hong Kong time) at the offices of Davis Polk & Wardwell, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong, and any adjournment thereof (the “Meeting”).
Meeting Agenda:	Please refer to the Company’s Notice of Meeting enclosed.
ADS Voting Instructions Deadline:	10: 00 A.M. (New York City time) on July 6, 2016.
Deposited Securities:	Ordinary Shares, Par Value US$0.00005 per Share, of Ku6 Media Co., Ltd., a company incorporated and existing under the laws of the Cayman Islands (the “Company”).
ADS Ratio:	100 ordinary shares to 1 ADS.
Depositary:	Citibank, N.A.
Custodian of Deposited Securities:	Citibank, N.A. - Hong Kong.
Deposit Agreement:	Deposit Agreement, dated as of February 8, 2005, as amended from time to time by and among the Company, the Depositary and all Holders and Beneficial Owners.

To be counted, your Voting Instructions need to be received by the Depositary prior to 10:00 A.M. (New York City time) on July 6, 2016.

Note that if you do not timely return the Voting Instructions to the Depositary, the Deposited Securities represented by your ADSs may nevertheless be voted upon the terms set forth in the Deposit Agreement.

The Company has announced that the Meeting will be held at the date, time and location identified above. A copy of the Notice of Meeting from the Company which includes the agenda for the Meeting is enclosed.*

Holders of ADSs wishing to give voting instructions to the Depositary must sign, complete and return the enclosed Voting Instructions prior to the ADS Voting Instructions Deadline in the enclosed pre-addressed envelope.

Upon timely receipt of signed and completed Voting Instructions from a Holder of ADSs, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement and the Deposited Securities, and the current Memorandum and Articles of Association of the Company, to vote, or cause the Custodian to vote (by means of the appointment of a proxy or otherwise) the Deposited Securities in respect of which Voting Instructions have been received in accordance with the instructions contained therein.

Please note that, the ADS Depositary has advised us that, pursuant to Section 4.10 of the Deposit Agreement, it will not vote or attempt to exercise the right to vote any Shares other than in accordance with signed voting instructions from the relevant ADS holder and, accordingly, Shares represented by ADSs for which no timely voting instructions are received by the ADS Depositary will not be voted.

Please further note that, if the Depositary timely receives Voting Instructions from an ADS Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the proposals set forth in such Voting Instructions. The Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at the Meeting. If the Depository receives Voting Instructions to “abstain”, such Deposited Securities represented by such holders of ADSs shall not be included in the determination of the number of votes cast and shall not be counted as votes for or against a proposal.

Please also note that Voting Instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.

Furthermore, in accordance with and subject to the terms of Section 3.5 of the Deposit Agreement, the Company may restrict transfers of the shares, or the ADSs representing such shares, where such transfer might result in ownership of the shares, or the ADSs representing such shares, exceeding the limits imposed by applicable law or the current Memorandum and Articles of Association of the Company. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the removal or limitation of voting rights.

The information contained herein with respect to the Meeting has been provided by the Company. Citibank, N.A. is forwarding such information to you solely as Depositary and in accordance with the terms of the Deposit Agreement and disclaims any responsibility with respect to the accuracy of such information. Citibank, N.A. does not, and shall not be deemed to, express any opinion with respect to the proposals to be considered at the Meeting. The rights and obligations of Holders and Beneficial Owners of ADSs, the Company and the Depositary are set forth in their entirety in the Deposit Agreement and summarized in the ADRs. If you wish to receive a copy of the Deposit Agreement, please contact the Depositary at the number set forth below.

If you have any questions about the way in which Voting Instructions may be delivered to the Depositary, please contact Citibank, N.A. - ADR Shareholder Services at 1-877-CITI-ADR (1-877-248-4237).

Citibank, N.A., as Depositary

* As set forth in the Deposit Agreement, Holders of record of ADSs as of the close of business on the ADS Record Date will be entitled, subject to applicable provisions of any applicable law and the current Memorandum and Articles of Association of the Company, and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holders’ ADSs.

FORM OF ADS VOTING INSTRUCTIONS CARD

Extraordinary General Meeting of Shareholders
The Voting Instructions must be signed, completed and received at the indicated address prior to
10:00 a.m. (New York City time) on July 6, 2016 (“ADS Voting Instructions Deadline’) for action to be taken.
VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES
Ku6 Media Co., Ltd. (the “Company”)
ADS CUSIP No.:	48274B103; 48274B988; 48274B996.
ADS Record Date:	June 9, 2016.
Meeting Specifics:	Extraordinary General Meeting of Shareholders to be held on July 8, 2016 at 10:00 A.M. (Hong Kong time) at the offices of Davis Polk & Wardwell, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong (the "Meeting").
Meeting Agenda:	Please refer to the Company's Notice of Meeting enclosed herewith.
Depositary:	Citibank, N.A.
Deposit Agreement:	Deposit Agreement, dated as of February 8, 2005, as amended from time to time.
Deposited Securities:	Ordinary Shares, Par Value US$0.00005 per Share, of the Company.
Custodian(s):	Citibank, N.A. - Hong Kong.

The undersigned holder, as of the ADS Record Date, of the American Depositary Receipt(s) (the “ADRs”) issued under the Deposit Agreement and evidencing the American Depositary Shares identified above (such American Depositary Shares, the "ADSs"), hereby authorizes and directs the Depositary to cause to be voted at the Meeting the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.
Please note that, the ADS Depositary has advised us that, pursuant to Section 4.10 of the Deposit Agreement, it will not vote or attempt to exercise the right to vote any Shares other than in accordance with signed voting instructions from the relevant ADS holder and, accordingly, Shares represented by ADSs for which no timely voting instructions are received by the ADS Depositary will not be voted.
Please further note that, if the Depositary timely receives Voting Instructions from an ADS Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the proposals set forth in such Voting Instructions. The Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at the Meeting. If the Depository receives Voting Instructions to "abstain", such Deposited Securities represented by such holders of ADSs shall not be included in the determination of the number of votes cast and shall not be counted as votes for or against a proposal.
Please also note that Voting Instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.
Furthermore, in accordance with and subject to the terms of Section 3.5 of the Deposit Agreement, the Company may restrict transfers of the shares, or the ADSs representing such shares, where such transfer might result in ownership of the shares, or the ADSs representing such shares, exceeding the limits imposed by applicable law or the current Memorandum and Articles of Association of the Company. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the removal or limitation of voting rights.
Please indicate on the reverse side hereof how the Deposited Securities are to be voted.
The Voting Instructions must be marked, signed and returned on time in order to be counted.
By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein.

Proposals:

1. As a special resolution:

THAT the Agreement and Plan of Merger, dated as of April 5, 2016 (as may be amended from time to time, the “Merger Agreement”), among the Company, Shanda Investment Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and Ku6 Acquisition Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”) (the Merger Agreement being in the form attached as Annex A to the accompanying proxy statement and to be produced and made available for inspection at the extraordinary general meeting), the plan of merger (the “Plan of Merger”) required to be registered with the Registrar of Companies in the Cayman Islands (the Plan of Merger being in the form attached as Annex B to the accompanying proxy statement and to be produced and made available for inspection at the extraordinary general meeting) in order to give effect to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company (the “Surviving Company”) and becoming a wholly owned subsidiary of Parent (the “Merger”), and any and all transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”), including the Merger, be authorized and approved;

2. As a special resolution:

THAT the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; and

3. If necessary, as an ordinary resolution:

THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

The Depositary has been advised by the Company that its Board of Directors recommends a FOR vote for all resolutions.

A Proposals	Ku6 Media Co., Ltd.

	For	Against	Abstain
NO. 1	☐	☐	☐
NO. 2	☐	☐	☐
NO. 3	☐	☐	☐

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give Voting Instructions "FOR" the unmarked issue.

If these Voting Instructions are signed and timely returned to the Depositary but multiple specific directions as to voting are marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give an "ABSTAIN" Voting Instruction for such issue.

Abstentions by holders of ADSs shall not be included in the determination of number of votes cast and shall not be counted as votes for or against a proposal.

Please be sure to sign and date this Voting Instruction Card.

Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. In the case of joint holders, all holders should sign on the Voting Instructions. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.

Signature 1 - Please keep signature within the line _____________________________	Signature 2 - Please keep signature within the line _____________________________	Date (mm/dd/yyyy) _________/________/__________